Exhibit 10.7

EXECUTION VERSION

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

between

NATIONAL MEDICAL CARE, INC.

as Seller

and

NMC FUNDING CORPORATION

as Purchaser

Dated as of August 11, 2021

TABLE OF CONTENTS

		Page

Article I
DEFINITIONS

SECTION 1.1.	Certain Defined Terms	1
SECTION 1.2.	Other Terms	10
SECTION 1.3.	Computation of Time Periods	10

Article II
PURCHASE AND SETTLEMENTS

SECTION 2.1.	Purchases of Receivables; Agreement to Purchase	11
SECTION 2.2.	Payment for the Purchases	12
SECTION 2.3.	Purchase Price Credit Adjustments	14
SECTION 2.4.	Payments and Computations, Etc	14
SECTION 2.5.	Transfer of Records to Purchaser	14
SECTION 2.6.	Protection of Ownership Interest of the Purchaser	15
SECTION 2.7.	Additional Transferring Affiliates	16
SECTION 2.8.	Letters of Credit	16

Article III
REPRESENTATIONS AND WARRANTIES

SECTION 3.1.	Representations and Warranties of the Seller	17
SECTION 3.2.	Reaffirmation of Representations and Warranties by the Seller	22

Article IV
CONDITIONS PRECEDENT

SECTION 4.1.	Conditions Precedent to Closing	22
SECTION 4.2.	Conditions Precedent to Purchases	22

Article V
COVENANTS

SECTION 5.1.	Affirmative Covenants of Seller	23
SECTION 5.2.	Negative Covenants of the Seller	28

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-ii-

EXHIBITS

EXHIBIT A	[RESERVED]

EXHIBIT B	[RESERVED]

EXHIBIT C	[RESERVED]

EXHIBIT D	Form of Special Account Letter

EXHIBIT E	Form of Subordinated Note

EXHIBIT F	List of Actions and Suits

EXHIBIT G	Location of Records

EXHIBIT H	List of Seller’s Subsidiaries, Divisions and Tradenames

EXHIBIT I	Form of Transferring Affiliate Letter

EXHIBIT J	List of Transferring Affiliates, Chief Executive Offices of Transferring Affiliates and Tradenames

EXHIBIT K	Form of Account Agent Agreement

-iii-

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) dated as of August 11, 2021, is entered into by and between NATIONAL MEDICAL CARE, INC., a Delaware corporation, as seller (the “Seller”), and NMC FUNDING CORPORATION, a Delaware corporation, as purchaser (the “Purchaser”).

PRELIMINARY STATEMENTS

WHEREAS, the Seller and the Purchaser are parties to that certain Second Amended and Restated Receivables Purchase Agreement dated as of January 17, 2013 (as amended prior to the date hereof, the “Existing Receivables Purchase Agreement”); and

WHEREAS, the parties hereto desire to amend and restate the Existing Receivables Purchase Agreement in its entirety.

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the TAA. As used in this Agreement, the following terms shall have the following meanings:

“Account Agent Agreement” means an agreement in substantially the form of Exhibit K hereto.

“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties).

“Affected Assets” means, collectively, the Receivables and the Related Security, Collections and Proceeds relating thereto.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

“Aggregate Unpaids” has the meaning specified in the TAA.

“Agreement” has the meaning specified in the Preamble hereto.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §101 et seq., as amended.

“Base Rate” has the meaning specified in the TAA.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Seller or any ERISA Affiliate of the Seller is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.

“Business Day” means any day excluding Saturday, Sunday and any day on which banks in New York, New York are authorized or required by law to close.

“CHAMPUS/VA” means, collectively, (i) the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering retirees and dependents of a member or a former member of a uniformed service, provided, financed and supervised by the United States Department of Defense and established by 10 USC §1071 et seq. and (ii) the Civilian Health and Medical Program of Veterans Affairs, a program of medical benefits covering dependents of veterans, administered by the United States Veterans’ Administration and Department of Defense and established by 38 USC §1713 et seq.

“CHAMPUS/VA Regulations” means collectively, all regulations of the Civilian Health and Medical Program of the Uniformed Services and the Civilian Health and Medical Program of Veterans Affairs, including (a) all federal statutes (whether set forth in 10 USC 1071, 38 USC 1713 or elsewhere) affecting CHAMPUS/VA; and (b) all applicable provisions of all rules, regulations (including 32 CFR 199 and 38 CFR 17.54), manuals, orders, and administrative, reimbursement and other guidelines of all governmental authorities (including, without limitation, HHS, the Department of Defense, the Veterans’ Administration, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

“Closing Date” means August 11, 2021.

“CMS” means the Centers for Medicare and Medicaid Services, formerly known as the Health Care Financing Administration, an agency of the HHS charged with administering and regulating, among other things, certain aspects of Medicaid and Medicare and any successor agency or agencies charged with such responsibilities.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” has the meaning specified in the TAA.

“Collection Agent” means at any time the Person then authorized pursuant to Section 6.1 of the TAA to service, administer and collect Receivables.

“Collection Date” means the date on which the TAA shall be terminated in accordance with its terms and all of the Aggregate Unpaids thereunder paid in full.

“Commercial Obligor” means any Obligor referred to in clause (C) or (E) of the definition of “Obligor”.

“Concentration Account” has the meaning specified in the TAA.

“Concentration Account Agreement” has the meaning specified in the TAA.

“Concentration Account Bank” has the meaning specified in the TAA.

“Concentration Account Notice” has the meaning specified in the TAA.

“Confidential Information” has the meaning specified in Section 5.1(d).

“Credit and Collection Policy” shall mean the Seller’s credit and collection policy or policies and practices, relating to Contracts and Receivables existing on the date hereof and as modified from time to time in compliance with Section 5.2(c).

“Designated Account Agent” means, in the case of any Originating Entity, an Affiliate thereof that (i) is, directly or indirectly, a wholly-owned Subsidiary of FMCH, (ii) has agreed to maintain a deposit account for the benefit of such Originating Entity to which Obligors in respect of such Originating Entity have been directed to remit payments on Receivables, and (iii) shall have executed and delivered to the Purchaser an Account Agent Agreement.

“Eligible Receivable” has the meaning set forth in the TAA, except that, for purposes of this Agreement (a) the criteria listed in clause (ii) of the definition of Eligible Receivable in the TAA shall not be applicable and (b) references in clauses (iii) and (v) of such definition in the TAA to “the time of the initial creation of an interest therein hereunder” shall instead be deemed to mean and refer to “the time such Receivable was sold or transferred by the Seller to the Purchaser hereunder.”

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code (as in effect from time to time, the “Code”)) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

“Event of Bankruptcy” means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankruptcy or insolvent, or seeking liquidation, winding up, reorganization, arrangements, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation (or other business entity), such Person or any Subsidiary shall take any corporate (or analogous) action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

“Finance Charges” means, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

“FME KGaA” means Fresenius Medical Care AG & Co. KGaA, a partnership limited by shares organized and existing under the laws of the Federal Republic of Germany and its successors and permitted assigns.

“FME KGaA Credit Facility” shall have the meaning specified in the TAA.

“FMCH” means Fresenius Medical Care Holdings, Inc., a New York corporation, and its successors and permitted assigns.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

“Guaranty” means, with respect to any Person any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

“HHS” means the Department of Health and Human Services, an agency of the Federal Government of the United States.

“Hospital Obligor” means any Obligor referred to in clause (D) of the definition of “Obligor” contained in this Section 1.1 hereof.

“Indebtedness” or “indebtedness” means, with respect to any Person and without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person’s business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations in respect of leases as determined under IFRS and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

“Indemnified Amounts” has the meaning specified in Section 8.1 hereof.

“Indemnified Parties” has the meaning specified in Section 8.1 hereof.

“Intermediate Concentration Account” has the meaning specified in the TAA.

“Intermediate Concentration Account Agreement” has the meaning specified in the TAA.

“Intermediate Concentration Account Bank” has the meaning specified in the TAA.

“Intermediate Concentration Account Notice” has the meaning specified in the TAA.

“Investor Report” has the meaning specified in the TAA.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

“L/C Issuer” has the meaning specified in the TAA.

“Letter of Credit” has the meaning specified in the TAA.

“Letter of Credit Application” has the meaning specified in the TAA.

“Material Adverse Effect” means a material adverse effect on any of (i) the collectibility or enforceability of a material portion of the Receivables or Related Security, (ii) the ability of the Seller or any other Originating Entity to charge or collect a material portion of the Receivables or Related Security, (iii) the ability of (A) the Seller or any other Originating Entity to perform or observe in any material respect any provision of this Agreement or any other Transaction Document to which it is a party or (B) of FME KGaA or FMCH to cause the due and punctual performance and observation by the Seller of any such provision or, if the Seller shall fail to do so, to perform or observe any such provision required to be performed or observed by the Seller under this Agreement or any other Transaction Document to which the Seller is party, in each case pursuant to the Parent Agreement, (iv) the ability of (A) any Transferring Affiliate to perform or observe in any material respect any provision of the Transferring Affiliate Letter or, in the case of any Designated Account Agent, the applicable Account Agent Agreement or (B) of FME KGaA or FMCH to cause the due and punctual performance and observation by such Transferring Affiliate or such Designated Account Agent of any such provision or, if such Transferring Affiliate or such Designated Account Agent shall fail to do so, to perform or observe any such provision, in each case, pursuant to the Parent Agreement, (v) the financial condition, operations, businesses or properties of FME KGaA, FMCH, the Seller or the Transferor or (vi) the interests of the Purchaser and/or its assignees under the Transaction Documents.

“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act (42 USC §§1396 et seq.) and any statutes succeeding thereto.

“Medicaid Regulations” means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid; (b) all state statutes and plans for medical assistance enacted in connection with such statutes and federal rules and regulations promulgated pursuant to or in connection with such statutes; and (c) all applicable provisions of all rules, regulations manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities (including, without limitation, HHS, CMS, the office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC §§1395 et seq.) and any statutes succeeding thereto.

“Medicare Regulations” means, collectively, (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting Medicare; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities (including, without limitation, HHS, CMS, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with the foregoing (whether or not having the force of law), as each may be amended, supplemented or otherwise modified from time to time.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Seller or any ERISA Affiliate of the Seller on behalf of its employees.

“Net Investment” has the meaning specified in the TAA.

“Obligor” of any Receivable means (i) any Person obligated to make payments of such Receivable pursuant to a Contract and/or (ii) any Person owing any amount in respect of such Receivable, or in respect of any Related Security with respect to such Receivable; provided that all such Persons referred to in any of clauses (A), (B), (E), (F) and (G) below, and each Person referred to in any of clauses (C) and (D) below, shall be deemed for purposes of this Agreement to be one Obligor with respect to such Receivable:

(A): all Persons owing Receivables or Related Security under the Medicare program.

(B): all Persons owing Receivables or Related Security under the Medicaid program.

(C): each Person which is an insurance company.

(D): each Person which is a hospital or other health care provider.

(E): all Persons, other than health care providers or Persons referred to in clause (A), (B), (C) or (D) above or clause (F) or (G) below, owing Receivables arising from the sale of services or merchandise.

(F): all Persons owing Receivables or Related Security under the CHAMPUS/VA Program.

(G): all Persons who receive the services or merchandise the sale of which results in Receivables that are not insured, guaranteed or otherwise supported in respect thereof by any of the Persons referred to in clauses (A) through (F) above, including any Person owing any amount in respect of Receivables by reason of insurance policy deductibles or co-insurance agreements or arrangements.

“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles in each case whether foreign or domestic.

“Original Closing Date” means August 28, 1997.

“Originating Entity” means any of the Seller and any Transferring Affiliate.

“Parent Agreement” has the meaning specified in the TAA.

“Parent Group” means, collectively, FME KGaA, FMCH, the Seller, the Originating Entities and their Subsidiaries and Affiliates (other than the Purchaser), and “Parent Group Member” means any such Person individually.

“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency or any government.

“Potential Seller Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Seller Default.

“Primary Payor” means (i) each Obligor referred to in clauses (A), (B), (E), (F) and (G) of the definition of “Obligor”, (ii) collectively, all Obligors of the type referred to in clause (C) of the definition of “Obligor” and (iii) collectively, all Obligors of the type referred to in clause (D) of the definition of “Obligor”.

“Proceeds” means “proceeds” as defined in Section 9-102 of the UCC.

“Purchase” means, on any Business Day, the sale, assignment, contribution, transfer and/or other conveyance of Receivables, together with the Related Assets with respect thereto, from the Seller to the Purchaser in accordance with the terms of Article II hereof.

“Purchase Price” means, with respect to any Purchase on any date, the aggregate price to be paid to the Seller in connection therewith, which shall be an amount equal to (i) the Outstanding Balance of the Receivables that are the subject of such Purchase, minus any Contractual Adjustments in respect of such Receivables, multiplied by (ii) the Purchase Price Percentage then in effect.

“Purchase Price Credit” means a credit in favor of the Purchaser against the Purchase Price otherwise due and payable by the Purchaser hereunder.

“Purchase Price Percentage” means 97%, or such other percentage as may be agreed from time to time by the Purchaser and the Seller and which would provide the Purchaser with a reasonable return on its Purchases hereunder after taking into account (i) the time value of money based upon the anticipated dates of collection of such Receivables and the cost to the Purchaser of financing its investment in such Receivables during such period including, without limitation, any costs as may be associated with the procurement of Letters of Credit and (ii) the risk of nonpayment by the Obligors. The Seller and the Purchaser may agree from time to time to change the Purchase Price Percentage based on changes in the items described in clauses (i) and (ii) above, provided that any change to the Purchase Price Percentage shall apply only prospectively and shall not affect the Purchase Price in respect of Purchases made prior to the date on which the Purchaser and the Seller agree to make such change.

“Purchaser” means NMC Funding Corporation, and its successors and permitted assigns.

“Receivable Systems” has the meaning specified in Section 3.1(z).

“Records” means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to receivables and the related Obligors.

“Recharacterization” has the meaning specified in Section 9.12(a).

“Related Assets” has the meaning specified in Section 2.1(a) hereof.

“Related Security” means with respect to any Receivable, all of the Seller’s rights, title and interest in, to and under:

(i)    all of the Seller’s or any Transferring Affiliate’s interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which gave rise to such Receivable;

(ii)    all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the

Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

(iii)    all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise, including, without limitation, insurance, guaranties and other agreements or arrangements under the Medicare program, the Medicaid program, state renal programs, CHAMPUS/VA, private insurance policies, and hospital and other health care programs and health care provider arrangements;

(iv)    all Records related to such Receivable;

(v)     all rights and remedies of the Seller under the Transferring Affiliate Letter, together with all financing statements filed in connection therewith against the Transferring Affiliates; and

(vi)    all Proceeds of any of the foregoing.

“Responsible Officer” means any of the Chief Executive Officer, the President, the Chief Financial Officer, the Controller, the Treasurer or an Assistant Treasurer of the Seller.

“Revolving Loan” has the meaning specified in Section 2.2(b).

“Seller” means National Medical Care, Inc., a Delaware corporation, and its successors and permitted assigns.

“Seller Default” has the meaning specified in Section 7.1.

“Settlement Date” means (i) the last Business Day of each calendar month with respect to the immediately preceding calendar month and (ii) any additional day designated by the Purchaser.

“Social Security Act” means the Social Security Act, as amended from time to time, and the regulations promulgated and rulings and advisory opinions issued thereunder.

“Special Account” means a special depositary account maintained at a bank acceptable to the Agent for the purpose of receiving Collections, which account is in the name of either (i) the Originating Entity in respect of the Receivables giving rise to such Collections or (ii) a Designated Account Agent acting on behalf of such Originating Entity.

“Special Account Bank” means any of the banks holding one or more Special Accounts.

“Special Account Letter” means a letter, in substantially the form of Exhibit D hereto, from an Originating Entity (or, if applicable, a Designated Account Agent) to any Special Account Bank, executed by such Originating Entity (or such Designated Account Agent) to such Special Account Bank.

“Standard & Poor’s” or “S&P” means S&P Global Ratings, a division of the McGraw-Hill Companies.

“Subordinated Note” has the meaning specified in Section 2.2(b) hereof.

“Subsidiary” of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

“TAA” means that certain Eighth Amended and Restated Transfer and Administration Agreement dated as of the Closing Date among the Purchaser, as “Transferor”, the Seller, as the initial “Collection Agent” thereunder, the Persons parties thereto as “Conduit Investors”, the Persons parties thereto as “Bank Investors”, the Persons parties thereto as “Administrative Agents” and The Bank of Nova Scotia, as “Agent”, as the same has been or may hereafter be from time to time amended, restated, supplemented or otherwise modified.

“Termination Date” means the date, occurring after the “Termination Date” under the TAA, which the parties hereto agree shall be the Termination Date for purposes of this Agreement.

“Transaction Documents” has the meaning specified in the TAA.

“UCC” means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

“U.S.” or “United States” means the United States of America.

“US Government Obligor” means any Obligor that is the government of the United States, or any subdivision or agency thereof the obligations of which are supported by the full faith and credit of the United States, and shall include any Obligor referred to in clause (A), (B) or (F) of the definition of “Obligor”.

“Voting Stock” shall have the meaning specified in the TAA.

SECTION 1.2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

SECTION 1.4. Amendment and Restatement. Subject to the satisfaction of the conditions precedent set forth in Section 4.1, this Agreement amends and restates the Existing

Receivables Purchase Agreement in its entirety. This Agreement is not intended to constitute a novation of the Existing Receivables Purchase Agreement. Upon the effectiveness of this Agreement (the “Effective Date”), each reference to the Existing Receivables Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement.

ARTICLE II

PURCHASE AND SETTLEMENTS

SECTION 2.1. Purchases of Receivables; Agreement to Purchase. (a) Pursuant to the Existing Receivables Purchase Agreement, the Purchaser purchased from the Seller all of the Seller’s right, title and interest in and to each and every Receivable existing as of the Original Closing Date and Receivables arising thereafter. Subject to the terms and conditions hereinafter set forth, the Purchaser hereby purchases from the Seller, and the Seller hereby sells, transfers, assigns and otherwise conveys to the Purchaser, all of the Seller’s right, title and interest in and to each and every Receivable existing as of the Closing Date as well as each and every Receivable which may arise at any time thereafter until the Termination Date, together, in each case, with the Related Security, Collections and Proceeds with respect thereto (such Related Security, Collections and Proceeds, collectively, the “Related Assets”). All of the Seller’s right, title and interest in and to all Receivables and the Related Assets with respect thereto arising on each day prior to the Termination Date shall, without further action of any type being required on the part of the Purchaser or the Seller (and notwithstanding any delay in making payment of the Purchase Price therefor, or any delay in making any notation reflecting payment of such Purchase Price), be automatically transferred on such day to the Purchaser, whereupon the Purchaser shall have the obligation to pay the Purchase Price in respect thereof in the manner, at the time and otherwise in accordance with the terms specified in this Agreement. Prior to paying the Purchase Price hereunder in respect of any Purchase, the Purchaser may request of the Seller, and the Seller shall deliver, such approvals, opinions, information, reports or documents as the Purchaser may reasonably request.

(b)     It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a true sale of such Receivables and the Related Assets with respect thereto (including, in the case of Receivables, a “sale of accounts,” as such term is used in Article 9 of the UCC), which sales shall, in each case, be absolute and irrevocable and provide the Purchaser with the full benefits of ownership of such Receivables and Related Assets. Except for the Purchase Price Credits owed pursuant to Section 2.3 hereof, each sale of Receivables by the Seller to the Purchaser is made without recourse to the Seller; provided, however, that (i) the Seller shall be liable to the Purchaser for all representations, warranties and covenants made by the Seller pursuant to the terms of this Agreement or any other Transaction Document, and (ii) such sale does not constitute and is not intended to result in an assumption by the Purchaser of any obligation of the Seller, any Transferring Affiliate or any other Person arising under or in connection with the Receivables, the Related Assets and/or the related Contracts. In view of the intention of the parties hereto that the Purchases of Receivables made hereunder shall constitute sales of such Receivables rather than a loan secured by such Receivables, the Seller agrees on or prior to the date hereof to mark its master data processing records relating to the Receivables with a legend, acceptable to the Purchaser, evidencing that the

Purchaser has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to the Purchaser.

(c)      Notwithstanding any other provision of this Agreement to the contrary, no Purchases shall be made hereunder from and after the time of any Event of Bankruptcy with respect to the Seller or the Purchaser.

SECTION 2.2. Payment for the Purchases. (a) The Purchase Price for each Purchase of Receivables hereunder shall be payable in full by the Purchaser to the Seller by one or any combination of the following means:

(i)by the issuance of equity in the manner contemplated in that certain Stockholder and Subscription Agreement dated as of August 28, 1997 between the Seller and the Purchaser or in such other manner as may from time to time be agreed as between the Seller and the Purchaser or as may be deemed to have been effected in accordance with the terms hereof (the action of the Seller giving rise to any such issuance of equity being a “Capital Contribution”);

(ii)by the delivery of immediately available funds, to the extent of funds then available to the Purchaser or then being made available to the Purchaser in connection with its subsequent sale of an undivided percentage ownership interest in such Receivables to the Agent (on behalf of any Conduit Investor or the Bank Investors, as applicable) under the TAA;

(iii)by the delivery of a Letter of Credit procured by and for the account of the Purchaser in accordance with Section 2.8, in form and substance satisfactory to the Seller, for the benefit of such beneficiary as shall have been designated by the Seller; and/or

(iv)	by the application of the proceeds of a Revolving Loan.

The Purchase Price for each Purchase shall be payable in full by the Purchaser to the Seller or its designee on the date of such Purchase, except that the Purchaser may, with respect to any such Purchase, offset against such Purchase Price any amounts owed by the Seller to the Purchaser hereunder and which have become due but remain unpaid.

(b)      If the Purchase Price in respect of any Purchase shall exceed an amount equal to (i) the aggregate amount then being received by the Purchaser from any Transfers under the TAA plus (ii) the aggregate face amount of all Letters of Credit then being issued at the request of the Seller in connection with such Purchase, the Purchaser shall, with notice to the Seller, pay such shortfall (a “Purchase Price Shortfall”) by borrowing from the Seller a revolving loan (each a “Revolving Loan”), and the Seller, subject to the remaining provisions of this paragraph, irrevocably agrees to advance, and shall be deemed to have advanced, a Revolving Loan in the amount so specified by the Purchaser; provided, however, that no such Revolving Loan shall be made to the Purchaser, if, after giving effect thereto, either (x) the aggregate outstanding amount of the Revolving Loans would exceed the aggregate Outstanding Balance of the Eligible Receivables minus the aggregate Net Investment outstanding at such time under the TAA or (y) the Purchaser’s net worth would be less than an amount (the “Minimum Net Worth”) that is at such time the greater of (A) $5,000,000 or (B) three percent (3.00%) of the sum of the aggregate Net Investment and the aggregate face amount of all Letters of Credit outstanding at such time under the TAA. The Revolving Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of, a promissory note in the form of Exhibit E hereto (the “Subordinated Note”) and shall be payable solely from funds which the Purchaser is not required under the TAA to set aside for the benefit of, or otherwise pay over to, the Agent, any Conduit Investor and/or the Bank Investors.

(c)     If, in respect of any Purchase, there shall continue to be a Purchase Price Shortfall after applying the proceeds of any Revolving Loan extended on the date of such Purchase, then the Seller shall be deemed to have made a Capital Contribution having a value equal to the otherwise unpaid portion of the total Purchase Price owed on such day.

(d)     The respective Purchase Prices for the Purchases made during any calendar month shall be settled on a monthly basis on the Settlement Date occurring in the succeeding calendar month, such settlement to be made based on the information contained in the Investor Report in respect of such calendar month. With respect to any such settlement, each adjustment to the outstanding balance of the Subordinated Note made pursuant to this Article II and each Capital Contribution made by the Seller to the Purchaser pursuant to this Article II shall be deemed to have occurred and shall be effective as of the last Business Day of the calendar month to which such settlement relates. Notwithstanding the foregoing, to the extent the Purchaser receives either Collections or proceeds from any Incremental Transfers, which, in either case, it is not required to hold in trust for, or remit to, the Agent, any Conduit Investor and/or any of the Bank Investors pursuant to the TAA, then the Purchaser shall remit such funds to the Seller (net of any funds needed to pay existing expenses of the Purchaser which are then accrued and unpaid) in the following order of application: first to pay the Purchase Price for any Receivables Purchased from the Seller; second to pay amounts owed by the Purchaser to the Seller under the Subordinated Note; provided, that if on any Settlement Date it is determined that the aggregate amount of funds so remitted by the Purchaser to the Seller during any calendar month exceeded the aggregate of the amounts described in clauses first and second above due and payable by the Purchaser to the Seller during such calendar month, such excess funds shall be returned forthwith by the Seller to the Purchaser. The Purchaser will be responsible for payment of all fees and expenses in connection with the issuance of the Letters of Credit. The Purchaser will be the sole account party on all Letters of Credit and the Seller will have no recourse liability to any L/C Issuer or any reimbursement obligations in respect of any Letter of Credit.

SECTION 2.3. Purchase Price Credit Adjustments. (a) If on any day the Outstanding Balance of a Receivable is either (x) reduced as a result of any defective, rejected or returned merchandise or services, any discount, credit, Contractual Adjustment, rebate, dispute, warranty claim, repossessed or returned goods, chargeback, allowance, any billing adjustment or other adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Purchaser shall be entitled to a Purchase Price Credit in an amount equal to the full amount of such reduction or cancellation. In addition, if on any day it is determined that (i) any of the representations or warranties in Article III was untrue with respect to a Receivable as of the date such representation or warranty was made or (ii) any of the representations or warranties set forth in Section 3.1(d) or Section 3.1(j) becomes untrue with respect to a Receivable (whether on or after the date of any transfer thereof to the Purchaser as contemplated hereunder) or (iii) a Receivable that was formerly treated as or represented to be an Eligible Receivable does not satisfy the requirements in paragraph (xi) of the definition of “Eligible Receivable” in the TAA or becomes a Diluted Government Program Receivable, then, in any such case, the Purchaser shall be entitled to a Purchase Price Credit in an amount equal the Outstanding Balance of such Receivable (determined without giving effect to any write-off with respect thereto). If any Purchase Price Credit to which the Purchaser is entitled pursuant to this Section 2.3 exceeds the Purchase Price of the Receivables to be sold hereunder on any date, then the Seller shall pay the remaining amount of such Purchase Price Credit to the Purchaser in cash on the next succeeding Business Day; provided that, if the Termination Date has not occurred, the Seller shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the Subordinated Note.

(b)     Any payment by an Obligor in respect of any indebtedness owed by it to the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Purchaser, be applied as a Collection of any Receivable of such Obligor which was included in a Purchase hereunder (starting with the oldest such Receivable) before being applied to any other receivable or other indebtedness of such Obligor.

SECTION 2.4. Payments and Computations, Etc. All amounts to be paid or deposited by the Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in immediately available funds. The Seller shall, to the extent permitted by law, pay to the Purchaser, upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Purchaser of amounts payable by the Seller hereunder shall be binding upon the Seller absent manifest error.

SECTION 2.5. Transfer of Records to Purchaser. (a) In connection with the Purchases of Receivables hereunder, the Seller hereby sells, transfers, assigns and otherwise conveys to the Purchaser all of the Seller’s right and title to and interest in the Records relating to all Receivables included in any Purchase hereunder, without the need for any further documentation in connection with any such Purchase. In connection with such transfer, the Seller hereby grants to each of the Purchaser and the Collection Agent (including, without limitation, any successor Collection Agent appointed in accordance with the TAA) an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software now or hereafter used by the Seller to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by the Seller or is owned by others and used by the Seller under license agreements with respect thereto (the “Software”). As of the date hereof, with respect to all Software now existing, either (i) no consent by any licensor of the Seller to such grant is required, (ii) if any such consent is required, such consent has been obtained, or (iii) the data administered and managed with the use of such Software is in a form such that other types of software that are generally available may be used to administer and manage such data in the same fashion as then being administered and managed with the applicable Software. If after the date hereof the consent by any licensor of the Seller to such grant shall be required, the Seller shall promptly obtain such consent. The license granted hereby shall be irrevocable, and shall not expire until the date on which this Agreement shall terminate in accordance with its terms.

(b)     The Seller shall take such action requested by the Purchaser and/or the Agent, from time to time hereafter, that may be reasonably necessary or appropriate to ensure that the Purchaser (and its assignees) has (i) an enforceable ownership interest in the Records relating to the Receivables purchased from the Seller hereunder and (ii) an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

SECTION 2.6. Protection of Ownership Interest of the Purchaser. (a) The Seller agrees that it will, and will cause each Transferring Affiliate to, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Purchaser or the Agent may reasonably request in order to perfect or protect the ownership interest of the Purchaser in the Receivables and Related Assets with respect thereto or to enable the Purchaser to exercise or enforce any of its rights and remedies hereunder. Without limiting the foregoing, the Seller will, upon the request of the Purchaser or the Agent, in order to accurately reflect the purchase and sale of the Receivables and Related Assets hereunder, execute and file such financing or continuation statements or amendments thereto or assignments thereof as may be requested by the Purchaser or the Agent. The Seller shall, upon request of the Purchaser or the Agent, obtain such additional search reports as the Purchaser or the Agent shall request. To the fullest extent permitted by applicable law, each of the Purchaser and the Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Seller’s signature. The Seller shall not, and shall not permit any Transferring Affiliate to, change its respective name, identity or corporate structure (within the meaning of Section 9-507 of the UCC as in effect in any applicable state) nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given each of the Purchaser and the Agent at least thirty (30) days prior notice thereof and (ii) prepared at Seller’s expense and delivered to each of the Purchaser and the Agent all financing statements, instruments and other documents necessary to preserve and protect the Purchaser’s ownership interest in the Receivables and the Related Assets with respect thereto or requested by the Purchaser or the Agent in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of the Seller.

(b)    In addition and without limiting the authority of the Purchaser or the Agent set forth in subsection (a) above, but subject to subsection (c) below, the Seller shall, and shall cause each Transferring Affiliate to (i) instruct any or all of the Special Account Banks (which instructions shall be maintained in full force and effect) to transfer directly to the Concentration Account or to an Intermediate Concentration Account, all Collections from time to time on deposit in the applicable Special Accounts on a daily basis in accordance with the terms set forth in the applicable Special Account Letter, and (ii) instruct each Intermediate Concentration Account Bank (which instructions shall be maintained in full force and effect at all times) to transfer directly to the Concentration Account all Collections from time to time on deposit in the applicable Intermediate Concentration Accounts on a daily basis in accordance with the terms set forth in the applicable Intermediate Concentration Account Agreement. In the

event the Seller shall at any time determine, for any of the reasons described in subsection (c) below, that the Seller or any Transferring Affiliate shall be unable to comply fully with the requirements of this subsection (b), the Seller shall promptly so advise the Purchaser and the Agent, and the Purchaser, the Agent and the Seller shall commence discussions with a view toward implementing an alternative arrangement therefor satisfactory to the Purchaser and the Agent.

(c)     Anything to the contrary herein notwithstanding, all Medicare or Medicaid payments which are made by an Obligor with respect to any Receivables shall be collected from such Obligor only by (i) the applicable Originating Entity or (ii) an agent of such Originating Entity, except to the extent that an Obligor may be required to submit any such payments directly to a Person other than such Originating Entity pursuant to a court-ordered assignment which is valid, binding and enforceable under applicable federal and state Medicare Regulations and Medicaid Regulations; and neither this Agreement nor any other Transaction Document shall be construed to permit any other Person, in violation of applicable Medicare Regulations or Medicaid Regulations to collect or receive, or to be entitled to collect or receive, any such payments prior to such Originating Entity’s or such agent’s receipt thereof.

SECTION 2.7. Additional Transferring Affiliates. (a) If (i) one or more direct or indirect wholly-owned subsidiaries of the Seller (other than the Transferring Affiliates) now owned or hereafter acquired, is primarily engaged in the same business as is conducted on the date hereof by the Seller and the Transferring Affiliates or (ii) the Seller reorganizes its corporate structure such that facilities generating Receivables on the date hereof (or acquired as contemplated by clause (i)) are owned by one or more additional wholly-owned subsidiaries of the Seller, any or all of the wholly-owned subsidiaries referred to in clauses (i) and (ii) may, with the prior written consent of the Purchaser and the Agent (which consent shall not be unreasonably withheld or delayed), become Transferring Affiliates under this Agreement upon delivery to the Purchaser and the Agent of (x) counterparts of the Transferring Affiliate Letter duly executed by such subsidiary or subsidiaries and (y) the documents relating to such subsidiary or subsidiaries of the kind delivered by or on behalf of the Transferring Affiliates pursuant to Section 4.1, together with such other instruments, documents and agreements as either the Purchaser or the Agent may reasonably request in connection therewith.

(b)     Upon the addition of any wholly-owned subsidiary of the Seller as a Transferring Affiliate pursuant to subsection (a) above, the provisions of this Agreement, including Exhibit J, shall, without further act or documentation, be deemed amended to apply to such subsidiary to the same extent as the same apply to the Transferring Affiliates as of the date hereof and the term “Transferring Affiliate” in this Agreement shall mean and refer to such subsidiary as well as each then existing Transferring Affiliate.

SECTION 2.8. Letters of Credit. (a) Upon the request of the Seller, and on the terms and conditions for issuing Letters of Credit under the TAA (including any limitations therein on the amount of any such issuance), the Purchaser agrees to request one or more L/C Issuers to issue, on any date of Purchase specified by the Seller, Letters of Credit in favor of the beneficiaries specified by the Seller. The aggregate face amount of the Letters of Credit being issued on the date of any Purchase on behalf of the Seller shall constitute a credit against the aggregate Purchase Price payable by the Purchaser to the Seller on the date of such Purchase pursuant to Section 2.1. To the extent that the aggregate face amount of the Letters of Credit being issued on any Settlement Date exceeds the aggregate Purchase Price payable by the Purchaser to the Seller on such Settlement Date, such excess shall be deemed to be a (i) reduction in the outstanding principal balance of (and, to the extent necessary, the accrued but unpaid interest on) the Subordinated Note payable to the Seller and/or (ii) a reduction in the Purchase Price payable on the date of any Purchase immediately following the date any such Letter of Credit is issued. In the event that any such Letter of Credit issued pursuant to this Section 2.8 (i) expires or is cancelled or otherwise terminated with all or any portion of its face amount undrawn, (ii) has its face amount decreased (for a reason other than a drawing having been made thereunder) or (iii) the Purchaser’s Reimbursement Obligation in respect thereof is reduced for any reason other than by virtue of a payment made in respect of a drawing thereunder, then an amount equal to such undrawn amount, such decrease or such reduction, as the case may be, shall either be paid by the Purchaser in cash to the Seller on the next Settlement Date or, if the Purchaser does not then have cash available therefor, shall be deemed to be (x) first, added to the outstanding principal balance of the Subordinated Note issued to the Seller to the extent that such addition would not cause the Purchaser’s net worth to be less than the Minimum Net Worth, and (y) second¸ a Capital Contribution to the capital of the Purchaser. Under no circumstances shall the Seller (or any Affiliate thereof (other than the Purchaser)) have any reimbursement or recourse obligations in respect of any Letter of Credit.

(b)     In the event that the Seller requests one or more Letters of Credit hereunder, the Seller shall on a timely basis provide the Purchaser with such information as is necessary for the Purchaser to obtain such Letters of Credit from one or more L/C Issuers, and shall otherwise comply with any requests for information made by the Purchaser or the applicable L/C Issuers to facilitate the issuance of such Letters of Credit.

(c)     The Seller acknowledges the limitations on liability of each L/C Issuer contained in the TAA, including, without limitation, under Section 2.22 thereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser that:

(a)     Corporate Existence and Power. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Seller is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)     Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Seller of this Agreement and the other Transaction

Documents to which the Seller is a party are within the Seller’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.6 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation) or of the Certificate of Incorporation or By-laws of the Seller or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Seller or result in the creation or imposition of any Adverse Claim on the assets of the Seller or any of its Subsidiaries (except as contemplated by Section 2.6 hereof).

(c)     Binding Effect. Each of this Agreement and the other Transaction Documents to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

(d)     Perfection. Immediately preceding each Purchase hereunder, the Seller shall be the owner of all of the Receivables included in such Purchase, free and clear of all Adverse Claims. On or prior to each Purchase hereunder, all financing statements and other documents required to be recorded or filed, or notices to Obligors required to be given, in order to perfect and protect the ownership interest of the Purchaser against all creditors of and purchasers from the Seller will have been duly given to such Obligors or filed in each filing office necessary for such purpose, as applicable, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

(e)     Accuracy of Information. All information heretofore furnished by the Seller (including, without limitation, each Investor Report and each Cash Collections Report (in each case, to the extent such Investor Report and Cash Collections Report is prepared by the Seller or any other Parent Group Member or contains any information supplied by the Seller or any such Parent Group Member), any reports delivered pursuant to Section 6.5 and the Seller’s financial statements) to the Purchaser, any Conduit Investor, any Bank Investor, the Agent or any Administrative Agent for purposes of or in connection with this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Seller to the Purchaser, any Conduit Investor, any Bank Investor, the Agent or any Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

(f)     Tax Status. The Seller has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

(g)     Action, Suits. Except as set forth in Exhibit F hereof, there are no actions, suits or proceedings pending, or to the knowledge of the Seller threatened, in or before any court, arbitrator or other body, against or affecting (i) the Seller or any of its properties or (ii) any Affiliate of the Seller or its respective properties, which may, in the case of proceedings against or affecting any such Affiliate, individually or in the aggregate, have a Material Adverse Effect.

(h)     Use of Proceeds. No proceeds of any Purchase will be used by the Seller to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i)     Place of Business. The principal place of business and chief executive office of the Seller are located at the address of the Seller indicated in Section 9.3 hereof and the offices where the Seller keeps substantially all its Records, are located at the address(es) described on Exhibit G or such other locations notified to the Purchaser and the Agent in accordance with Section 2.6 hereof in jurisdictions where all action required by Section 2.6 hereof has been taken and completed. The principal place of business and chief executive office of each Transferring Affiliate are located at the address of such Transferring Affiliate indicated in Exhibit J hereof and the offices where the each Transferring Affiliate keeps substantially all its Records, are located at the address(es) specified on Exhibit J with respect to such Transferring Affiliate or such other locations notified to the Purchaser and the Agent in accordance with Section 2.6 hereof in jurisdictions where all action required by Section 2.6 hereof has been taken and completed.

(j)     Good Title. Upon each Purchase, the Purchaser shall acquire all legal and equitable title to, and a valid and perfected first priority ownership interest in, each Receivable that exists on the date of such Purchase and in the Related Security, Collections and other Proceeds with respect thereto free and clear of any Adverse Claim.

(k)     Tradenames, Etc. As of the date hereof: (i) the Seller’s chief executive office is located at the address for notices set forth in Section 9.3 hereof; (ii) the Seller has no subsidiaries or divisions other than those listed on Exhibit H hereto; (iii) the Seller has, within the last five (5) years, not operated under any tradename, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except, in each case, as disclosed on Exhibit H hereto; and (iv) none of the Transferring Affiliates has, within the last five (5) years, operated under any tradename or, within the last five (5) years, changed its name, merged with or into or consolidated with any other Person or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except in each case as disclosed on Exhibit J.

(l)     Nature of Receivables. Each Receivable purchased by, or otherwise transferred to, the Purchaser hereunder shall be an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act, of 1940, as amended, and, except as otherwise disclosed in writing on or prior to the date of such purchase or transfer, shall be an Eligible Receivable as of such date. Without limiting the generality of the foregoing, no Receivable that is or has been treated as an Eligible Receivable for any purpose hereunder or under the TAA was originated by any Transferring Affiliate following the date it ceased to be a direct or indirect wholly-owned Subsidiary of FMCH.

(m)     Amount of Receivables. As of the date of each Investor Report issued under the TAA, such Investor Report set forth true, accurate and complete information as to the matters described therein.

(n)     Credit and Collection Policy. Since September 30, 2012, there have been no material changes in the Credit and Collection Policy other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

(o)     Collections and Servicing. Since September 30, 2012, there has been no material adverse change in the ability of the Collection Agent (to the extent it is the Seller or any other Parent Group Member) to service and collect the Receivables.

(p)     No Seller Default. No event has occurred and is continuing and no condition exists which constitutes a Seller Default or a Potential Seller Default.

(q)     Not an Investment Company. The Seller is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

(r)     ERISA. Each of the Seller and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

(s)     Special Account Banks and Intermediate Concentration Account Banks. The names and addresses of all the Special Account Banks (and, if applicable, the Designated Account Agents in respect thereof), the Intermediate Concentration Account Banks, if any, together with the account numbers of the Special Accounts at such Special Account Banks and of the Intermediate Concentration Account Banks, are specified in the Account Schedule (or at such other Special Account Banks, with such other Special Accounts, Intermediate Concentration Accounts or with such other Designated Account Agents as have been notified to the Purchaser and the Agent in accordance with Section 5.2(e)). The Account Schedule sets forth all depositary accounts and locations to which Obligors are instructed to remit payments on the Receivables. Neither the Seller nor any Transferring Affiliate has granted to any Person dominion and control over any Special Account or Intermediate Concentration Account, or the right to take dominion and control over any Special Account or Intermediate Concentration Account at a future time or upon the occurrence of a future event and each Special Account and each Intermediate Concentration Account is otherwise free and clear of any Adverse Claim.

(t)     Bulk Sales. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(u)     Preference; Voidability (this Agreement). With respect to each Receivable transferred to the Purchaser under this Agreement, the Purchaser has given reasonably equivalent value to the Seller in consideration for such transfer of such Receivable and the Related Assets with respect thereto, no such transfer has been made for or on account of an antecedent debt owed by the Seller to the Purchaser and no such transfer is or may be voidable under any Section of the Bankruptcy Code.

(v)     Transfers by Transferring Affiliates. With respect to each Receivable, and Related Security, if any, with respect thereto, originally owed to any Transferring Affiliate, the Seller (i) purchased such Receivable and Related Security from such Transferring Affiliate under the Transferring Affiliate Letter, such purchase being deemed to have been made on the date such Receivable was created (or on the Original Closing Date, in the case of a Receivable outstanding on such date), (ii) by the last Business Day of the month following the month in which such purchase was so made, paid to the applicable Transferring Affiliate (A) in cash, (B) by procuring a Letter of Credit for and at the direction of such Transferring Affiliate, (C) by way of a credit to such Transferring Affiliate in the appropriate intercompany account or (D) by any combination of the foregoing, an amount equal to the face amount of such Receivable and (iii) settled from time to time each such credit, by way of payments in cash, or by way of credits in amounts equal to cash expended, obligations incurred or the value of services or property provided by or on behalf of the Seller, in each case for the benefit of such Transferring Affiliate, to the account of such Transferring Affiliate in accordance with the Seller’s and such Transferring Affiliate’s cash management and accounting policies.

(w)     Preference; Voidability (Transferring Affiliates). The Seller shall have given reasonably equivalent value to each Transferring Affiliate in consideration for the transfer to the Seller of the Receivables and Related Security from such Transferring Affiliate, and each such transfer shall not have been made for or on account of an antecedent debt owed by such Transferring Affiliate to the Seller and no such transfer is or may be voidable under any Section of the Bankruptcy Code.

(x)     Ownership. FME KGaA owns, directly or indirectly, all of the issued and outstanding common stock of (and such stock comprises more than 80% of the Voting Stock of) FMCH, free and clear of any Adverse Claim except to the extent such stock is pledged in connection with the FME KGaA Credit Facility or is subject to put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries. All of the issued and outstanding stock of each Originating Entity is owned directly or indirectly by FMCH, free and clear of any Adverse Claim except to the extent such stock is pledged in connection with the FME KGaA Credit Facility or is subject to put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries; provided, however, that FME KGaA may own directly or indirectly stock that is not Voting Stock in subsidiaries of FMCH. All of the issued and outstanding stock of the Purchaser is owned by the Seller, free and clear of any Adverse Claim.

(y)     Representations and Warranties of the Transferring Affiliates. Each of the representations and warranties of the Transferring Affiliates set forth in the Transferring Affiliate Letter are true and correct in all material respects and the Seller hereby remakes all such representations and warranties for the benefit of the Purchaser.

(z)     Leased Equipment. With respect to any dialysis or other medical equipment that has been leased by any Person to the Seller in respect of which such lessor has filed a UCC financing statement against the Seller (“Subject Leased Equipment”), (i) the arrangement relating to such Subject Leased Equipment is intended in good faith by such lessor and the Seller to be an “operating lease” and not a secured financing; (ii) the property covered by each such UCC financing statement is limited to the applicable Subject Leased Equipment and its proceeds; (iii) less than five percent (5.0%) of the Subject Leased Equipment is retained by the Seller, with the balance of the Subject Leased Equipment being used by Transferring Affiliates (and other affiliates that are not Transferring Affiliates) under unsecured intercompany usage or subleasing arrangements between the Seller and such Transferring Affiliates (or such other affiliates); and (iv) neither the Seller nor any lessor of Subject Leased Equipment has filed any UCC financing statement or similar instrument against any Transferring Affiliate in respect of any Subject Leased Equipment.

(aa)   Anti-Corruption Laws and Sanctions. Policies and procedures have been implemented and maintained by or on behalf of the Seller that are designed to achieve compliance by the Seller and its Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and the Seller, its Subsidiaries and, to the knowledge of the Seller, its officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the sale, transfer or assignment of the Receivables under the RPA, are in compliance, in all material respects, (i) with Anti-Corruption Laws, except for the matters described on Exhibit F, and (ii) applicable Sanctions. None of (a) the Seller or any of its Subsidiaries or, to the knowledge of the Seller, any of its directors, officers, employees, or agents that will act in any capacity in connection with or directly benefit from the sale, transfer or assignment of the Receivables under the RPA, is a Sanctioned Person, and (b) neither the Seller nor any of its Subsidiaries is organized or resident in a Sanctioned Country. No sale, transfer or assignment of any Receivables or use of proceeds of any of the foregoing by the Seller has in any manner given rise to a violation of Anti-Corruption Laws or applicable Sanctions.

Any document, instrument, certificate or notice delivered to the Purchaser (or any of its assignees) hereunder shall be deemed a representation and warranty by the Seller.

SECTION 3.2. Reaffirmation of Representations and Warranties by the Seller. On each day that a Purchase is made hereunder, the Seller, by accepting the proceeds of such Purchase, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are correct on and as of such day as though made on and as of such day.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.1. Conditions Precedent to Closing. The effectiveness of this Agreement is subject to the conditions precedent that (i) the Purchaser shall have received copies of each of the documents, instruments, certificates and opinions described in Section 4.1 of the TAA and (ii) each of the conditions precedent to the execution, delivery and effectiveness of the TAA shall have been satisfied and/or waived in accordance with the terms thereof.

SECTION 4.2. Conditions Precedent to Purchases. The obligation of the Purchaser to make a Purchase on any Business Day is subject to the conditions precedent that:

(a)     the Seller shall have delivered to the Purchaser, in form and substance satisfactory to the Purchaser, all reports required to have been delivered by it pursuant to Section 6.5, together with such additional information as may be reasonably requested by the Purchaser; and

(b)    the representations and warranties set forth in Article III shall be true and correct on and as of the date of such Purchase as though made on and as of such date, both before and after giving effect to such Purchase and the application of the proceeds therefrom.

By accepting the proceeds of any Purchase, the Seller shall be deemed to have represented and warranted that the foregoing conditions precedent are satisfied.

Notwithstanding any failure or inability of the Seller to satisfy any of the foregoing conditions precedent on any date in respect of any Purchase, title to the Receivables and the Related Assets with respect thereto included in such Purchase shall vest in the Purchaser without any action required on the part of the Purchaser (but without impairment of its obligation to pay the Purchase Price in respect thereof in accordance with the terms of this Agreement), and the Purchaser (as owner of such Receivables) shall have a claim against the Seller arising in respect of the representations and warranties made by the Seller in connection with such Purchase.

ARTICLE V

COVENANTS

SECTION 5.1. Affirmative Covenants of Seller. At all times from the date hereof to the Collection Date, unless each of the Purchaser and the Agent shall otherwise consent in writing:

(a)Financial Reporting. The Seller will, and will cause each of the Transferring Affiliates to, maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to each of the Purchaser and the Agent:

(i)           Annual Reporting. As soon as available and in any event within 95 days after the close of the fiscal year of FMCH, a company-prepared consolidated balance sheet of FMCH and its Subsidiaries as of the end of such fiscal year and the related company-prepared consolidated statements of income and retained earnings for such fiscal year.

(ii)          Quarterly Reporting. As soon as available and in any event within 50 days after the end of the second fiscal quarter of FMCH, a company-prepared consolidated balance sheet of FMCH and its Subsidiaries as of the end of such quarter and the related company-prepared consolidated statements of income and retained earnings for such quarterly period.

In the case of each of the financial statements required to be delivered under clause (i) or (ii) above, such financial statement shall set forth in comparative form the figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable (but not for any period prior to September 27, 1996), in each case subject to normal recurring year-end audit adjustments. Each such financial statement shall be prepared in accordance with GAAP consistently applied.

(iii)         Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by a Responsible Officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the applicable Person and (y) to the best of such Person’s knowledge, no Seller Default or Potential Seller Default exists, or if any Seller Default or Potential Seller Default exists, stating the nature and status thereof.

(iv)         Notice of Seller Default or Potential Seller Default. As soon as possible and in any event within two (2) days (or the next Business Day thereafter if such day is not a Business Day) after the occurrence of each Seller Default or each Potential Seller Default, a statement of a Responsible Officer setting forth details of such Seller Default or Potential Seller Default and the action which the Seller proposes to take with respect thereto.

(v)          Change in Credit and Collection Policy and Debt Ratings. Within ten (10) days after the date any material change in or amendment to any provision of the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment.

(vi)         Credit and Collection Policy. On an annual basis, at least 30 days prior to the Commitment Termination Date, a complete copy of the Credit and Collection Policy then in effect, together with a summary of any material changes from the most recent Credit and Collection Policy delivered to the Administrative Agents pursuant to Section 4.1(o) or Section 5.1(a) of the TAA.

(vii)        ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Seller or any ERISA Affiliate of the Seller files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Seller or any ERISA Affiliates of the Seller receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

(viii)       Notices under Transaction Documents. Forthwith upon its receipt thereof, a copy of each notice, report, financial statement, certification, request for amendment, directive, consent, waiver or other modification or any other writing issued under or in connection with any other Transaction Document by any party thereto (including, without limitation, by the Seller).

(ix)         Investigations and Proceedings. Unless prohibited by either (i) the terms of the subpoena, request for information or other document referred to below, (ii) law (including, without limitation, rules and regulations) or (iii) restrictions imposed by the U.S. federal or state government or any agency or instrumentality thereof and subject to the Agent’s execution of a confidentiality agreement in form and substance satisfactory to both the Seller and the Agent, as soon as possible and in any event (A) within five Business Days after any Originating Entity receives any subpoena, request for information, or any other document relating to any possible violation by any Originating

Entity of, or failure by any Originating Entity to comply with, any rule, regulation or statute from HHS or any other governmental agency or instrumentality, notice of such receipt and, if requested by the Purchaser or the Agent, the information contained in, or copies of, such subpoena, request or other document, and (B) periodic updates and other management reports relating to the subpoenas, requests for information and other documents referred to in clause (A) above as may be reasonably requested by the Purchaser or the Agent unless such updates or requests could reasonably be deemed a contravention or waiver of any available claim of legal privilege, or would otherwise materially impair available defenses, of any Originating Entity.

(x)          Other Information. Such other information (including non-financial information) as the Purchaser or the Agent may from time to time reasonably request with respect to the Seller, any party to the Parent Agreement, any Transferring Affiliate or any Subsidiary of any of the foregoing.

(b)          Conduct of Business. The Seller (i) will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and (ii) will cause each other Originating Entity to do each of the foregoing in respect of such Originating Entity; provided, however, that the Seller shall not be required to cause any Terminated Transferring Affiliate (DT) to carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently or had conducted.

(c)          Compliance with Laws. The Seller will, and will cause each other Originating Entity to, comply with all laws, rules and regulations (including, without limitation, all CHAMPUS/VA Regulations, Medicaid Regulations and Medicare Regulations), and all orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

(d)          Furnishing of Information and Inspection of Records. The Seller will, and will cause each other Originating Entity to, furnish to each of the Purchaser and the Agent from time to time such information with respect to the Receivables as the Purchaser or the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Seller will, and will cause each other Originating Entity to, at any time and from time to time during regular business hours permit the Purchaser, the Agent, or any of their respective agents or representatives, (i) to examine and make copies of and take abstracts from Records and (ii) to visit the offices and properties of the Seller or such other Originating Entity, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Seller’s or such other Originating Entity’s performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Seller or such other Originating Entity, as applicable, having knowledge of such matters; provided, however, that the Purchaser acknowledges that in exercising the rights and privileges conferred in this Section 5.1(d) it or its agents or representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records (“Confidential

Information”) identified to it in writing as being of a confidential nature or in which the Seller or another Originating Entity has a proprietary interest. The Purchaser agrees that all such Confidential Information so obtained by it is to be regarded as confidential information and that such Confidential Information may be subject to laws, rules and regulations regarding patient confidentiality, and agrees that (x) it shall retain in confidence, and shall ensure that its agents and representatives retain in confidence, and will not disclose, any of such Confidential Information without the prior written consent of the Seller and (y) it will not, and will ensure that its agents and representatives will not, make any use whatsoever (other than for purposes of this Agreement) of any of such Confidential Information without the prior written consent of the Seller; provided, however, that such Confidential Information may be disclosed to the extent that such Confidential Information (i) may be or becomes generally available to the public (other than as a breach of this Section 5.1(d)), (ii) is required or appropriate in response to any summons or subpoena in connection with any litigation or (iii) is required by law to be disclosed; and provided, further, however, that such Confidential Information may be disclosed to (A) the Agent, any Conduit Investor, any Bank Investor, any Credit Support Provider and any Liquidity Provider, subject to the terms of Section 5.1(d) of the TAA, (B) the Agent’s or any such Person’s legal counsel, auditors and other business advisors, (C) any such Person’s government regulators and (D) any Conduit Investor’s rating agencies, provided that the Person making such disclosure shall advise each recipient thereof referred to in clauses (A), (B), (C) and (D) above that such Confidential Information is to be regarded and maintained as confidential information and that the Agent has agreed to keep confidential such Confidential Information as provided in clauses

(x) and (y) above.

(e)          Keeping of Records and Books of Account. The Seller will, and will cause each other Originating Entity to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Seller will, and will cause each other Originating Entity to, give each of the Purchaser and the Agent notice of any material change in the administrative and operating procedures of the Seller or such other Originating Entity, as applicable, referred to in the previous sentence.

(f)Performance and Compliance with Receivables and Contracts. The Seller, at its expense, will, and will cause each other Originating Entity to, timely and fully perform and comply with all material provisions, covenant and other promises required to be observed by the Seller or such other Originating Entity under the Contracts related to the Receivables.

(g)          Credit and Collection Policies. The Seller will, and will cause each other Originating Entity to, comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(h)          Special Accounts. The Seller shall, and shall cause each other Originating Entity to (i) establish and maintain Special Accounts with Special Account Banks, or to engage a Designated Account Agent to maintain a Special Account with a Special Account Bank on its behalf, (ii) instruct all Obligors to cause all Collections to be deposited directly into a Special

Account, (iii) report on each banking day to the Concentration Account Bank, the amount of all Collections on deposit on such banking day in the Special Accounts at each Special Account Bank or, if an Intermediate Concentration Account has been established at such Special Account Bank, the amount of all Collections on deposit on such banking day in such Intermediate Concentration Account, and (iv) instruct (or cause the applicable Designated Account Agent to instruct) each Special Account Bank to transfer to the Concentration Account or an Intermediate Concentration Account prior to the close of business on such banking day all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank or an Intermediate Concentration Account prior to the close of business on such banking day all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank, (v) instruct each Intermediate Concentration Account Bank to transfer to the Concentration Account prior to the close of business on such banking day all Collections on deposit during such banking day in the Intermediate Concentration Accounts at such Intermediate Concentration Account Banks and (vi) instruct the Concentration Account Bank to give to each Special Account Bank on each banking day notice to transfer to the Concentration Account all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank (or, if an Intermediate Concentration Account has been established at such Special Account Bank, in the Intermediate Concentration Account at such Special Account Bank); provided, however, that if the Collections on deposit in any Special Account during such banking day shall be less than $20,000.00 (the “Minimum Amount”), the Special Account Bank shall transfer such Collections to the Concentration Account or the applicable Intermediate Concentration Account on the next succeeding banking day on which Collections in such Special Account first exceed the Minimum Amount. With respect to any Special Account that is located at or maintained by a Bank Investor, the Seller shall, by not later than the date that occurs six months after the Original Closing Date, (i) close, or cause the applicable Originating Entity to close, such Special Account and (ii) instruct, and cause each other Originating Entity to instruct, all Obligors theretofore remitting payments to such Special Account to remit all future payments on Receivables and Related Security to a Special Account located at and maintained by a financial institution that is not a Bank Investor.

(i)           Collections Received. The Seller shall, and shall cause each other Originating Entity to, segregate and hold in trust, and deposit, immediately, but in any event not later than the day that occurs forty-eight (48) hours of its receipt thereof (or, if such day is not a Business Day, the next Business Day following such receipt) to the Concentration Account, or Intermediate Concentration Account, as applicable, all Collections received from time to time by the Seller or such other Originating Entity, as the case may be.”

(j)           Sale Treatment. The Seller will not, and will not permit any Transferring Affiliate to, account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by this Agreement, the Transferring Affiliate Letter in any manner other than as a sale of Receivables by the Seller to the Purchaser or by the applicable Transferring Affiliate to the Seller, as applicable. In addition, the Seller shall, and shall cause each Transferring Affiliate to, disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons’ financial statements) the existence and nature of the transactions contemplated hereby, by the TAA , by the Transferring Affiliate Letter, and the interest of the Purchaser in the Transferred Assets.

(k)          Separate Business. The Seller acknowledges that the Agent, the Conduit Investors and the Bank Investors are entering into the transactions contemplated in the TAA in reliance upon the Purchaser’s identity as a separate legal entity from the Seller. Therefore, from and after the Original Closing Date, the Seller shall take all actions reasonably required to maintain the Purchaser’s status as a separate legal entity and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller or any other member of the Parent Group. Without limiting the generality of the foregoing, the Seller shall (i) not hold itself out to third parties as liable for the debts of the Purchaser nor purport to own the Receivables or any of the other assets acquired by the Purchaser hereunder, (ii) shall take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with the covenants set forth in Section 5.1(k) of the TAA and (iii) shall cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between the Seller and the Purchaser on an arm’s-length basis.

(l)           Payment to the Transferring Affiliates. With respect to any Receivable purchased by the Seller from any Transferring Affiliate, the Seller shall cause such sale to be effected under, and in strict compliance with the terms of, the Transferring Affiliate Letter, including, without limitation, the terms relating to the amount and timing of payments to be made to each Transferring Affiliate in respect of the purchase price for such Receivable.

(m)         Performance and Enforcement of the Transferring Affiliate Letter. The Seller shall timely perform the obligations required to be performed by the Seller, and shall vigorously enforce the rights and remedies accorded to the Seller, under the Transferring Affiliate Letter. The Seller shall take all actions to perfect and enforce its rights and interests (and the rights and interests of the Purchaser, the Agent, the Conduit Investors and the Bank Investors, as assignees of the Seller) under the Transferring Affiliate Letter as the Purchaser or the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Transferring Affiliate Letter.

(n)          Anti-Corruption Laws and Sanctions. Policies and procedures will be maintained and enforced by or on behalf of the Seller that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in the reasonable judgment of the Seller, by the Seller and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, in each case giving due regard to the nature of the Seller’s business and activities.

SECTION 5.2. Negative Covenants of the Seller. At all times from the date hereof to the Collection Date, unless the Agent shall otherwise consent in writing:

(a)          No Sales, Liens, Etc. Except as otherwise provided herein, the Seller will not, and will not permit any other Originating Entity to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Affected Assets, (y) any inventory or goods, the sale of which may give rise to a Receivable or any Receivable or related Contract, or (z) any Special Account, any Intermediate Concentration Account or any other account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

(b)          No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2 hereof, the Seller will not, and will not permit any other Originating Entity to, extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(c)          No Change in Business or Credit and Collection Policy. The Seller will not, and will not permit any other Originating Entity to, make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect.

(d)          No Mergers, Etc. The Seller will not, and will not permit any other Originating Entity to, merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired and except as contemplated in the Transaction Documents) to any Person, except that (i) any Transferring Affiliate may merge or consolidate with any other Transferring Affiliate if, but only if, each of the Purchaser and the Agent shall have received at least ten Business Days’ prior written notice of such merger or consolidation and (ii) the Seller may merge or consolidate with any other Person if, but only if, (x) immediately after giving effect to such merger or consolidation, no Seller Default or Potential Seller Default would exist and (y) each of the Purchaser and the Agent shall have received a written agreement, in form and substance satisfactory to each of the Purchaser and the Agent, executed by the corporation resulting from such merger or consolidation, under which agreement such corporation shall become the Seller hereunder and the Collection Agent under the TAA, and shall assume the duties, obligations and liabilities of the Seller and the Collection Agent under this Agreement, the TAA, the Special Account Letters and each other Transaction Document to which the Seller is party (whether in its individual capacity or as Collection Agent), together with the documents relating to the Seller of the kind delivered by or on behalf of the Seller pursuant to Section 3.1 of the TAA; provided, however, that the Seller shall not be required to comply with this covenant in connection with any merger, consolidation, transfer, lease or other disposition of assets by an Originating Entity (other than the Seller) if the aggregate Outstanding Balance of all Receivables originated by all other Originating Entities with respect to which the Seller is in compliance with this covenant is at least $1,050,000,000.

(e)          Change in Payment Instructions to Obligors, Special Account Banks and Designated Account Agents. The Seller will not, and will not permit any other Originating Entity to:

(i)           add or terminate any bank as a Special Account Bank from those listed in the Account Schedule hereto, or make any change in its instructions to Obligors regarding payments to be made to any Special Account Bank; provided that the Seller may, and may permit any Originating Entity to, (A) add any bank as a Special Account Bank for purposes of this Agreement at any time following delivery to the Agent of written notice of such addition and a Special Account Letter duly executed by such bank, and (B) terminate any Special Account Bank at any time following delivery to the Agent of written notice of such termination and evidence satisfactory to the Agent that the affected Obligors shall have been instructed to remit all subsequent Collections to another Special Account; or

(ii)          make any change in the instructions contained in any Special Account Letter; or

(iii)         add or terminate any Person as a Designated Account Agent from those listed in the Account Schedule hereto, or make any change in its instructions to such Designated Account Agent regarding the handling of the Collections in the applicable Special Account; provided that the Seller may, and may permit any Originating Entity to,

(A)   add any Person that satisfies the requirements set forth herein of a “Designated Account Agent” as a Designated Account Agent for purposes of this Agreement at any time following delivery to the Agent of written notice of such addition and an Account Agent Agreement duly executed by such Person, and (B) terminate any Designated Account Agent at any time following delivery to the Agent of written notice of such termination and evidence satisfactory to the Agent that either an Originating Entity or a new Designated Account Agent shall have been added in accordance with the terms of this Agreement to succeed such terminated Designated Account Agent in respect of the applicable Special Account or the affected Obligors shall have been instructed to remit all subsequent Collections to another Special Account.

(f)           Deposits to Special Accounts, Intermediate Concentration Account and the Concentration Account. The Seller will not, and will not permit any of the other Originating Entities or Designated Account Agents to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Special Account, any Intermediate Concentration Account or the Concentration Account cash or cash proceeds other than Collections of Receivables except to the extent permitted in accordance with Section 5.2(f) of the TAA.

(g)          Change of Name, Etc. The Seller will not, and will not permit any other Originating Entity to, change its name, identity or structure or the location of its chief executive office, unless at least 10 days prior to the effective date of any such change the Seller delivers to the Agent (i) such documents, instruments or agreements, executed by the Seller and/or the affected Originating Entities, as are necessary to reflect such change and to continue the perfection of the Purchaser’s ownership interests in the Affected Assets and (ii) new or revised Special Account Letters or Intermediate Concentration Account Letter executed by the Special Account Banks or the Intermediate Concentration Account Bank which reflect such change and enable the Agent to continue to exercise its rights contained in Section 2.8 of the TAA.

(h)          Amendment to Transferring Affiliate Letter, Etc.. The Seller will not, and will not permit any other Originating Entity to, (i) amend, modify, or supplement the Transferring Affiliate Letter or any instrument, document or agreement executed in connection therewith (collectively the “Initial Transfer Documents”), (ii) terminate or cancel any Initial Transfer Document, (iii) issue any consent or directive under any Initial Transfer Document, (iv) undertake any enforcement proceeding in respect of any of the Initial Transfer Documents, or (v) waive, extend the time for performance or grant any indulgence in respect of any provision of any Initial Transfer Document, in each case except with the prior written consent of the Purchaser, the Agent and each Administrative Agent; nor shall the Seller take, or permit any other Originating Entity to take, any other action under any of the Initial Transfer Documents that shall have a material adverse effect on the Purchaser, the Agent, any Conduit Investor or any Bank Investor or which is inconsistent with the terms of this Agreement.

(i)           ERISA Matters. The Seller will not, and will not permit any other Originating Entity to, (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Seller, such Originating Entity or any ERISA Affiliate thereof is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Seller, such Originating Entity or any ERISA Affiliate thereof under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of the Seller, in the aggregate, involve a payment of money or an incurrence of liability by the Seller, any Originating Entity or any ERISA Affiliate thereof, in an amount in excess of $500,000.

(j)           Anti-Corruption Laws and Sanctions. The Seller will not sell, transfer or assign any Receivables, and shall procure that its directors, officers, employees and agents shall not use, the proceeds of any sale, transfer or assignment of any Receivables (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent doing so would violate any Sanctions, or (C) in any other manner that would result in liability to any party hereto under any applicable Sanctions or the violation of any Sanctions by any such Person.

ARTICLE VI

ADMINISTRATION AND COLLECTION

SECTION 6.1. Collection of Receivables. The servicing, administering and collection of the Receivables shall be conducted by the Collection Agent. For so long as the Person acting as Collection Agent is the Seller, the Seller shall perform its duties as Collection Agent under the TAA in accordance with the terms thereof, it being understood that it shall hold all Receivables, Related Assets, Records and Collections which it receives from time to time solely in its capacity as Collection Agent and shall not claim or retain any legal or beneficial title or interest therein. If at any time the Collection Agent is a Person other than the Seller, the Seller agrees promptly to provide all information requested by the Collection Agent in connection with the performance of its responsibilities under the TAA, and agrees to exert its best efforts to assist any successor Collection Agent in assuming and performing its duties as Collection Agent.

SECTION 6.2. Rights of Purchaser. At any time:

(i)The Purchaser (or the Agent as assignee of the Purchaser) may direct that payment of all amounts payable under any Receivable be made directly to the Purchaser (or the Agent, as the case may be) or its designee.

(ii)          The Seller shall, at the Purchaser’s request (or at the request of the Agent, as assignee of the Purchaser) and at the Seller’s expense, give notice of the Purchaser’s ownership of Receivables and/or the Agent’s interest in the Receivables to each Obligor and direct that payments be made directly to the Purchaser (or the Agent, as the case may be) or its designee.

(iii)         The Seller shall, at the Purchaser’s or the Agent’s request, (A) assemble all of the Records, and shall make the same available to the Purchaser, the Agent or its designee at a place selected by the Purchaser, the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Purchaser and the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

Notwithstanding the foregoing clauses (i), (ii) and (iii), neither the Purchaser nor any of its assigns shall at any time direct, or cause any Originating Entity to direct, Obligors of Receivables or Related Security payable under the Medicare or Medicaid program to make payment of amounts due or to become due to such Originating Entity in respect of such Receivables or Related Security directly to either the Intermediate Concentration Account or the Concentration Account or to the Purchaser, the Purchaser’s assigns or any of their respective designees, except for any such payment in respect of such Receivables or Related Security or any assignment thereof that is established by, or made pursuant to, the order of a court of competent jurisdiction.

SECTION 6.3. Special Accounts. The Seller hereby transfers to the Purchaser, and shall cause each of the Transferring Affiliates to transfer to the Purchaser, effective concurrently with the initial Purchase hereunder, all right, title and interest of such Originating Entity in and to each Special Account, together with each lock-box related thereto and all agreements between such Originating Entity and the applicable Special Account Bank. The Seller hereby authorizes the Purchaser and its assigns to take, to the extent permitted by applicable law, any and all steps in the Seller’s or any other Originating Entity’s name (which power, in the case of each Transferring Affiliate, the Seller is authorized to grant pursuant to authority granted to the Seller under the Transferring Affiliate Letter) and on behalf of the Seller and such Originating Entity necessary or desirable, in the determination of the Purchaser or such assign, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Seller’s or such Originating Entity’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts; provided, however, that neither the Purchaser nor any of its assigns shall have the power or authority to direct Obligors of Receivables or Related Security payable under the CHAMPUS/VA, Medicare or Medicaid program to make payment of amounts due or to become due to the Seller or any Transferring Affiliate in respect of such Receivables or Related Security directly to either the

Intermediate Concentration Account or the Concentration Account or to the Purchaser, the Purchaser’s assigns or any of their respective designees, except for any such payment in respect of such Receivables or Related Security or any assignment thereof that is established by, or made pursuant to, the order of a court of competent jurisdiction.

SECTION 6.4. Responsibilities of the Seller. Anything herein to the contrary notwithstanding, the Seller shall, and/or shall cause each other Originating Entity to, (i) perform all of such Person’s obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and under the Transferring Affiliate Letter, and the exercise by the Purchaser of its rights hereunder and under the Transferring Affiliate Letter shall not relieve the Seller from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Purchaser nor any of its assignees shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Seller thereunder.

SECTION 6.5. Reports. On or prior to each Settlement Date, the Seller shall prepare and forward to the Purchaser a report setting forth the following with respect to the immediately preceding calendar month: (i) the aggregate Outstanding Balance of Receivables included in the Purchases occurring during such month, (ii) the aggregate Purchase Price payable to the Seller in respect of such Purchases, specifying the Purchase Price Percentage in effect for such month and the aggregate Purchase Price Credits deducted in calculating such aggregate Purchase Price, (iii) the aggregate amount of funds received by the Seller during such month and the aggregate amount of any amounts drawn under any Letters of Credit, in each case which are to be applied toward the aggregate Purchase Price owing for such month pursuant to Section 2.2(d), (iv) the increase or decrease in the amount outstanding under the Subordinated Note as of the end of such month after giving effect to the application of funds toward the aggregate Purchase Price, (v) the amount of any capital contribution made by the Seller to the Purchaser as of the end of such month and (vi) such other information concerning the Receivables as the Purchaser may reasonably request. Promptly following any request therefor by the Purchaser, the Seller shall prepare and provide to the Purchaser a listing by Obligor of all Receivables together with an aging of such Receivables.

ARTICLE VII

SELLER DEFAULTS

SECTION 7.1. Seller Defaults. The occurrence of any one or more of the following events shall constitute a Seller Default:

(a)          the Seller shall fail to make any payment or deposit to be made by it hereunder when due; or

(b)          any representation, warranty, certification or statement made or deemed made by the Seller in this Agreement, by FME KGaA or FMCH under the Parent Agreement, or by the Seller, FME KGaA, FMCH or any other Parent Group Member in any other Transaction Document to which it is a party or in any other document certificate or other writing delivered pursuant hereto or thereto, shall prove to have been incorrect in any material respect when made or deemed made; or

(c)          the Seller shall default in the performance of any payment or undertaking (other than those covered by clause (a) above) to be performed or observed under

(i)           Section 5.1(a)(iv); provided that, in the case of any failure to provide any such notice relating to a Potential Seller Default that shall have ceased to exist prior to the date such notice was required to have been given under Section 5.1(a)(iv), the failure to give such notice shall not constitute a Seller Default unless a senior officer of the Seller (including, the Treasurer, any Assistant Treasurer, General Counsel or any assistant or associate general counsel of the Seller) shall have known of the occurrence of such Potential Seller Default during such period; or

(ii)          any of Sections 5.1(a)(v), 5.1 (a)(x), 5.1 (a)(ix), 5.1(b)(i), 5.1(f), 5.1(g), 5.1(h), 5.1(i), 5.1(k), 5.2(a), 5.2(c), 5.2(d), 5.2(e), 5.2(f), 5.2(g), 5.2(h) or 6.2; or

(iii)         Section 5.1(b)(ii), and such default shall continue for 2 Business Days; or

(iv)         any other provision hereof and such default in the case of this clause (iv) shall continue for ten (10) days;

(d)          failure of the Seller, FME KGaA, FMCH or any Transferring Affiliate to pay when due any amounts due under any agreement to which any such Person is a party and under which any Indebtedness greater than €250,000,000 (or its equivalent in any currency) was created or is governed; or the default by the Seller, FME KGaA, FMCH or any Transferring Affiliate in the performance of any term, provision or condition contained in any agreement to which any such Person is a party and under which any Indebtedness owing by the Seller, FME KGaA, FMCH or any Transferring Affiliate greater than €250,000,000 (or its equivalent in any currency) was created or is governed, regardless of whether such event is an “event of default” or “default” under any such agreement; or any Indebtedness owing by the Seller, FME KGaA, FMCH or any Transferring Affiliate greater than €250,000,000 (or its equivalent in any currency) shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment and other than in the case of an instrument stated to be payable on demand) prior to the date of maturity thereof; or

(e)          any Event of Bankruptcy shall occur with respect to the Seller, any other Originating Entity, FME KGaA or FMCH; provided that, in the case of any Event of Bankruptcy relating to any Transferring Affiliate, such Event of Bankruptcy shall not constitute a Seller Default hereunder if at such time the “Percentage Factor” (as defined in the TAA) does not exceed the “Maximum Percentage Factor” (as defined in the TAA) after reducing the “Net Receivables Balance” (as defined in the TAA) by an amount equal to the aggregate Outstanding Balance of all Receivables otherwise included in the calculation of the Net Receivables Balance which either (i) have been originated by such Transferring Affiliate or (ii) are owing from any Obligor that shall have been directed to remit payments thereon to a Special Account that is a Special Account to which Obligors in respect of the Transferring Affiliate that is the subject of such Event of Bankruptcy shall have been directed to remit payments; or

(f)           after giving effect to any Purchase hereunder, the Purchaser shall, for any reason, fail or cease to have all right, title and interest in and to all of the Receivables which are to be included in such Purchase, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, subject only to the interests therein of the Agent, on behalf of the Conduit Investors and the Bank Investors; or

(g)          the Transferring Affiliate Letter or any other Transaction Document shall have terminated; or any material provision thereof shall cease for any reason to be valid and binding on any party thereto or any party shall so state in writing; or any party to any Transaction Document (other than the Purchaser, the Agent, any Conduit Investor or any Bank Investor) shall fail to perform any material term, provision or condition contained in any Transaction Document on its part to be performed or a default shall otherwise occur thereunder; or

(h)          either FMCH or the Seller shall enter into any transaction or merger whereby it is not the surviving entity; or

(i)there shall have occurred any material adverse change in the operations of any of FMCH or the Seller since December 31, 2011 or any other Material Adverse Effect shall have occurred; or

(j)           a default shall occur under the Parent Agreement; or the Parent Agreement shall for any reason terminate; or any material provision thereof shall cease to be valid and binding on any party thereto or any party thereto shall so state in writing; or

(k)          (i) the Seller shall cease to own, free and clear of any Adverse Claim all of the outstanding shares of capital stock of the Transferor on a fully diluted basis; or (ii) FMCH shall cease to own, directly or indirectly, free and clear of any Adverse Claim (other than a pledge made pursuant to the FME KGaA Credit Facility and put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries), all of the outstanding shares of capital stock of any of the Originating Entities or the Collection Agent on a fully diluted basis; provided that FME KGaA may own directly or indirectly stock that is not Voting Stock in subsidiaries of FMCH; or (iii) FME KGaA shall cease to own, directly or indirectly, free and clear of any Adverse Claim, all of the Voting Stock of FMCH other than the preferred stock of FMCH outstanding as of the date hereof (which preferred stock outstanding as of the date hereof shall not represent more than 20% of the total Voting Stock of FMCH); or (iv) or a Change of Control (as defined under the TAA).

SECTION 7.2. Remedies. (a) Upon the occurrence of any Seller Default, the Purchaser shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative.

ARTICLE VIII

INDEMNIFICATION; EXPENSES

SECTION 8.1. Indemnities by the Seller. Without limiting any other rights which the Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Purchaser and any successors and permitted assigns (including, without limitation, the Conduit Investors, the Bank Investors, the Agent, the Administrative Agents, the Collateral Agents, the Liquidity Providers and the Credit Support Providers) and their respective officers, directors and employees (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees (which such attorneys may be employees of any Liquidity Provider, any Credit Support Provider, the Agent, any Administrative Agent, any Collateral Agent or the Purchaser, as applicable) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between the Seller or any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Purchaser and its assigns of Receivables and Related Assets or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing, the Seller shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(i)           any representation or warranty made by any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) or any officers of any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) under or in connection with this Agreement, the Parent Agreement, the Transferring Affiliate Letter, any of the other Transaction Documents, any Investor Report or any other information or report delivered by any Parent Group Member pursuant to or in connection with any Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made;

(ii)          the failure by any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) to comply with any applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation), including with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

(iii)         the failure to vest and maintain vested in the Purchaser a first priority ownership interest in the Affected Assets free and clear of any Adverse Claim;

(iv)         the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

(v)          any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)         any failure of the Collection Agent (if a Parent Group Member or designee thereof) to perform its duties or obligations in accordance with the provisions of the TAA; or

(vii)        any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

(viii)       the transfer of an ownership interest in any Receivable other than an Eligible Receivable;

(ix)         the failure by any Parent Group Member (individually or as Collection Agent) to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Contracts;

(x)          the failure of any Originating Entity to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

(xi)         the commingling by the Seller, any other Originating Entity or the Collection Agent (if a Parent Group Member or designee thereof) of Collections of Receivables at any time with other funds;

(xii)        any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Seller or any other Originating Entity, the ownership of any Receivable, Related Security or Contract or any interest therein;

(xiii)       the failure of any Special Account Bank or any Designated Account Agent to remit any amounts held by it pursuant to the instructions set forth in the applicable Special Account Letter, Intermediate Concentration Account Agreement or Concentration Account Agreement or any instruction of the Collection Agent, the Seller, any Originating Entity or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms of the Transaction Documents) whether by reason of the exercise of set-off rights or otherwise;

(xiv)       any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Seller to qualify to do business or file any notice of business activity report or any similar report;

(xv)        any failure of the Seller to give reasonably equivalent value to any Transferring Affiliate in consideration of the purchase by the Seller from such Transferring Affiliate of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer or any transfer of any Receivable hereunder under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xvi)       any action taken by the Seller, any other Originating Entity or the Collection Agent (if a Parent Group Member or designee thereof) in the enforcement or collection of any Receivable; provided, however, that if any Conduit Investor enters into agreements for the purchase of interests in receivables from one or more Other Transferors, such Conduit Investor shall allocate such Indemnified Amounts which are in connection with any applicable Liquidity Provider Agreement, Credit Support Agreement or the credit support furnished by any applicable Credit Support Provider to the Seller and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to any Parent Group Member and not attributable to any Other Transferor, the Seller shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to any Parent Group Member, such Other Transferors shall be solely liable for such Indemnified Amounts;

(xvii)      any reduction or extinguishment of, or any failure by any Obligor to pay (in whole or in part), any Receivable or any Related Security with respect thereto as a result of or on account of any violation of or prohibition under any law, rule or regulation now or hereafter in effect from time to time, including without limitation and CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation, or as a result of or on account of the entering of any judicial or regulatory order or agreement adversely affecting the Seller or any Parent Group Member;

(xviii)     any failure by the Seller or any Parent Group Member to maintain all governmental and other authorization and approvals necessary to render the services, or sell the merchandise, resulting in Receivables; or

(xix)       without duplication of any amounts paid by the Seller pursuant to Section 2.3, any cancellation or voiding of a Receivable, any Contractual Adjustment, or any other event or circumstance which gives arise to a “Deemed Collection” under the TAA or a “Purchase Price Credit” under this Agreement.

SECTION 8.2. Other Costs and Expenses. (a) The Seller agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Purchaser harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, the out-of-pocket expenses payable by the Purchaser under Section 8.4 of the TAA) or intangible, documentary or recording taxes incurred by or on behalf of the Purchaser or any other Indemnified Party (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Purchaser’s ownership of Receivables and Related Assets with respect thereto) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with the Purchaser’s enforcement or preservation of rights (including, without limitation, the perfection and protection of the transfers of Receivables and Related Assets under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents.

(b)    If the Seller fails to perform any of its agreements or obligations under this Agreement, following expiration of any applicable cure period, the Purchaser (or any assignee thereof) may (but shall not be required to) perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Purchaser (or any such assignee) incurred in connection therewith shall be payable by the Seller upon the Purchaser’s (or any such assignee’s) written demand therefor.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1. Term of Agreement. This Agreement shall terminate on the date after the Collection Date on which (i) no further Purchases are to be made hereunder, (ii) the aggregate Outstanding Balance of Receivables conveyed to the Purchaser hereunder has been reduced to zero or written off in accordance with the Credit and Collection Policy and (iii) the Seller has paid the Purchaser all indemnities, adjustments and other amounts which may be owed to the Purchaser hereunder; provided, however, that (x) the rights and remedies of the Purchaser with respect to any representation and warranty made or deemed to be made by the Seller pursuant to this Agreement, (y) the indemnification and payment provisions of Article VII, and (z) the agreements set forth in Section 9.9 hereof, shall be continuing and shall survive any termination of this Agreement.

SECTION 9.2. Waivers; Amendments. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. No provision of this Agreement or the Subordinated Note may be amended, supplemented, modified or waived except in writing by the Seller, the Purchaser, the Agent and each Administrative Agent. It is expressly understood and acknowledged that the prior written consent of the Agent shall be required in order for the Purchaser to grant a consent, authorization or approval requested by the Seller hereunder, or for the Purchaser to agree to any amendment, waiver or other modification to the terms or conditions of this Agreement.

SECTION 9.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including writing delivered by way of mail, email, telecopy or other electronic transmission) and shall be given to the other party at its mailing address, email address, or telecopy number set forth below or at such other mailing address, email address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by email or telecopy when such telecopy is transmitted to the email address or telecopy number specified in this Section 9.3 and confirmation is received, (ii) if given by mail 3 Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 9.3.

If to the Purchaser:

NMC Funding Corporation

920 Winter Street

Waltham, MA 02451

Telephone: (781) 699-2668

Telecopy: (781) 699-9756

Attn: Mark Fawcett

Payment Information:

Chase Manhattan Bank, N.A.

ABA 021-000-021

Account 323-0-76823

If to the Seller:

National Medical Care, Inc.

920 Winter Street

Waltham, MA 02451

Telephone: (781) 699-2668

Telecopy: (781) 699-9756

Attn: Mark Fawcett

Payment Information:

Chase Manhattan Bank, N.A.

ABA 021-000-021

Account 323-0-76823

SECTION 9.4. Governing Law; Submission to Jurisdiction; Integration.

(a)          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE SELLER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Seller hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 9.4 shall affect the right of the Purchaser to bring any action or proceeding against the Seller or any of its properties in the courts of other jurisdictions.

(b)          EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING

OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

(c)          This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(d)          The Seller hereby appoints Arent Fox LLP, located at 1675 Broadway, New York, New York 10019, as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State Court sitting in the City of New York by the Purchaser or any of its assignees.

SECTION 9.5. Severability; Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement, exhibit or document related to this Agreement or the other Transaction Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act , any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, and any other applicable law. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.6. Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that the Seller may not assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of each of the Purchaser and the Agent. The Purchaser may assign at any time any or all of its rights and obligations hereunder and interests herein to any other Person without the consent of the Seller. Without limiting the foregoing, the Seller acknowledges that the Purchaser, pursuant to the TAA, shall assign to the Agent, on behalf of the Conduit Investors or the Bank Investors, as the case may be, all of its rights, remedies, powers and privileges hereunder and that each of the Agent, the Conduit Investors and such Bank Investors may further assign such rights, remedies, powers and privileges to the extent permitted in the TAA. The Seller agrees that the Agent, as the assignee of the Purchaser, shall, subject to the terms of the TAA, have the right to enforce this Agreement and to exercise directly all of the Purchaser’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of the Purchaser to be given or withheld hereunder) and the Seller agrees to cooperate fully with the Agent in the exercise of such rights and remedies. The Seller further agrees to give to the Agent copies of all notices, reports and other documents it is required to give to the Purchaser hereunder and to permit the Agent the rights of inspection and audit granted to the Purchaser hereunder. In addition, the Seller agrees that to the extent the Purchaser is herein permitted to take any action or to provide any information or report, the Agent may similarly so direct and require (with or without the concurrence of the Purchaser) the Seller to take such action or to provide such information or report.

SECTION 9.7. Waiver of Confidentiality. The Seller hereby consents to the disclosure of any non-public information with respect to it received by the Purchaser, any Conduit Investor, the Agent, any Bank Investor or any Administrative Agent to any of the Purchaser, any Conduit Investor, the Agent, any nationally recognized rating agency rating any Conduit Investor’s Commercial Paper, any Administrative Agent, any Collateral Agent, any Bank Investor or potential Bank Investor, any Liquidity Provider or any Credit Support Provider in relation to this Agreement or the TAA.

SECTION 9.8. Confidentiality Agreement. The Seller hereby agrees that it will not disclose, and will cause each Parent Group Member to refrain from disclosing, the contents of this Agreement or any other proprietary or confidential information of the Purchaser, any Conduit Investor, the Agent, any Administrative Agent, any Collateral Agent, any Liquidity Provider or any Bank Investor to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency provided such auditors, attorneys, employees financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) following notice thereof to the Agent, as otherwise required by applicable law (including the federal securities laws) or order of a court of competent jurisdiction.

SECTION 9.9. Bankruptcy Petitions. (a) The Seller hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of any Conduit Investor, it will not, and the Seller will cause each Parent Group Member to not, institute against, or join any other Person in instituting against, any Conduit Investor, any bankruptcy, reorganization, arrangement insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States or under the laws of Canada or any province or territory of Canada. For purposes of the foregoing, the term "Conduit Investor" shall include each party identified as a Conduit Investor for purposes of Section 10.9 of the TAA. The provisions of this Section shall survive the termination of this Agreement.

(b)          The Seller hereby covenants and agrees that, prior to the date which is one year and one day after this Agreement shall have terminated in accordance with its terms, it will not institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

SECTION 9.10. Purchase Termination. The Seller’s obligation to sell, transfer, assigns and otherwise convey Receivables and Related Assets to the Purchaser hereunder may be terminated at any time by the Seller by giving written notice thereof to Purchaser and the Agent of the Seller’s election to discontinue Purchases hereunder, in which event the Purchase Termination Date (as defined in the TAA) shall thereafter occur on the date specified therefor by the Seller in such notice, but in any event not less than 60 days after the Agent’s receipt of such notice.

SECTION 9.11. Subordination. The Seller agrees that any indebtedness, obligation or claim, it may from time to time hold or otherwise have (including, without limitation any obligation or claim arising in connection with the Revolving Loans) against the Purchaser or any assets or properties of the Purchaser, whether arising hereunder or otherwise existing, shall be subordinate in right of payment to the prior payment in full of any indebtedness or obligation of the Purchaser owing to the Agent, any Administrative Agent, any Conduit Investor or any Bank Investor under the TAA. The subordination provision contained herein is for the direct benefit of, and may be enforced by, the Agent, any Administrative Agent, any Conduit Investor, any Bank Investor and/or any of their respective assignees under the TAA.

SECTION 9.12. Characterization of the Transactions Contemplated by the Agreement. (a) It is the intention of the parties that each Purchase hereunder shall constitute a sale of such Receivables, together with the Related Assets with respect thereto, from the Seller to the Purchaser, conveying good title thereto free and clear of any Adverse Claims, and that such Receivables and Related Assets not be part of the Seller’s estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated under this Agreement should be deemed a financing and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing a “Recharacterization”), the Seller and the Purchaser intend that the Seller shall be deemed to have granted to the Purchaser a first priority perfected and continuing security interest in all of the Seller’s right, title and interest in, to and under the Receivables now or hereafter arising that are sold to the Purchaser pursuant to this Agreement, together with the Related Assets with respect thereto, and that this Agreement shall constitute a security agreement under applicable law.

(b)          In the case of any Recharacterization, each of the Seller and the Purchaser represents and warrants that each remittance of Collections by the Seller to the Purchaser hereunder will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Purchaser and (ii) made in the ordinary course of business or financial affairs of the Seller and the Purchaser. In addition, to further protect the interests of the Purchaser and its assigns, the Seller hereby grants to the Purchaser (for the benefit of itself and the other Indemnified Parties) a first priority perfected and continuing security interest in all of the Seller’s right, title and interest in, to and under the Receivables arising after the Termination Date, together with the Related Assets with respect thereto. The security interests deemed granted and granted pursuant to the two preceding sentences shall secure all obligations of the Seller hereunder and under the other Transaction Documents

(including, without limitation, all indemnification and other obligations of the Seller under Article VIII of this Agreement). The Seller hereby assigns to the Purchaser all of its rights and remedies under the Transferring Affiliate Letter (and all instruments, documents and agreements executed in connection therewith) with respect to the Receivables and the Related Assets and with respect to any obligations thereunder of any Originating Entity with respect to the Receivables and the Related Assets (including, without limitation, all security interests granted by the Transferring Affiliates under the Transferring Affiliate Letter and all indemnification obligations of the Transferring Affiliates under Section 17 of the Transferring Affiliate Letter).

SECTION 9.13. Perfection Representations. The Perfection Representations shall be a part of the Agreement for all purposes. The Seller hereby makes the representations and warranties set forth in the Perfection Representations as of the date of each sale of Receivables hereunder. The Perfection Representations shall survive termination of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended and Restated Receivables Purchase Agreement as of the date first written above.

NMC FUNDING CORPORATION,
as Purchaser

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	Treasurer

NATIONAL MEDICAL CARE, INC.,
as Seller

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	SVP & Treasurer

Signature Page to Third Amended and Restated Receivables Purchase Agreement

EXHIBIT A

[RESERVED]

A-1

EXHIBIT B

[RESERVED]

B-1

EXHIBIT C

[RESERVED]

C-1

EXHIBIT D

to

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

FORM OF SPECIAL ACCOUNT LETTER

[Attached]

D-1

EXHIBIT D

FORM OF SPECIAL ACCOUNT BANK LETTER

[for accounts with manual transfer]

[DATE]

[Name and Address of

Special Account Bank]

[Name of Originating Entity]

Ladies and Gentlemen:

Reference is made to our depository account[s] number[s] _______________ maintained in the name of the undersigned (the “Originating Entity”) with you (the “Account[s]”).

Unless otherwise directed by the Originating Entity, you are hereby instructed to transfer funds on deposit in the Account[s] solely to the following account by [ACH transfer or, if so directed by the Originating Entity, by wire transfer][intrabank transfer]:

[Name, number and designation of (i) the Concentration Account andConcentration Account Bank or (ii) the Intermediate Concentration Account, as applicable].

Each such transfer shall be made at the end of each banking day on which the amount on deposit in the Account[s] exceeds $20,000, with the amount of the transfer being equal to the total amount of such funds in excess of $5,000; provided that that Originating Entity may, at its option, deliver a standing instruction to you to effect such transfer at the end of each banking day regardless of the amount on deposit in the Account[s], with the amount of the transfer being equal to the total amount of funds in the Account[s].

In the event that you are directed by the Originating Entity to make any changes to the payment instructions specified in this letter, you are hereby instructed to notify Scotiabank in writing of such change at its address at The Bank of Nova Scotia, as Agent, One Liberty Plaza, 26th Floor, New York, NY 10006, Attention: Asset-Backed Finance, Mid-Office Administration:

William Sun	Judy Bookal
Tel: (212) 225-5331	Tel: (212) 225-5462
Fax: (212) 225-5274	Fax: (212)225-5274
Email: william.sun@scotiabank.com	Email: judy.bookal@scotiabank.com

Please agree to the terms of, and acknowledge receipt of, this letter by signing in the space provided below on two copies hereof sent herewith and send the signed copies to NMC Funding Corporation and the Originating Entity at its address at 920 Winter Street, Waltham, MA 02451, Attention: Mark Fawcett.

Very truly yours,

[NAME OF ORIGINATING ENTITY]

By:
Title

Agreed and acknowledged:

[NAME OF SPECIAL ACCOUNT BANK]

By:
Title:

FORM OF SPECIAL ACCOUNT BANK LETTER

[for zero balance accounts]

[DATE]

[Name and Address of

Special Account Bank]

[Name of Originating Entity]

Ladies and Gentlemen:

Reference is made to our depository account[s] number[s] _______________ maintained in the name of the undersigned (the “Originating Entity”) with you (the “Account[s]”).

This letter confirms that, as of the date hereof, the Account is a zero balance account (“ZBA”) established in accordance with your standard policies and procedures pursuant to which you are instructed to effect a transfer (the “Transfer”) at the end of each banking day of the available balance on deposit in the Account solely to the following account by ZBA transfer (internal book entry):

[Name, number and designation of (i) the Concentration Account and Concentration Account Bank or (ii) the Intermediate Concentration Account, as applicable].

If so directed by the Originating Entity, the Transfer may be accomplished by ACH, wire or other means of transfer. In such event, the Originating Entity will complete any implementation forms required by you to effect any standing transfer instructions in accordance with your standard policies and procedures then in effect.

In the event that you are directed by the Originating Entity to make any changes to the payment instructions specified in this letter, you are hereby instructed to notify Scotiabank in writing of such change at its address at The Bank of Nova Scotia, as Agent, One Liberty Plaza, 26th Floor, New York, NY 10006, Attention: Asset-Backed Finance, Mid-Office Administration:

William Sun	Judy Bookal
Tel: (212) 225-5331	Tel: (212) 225-5462
Fax: (212) 225-5274	Fax: (212)225-5274
Email: william.sun@scotiabank.com	Email: judy.bookal@scotiabank.com

Please agree to the terms of, and acknowledge receipt of, this letter by signing in the space provided below on two copies hereof sent herewith and send the signed copies to NMC Funding Corporation and the Originating Entity at its address at 920 Winter Street, Waltham, MA 02451, Attention: Mark Fawcett.

Very truly yours,

[NAME OF ORIGINATING ENTITY]

By:
Title

Agreed and acknowledged:

[NAME OF SPECIAL ACCOUNT BANK]

By:
Title:

EXHIBIT E

to

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

FORM OF SUBORDINATED NOTE

E-1

Subordinated Revolving Note

Lexington, Massachusetts	August 28, 1997

1.            Note. For value received, the undersigned, NMC Funding Corporation, a Delaware corporation (the Borrower), hereby unconditionally promises to pay to the order of National Medical Care, Inc., a Delaware corporation (the Lender), in lawful money of the United States of America and in immediately available funds, on the Collection Date (as defined below) the aggregate unpaid principal sum outstanding of all Revolving Loans made from time to time by the Lender to the Borrower pursuant to and in accordance with the terms of that certain Receivables Purchase Agreement dated as of August 28, 1997 between the Lender and the Borrower (as amended, restated, supplemented or otherwise modified from time to time, the Purchase Agreement). Reference to Section 2.2 of the Purchase Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. The Collection Date shall be the later to occur of (i) the Termination Date under that certain Transfer and Administration Agreement dated as of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the TAA) among the Borrower, Enterprise Funding Corporation (the Company), certain Bank Investors from time to time party thereto (together with the Company, the Investors), National Medical Care, Inc. as Collection Agent and NationsBank, NA., as Agent for the Investors, and (ii) the date all of the Aggregate Unpaids under the TAA shall have been repaid in full and all other obligations of the Borrower to the Investors and the Agent thereunder or in connection therewith shall have been indefeasibly satisfied in full (such Aggregate Unpaids and other obligations being the Senior Claim). All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2.            Interest.

(a)          The Borrower further promises to pay interest on the outstanding unpaid principal amount of any Revolving Loans from the date hereof until payment in full hereof at a rate per annum equal to the one-month LIBOR rate (as reported in the Bloomberg proprietary online service) plus 1.5% (the Interest Rate). The Interest Rate shall be re-set on the first Business Day of each month, based on the rate reported in Bloomberg on that date, and the re-set rate shall be in effect during the month then beginning.

(b)          If the Borrower shall default in the payment of any principal hereof, the Borrower promises to, on demand, pay interest at the rate of the Interest Rate plus 1.0% on any such unpaid amounts, from the date such payment is due to the date of actual payment.

(c)          Interest shall be payable on the first calendar day of each month (or, if such day is not a Business Day, the next following Business Day) in arrears, provided, however, that the Borrower may elect, on the date any interest payment is due hereunder, to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Revolving Note.

3.           Principal Payments.

(a)          The outstanding principal of any loan made under this Subordinated Revolving Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

(b)          The Lender is authorized and directed by the Borrower to enter in the Lender’s books and records the date and amount of each Revolving Loan made by it which is evidenced by this Subordinated Revolving Note and the amount of each payment of principal made by the Borrower, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of the Lender to make any such entry or any error therein shall expand, limit or affect the obligations of the Borrower hereunder.

4.            Subordination. The indebtedness evidenced by this Subordinated Revolving Note is subordinated to the prior payment in full of all of the Borrower’s obligations under the TAA. The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Investors and/or any of their assignees (collectively, the Senior Claimants) under the TAA. Until the Collection Date, the Lender shall not demand, accelerate, sue for, take, receive or accept from the Borrower, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Revolving Note or exercise any remedies or take any action or proceeding to enforce the same. The Lender hereby agrees that it will not institute against the Borrower any proceeding of the type constituting an Event of Bankruptcy unless and until the date that is one year and one day after the Collection Date has occurred. Nothing in this paragraph shall restrict the Borrower from paying, or the Lender from requesting, any payments under this Subordinated Revolving Note so long as (i) the Borrower is not required under the TAA to set aside the funds proposed to be used for such payments for the benefit of, or otherwise pay over such funds to, any of the Senior Claimants, (ii) no Termination Event or Potential Termination Event shall have occurred and then be continuing under the TAA and no Collection Agent Default shall have occurred and then be continuing under the TAA and (iii) the making of such payment would not otherwise violate the terms and provisions of either the Purchase Agreement or the TAA. Should any payment, distribution or security or proceeds thereof be received by the Lender in violation of the immediately preceding sentence, the Lender agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

5.            Bankruptcy; Insolvency. Upon the occurrence of any Event of Bankruptcy involving the Borrower as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of the Senior Claim (including Discount accruing under the TAA after the commencement of any such proceeding, whether or not any or all of such Discount is an allowable claim in any such proceeding) before the Lender shall be entitled to receive any payment on account of this Subordinated Revolving Note, and to that end, any payment or distribution of assets of the Borrower of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Revolving Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

6.            Amendments. This Subordinated Revolving Note shall not be amended, modified or terminated except in accordance with Section 9.2 of the Purchase Agreement.

7.            Governing Law. This Subordinated Revolving Note shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws and decisions of the State of New York. Wherever possible each provision of this Subordinated Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Subordinated Revolving Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Subordinated Revolving Note.

8.            Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. The Lender additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Revolving Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

9.            Assignment. This Subordinated Revolving Note may not be assigned, pledged or otherwise transferred to any party without the prior written consent of the Agent, and any such attempted transfer shall be void.

In witness whereof, the Borrower has executed this Subordinated Revolving Note on the date first written above.

NMC Funding Corporation

By:
James V. Luther, President

EXHIBIT F

To

THIRD AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

LIST OF ACTIONS AND SUITS

SECTIONS 3.1(g) and 3.1(k)(iv)

3.1(g)(i)               Seller: See below under Legal and Regulatory Matters

3.1(g)(ii)              Affiliates:             The “Legal and Regulatory Matters” section of the most recent annual report on Form 20-F or report on Form 6-K for the quarter, as applicable, and such other Form 6-Ks referencing therein any actions, suits or proceedings, each as filed by Fresenius Medical Care AG & Co. KGaA (“FME KGaA” or the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934 is hereby incorporated by reference as if fully set forth herein.

Such filings can be found on the SEC website at the following link: https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001333141&owner=exclude&count=40&hidefilings=0

The following are excerpts from the report on Form 6-K of FME KGaA filed with the Securities and Exchange Commission on July 30, 2021 for the period ending June 30, 2021 (in thousands, except share and per share data):

Legal and Regulatory Matters

The Company is routinely involved in claims, lawsuits, regulatory and tax audits, investigations and other legal matters arising, for the most part, in the ordinary course of its business of providing health care services and products. Legal matters that the Company currently deems to be material or noteworthy are described below. The Company records its litigation reserves for certain legal proceedings and regulatory matters to the extent that the Company determines an unfavorable outcome is probable and the amount of loss can be reasonably estimated. For the other matters described below, the Company believes that the loss probability is remote and/or the loss or range of possible losses cannot be reasonably estimated at this time. The outcome of litigation and other legal matters is always difficult to predict accurately and outcomes that are not consistent with the Company’s view of the merits can occur. The Company believes that it has valid defenses to the legal matters pending against it and is defending itself vigorously. Nevertheless, it is possible that the resolution of one or more of the legal matters currently pending or threatened could have a material adverse effect on its business, results of operations and financial condition.

Beginning in 2012, the Company received certain communications alleging conduct in countries outside the United States that might violate the Foreign Corrupt Practices Act or other anti-bribery laws. The Company conducted investigations with the assistance of outside counsel and, in a continuing dialogue, advised the Securities and Exchange Commission (“SEC”) and the United States Department of Justice (“DOJ”) about these investigations. The DOJ and the SEC also conducted their own investigations, in which the Company cooperated. In the course of this dialogue, the Company identified and reported to the DOJ and the SEC, and took remedial actions with respect to, conduct that resulted in the DOJ and the SEC seeking monetary penalties including disgorgement of profits and other remedies. This conduct revolved principally around the Company's products business in countries outside the United States.

On March 29, 2019, the Company entered into a non-prosecution agreement (“NPA”) with the DOJ and a separate agreement with the SEC intended to resolve fully and finally the U.S. government allegations against the Company arising from the investigations. Both agreements included terms starting August 2, 2019. The DOJ NPA is scheduled to terminate on August 2, 2022 and the dismissal of the SEC Order is scheduled to occur on November 30, 2022. The Company paid a combined total in penalties and disgorgement of approximately $231,715 (€205,854) to the DOJ and the SEC in connection with these agreements. The entire amount paid to the DOJ and the SEC was reserved for in charges that the Company recorded in 2017 and 2018 and announced in 2018. As part of the resolution, the Company agreed to certain self-reporting obligations and to retain an independent compliance monitor. Due to COVID-19 pandemic restrictions, the monitorship program faced certain delays, but the Company is working to have all its obligations under the resolution with the DOJ and SEC completed in 2022.

In 2015, the Company self-reported to the German prosecutor conduct with a potential nexus to Germany and continues to cooperate with government authorities in Germany in their review of the conduct that prompted the Company's and United States government investigations.

Since 2012, the Company has made and continues to make further significant investments in its compliance and financial controls and in its compliance, legal and financial organizations. The Company's remedial actions included separation from those employees responsible for the above-mentioned conduct. The Company is dealing with post-FCPA review matters on various levels. The Company continues to be fully committed to compliance with the FCPA and other applicable anti-bribery laws.

On October 30, 2020, Mexico’s primary social security and health care agency filed a civil complaint in the United States District Court for the District of Massachusetts (Boston) asserting claims for common law fraud against the Company and FMCH. 2020 Civ. 11927-IT (E. D. Mass.). The allegations of the complaint rely on the Company’s resolution under the FCPA. After both FMCH and the Company moved to dismiss the complaint, the plaintiff moved on June 23, 2021 to dismiss the complaint voluntarily without prejudice. The court granted plaintiff’s motion the same day.

FMCH's insurers agreed to the settlement in 2017 of personal injury litigation related to FMCH's Granuflo® and Naturalyte® acid concentrate products and funded $220,000 (€179,284) of the settlement fund under a reciprocal reservation of rights. FMCH accrued a net expense of $60,000 (€48,896) in connection with the settlement, including legal fees and other anticipated costs. Following the settlement, FMCH's insurers in the AIG group initiated litigation against FMCH seeking to be indemnified by FMCH for their $220,000 (€179,284) outlay and FMCH initiated litigation against the AIG group to recover defense and indemnification costs FMCH had borne. National Union Fire Insurance v. Fresenius Medical Care, 2016 Index No. 653108 (Supreme Court of New York for New York County).

Discovery in the litigation is complete. The AIG group abandoned certain of its coverage claims and submitted expert reports on damages asserting that, if AIG prevails on all its remaining claims, it should recover $60,000 (€48,896). FMCH contests all of AIG’s claims and submitted expert reports supporting rights to recover $108,000 (€88,012) from AIG, in addition to the $220,000 (€179,284) already funded. A trial date has not been set in the matter.

In August 2014, FMCH received a subpoena from the United States Attorney’s Office (“USAO”) for the District of Maryland inquiring into FMCH's contractual arrangements with hospitals and physicians involving contracts relating to the management of in-patient acute dialysis services. On August 27, 2020, after the USAO declined to pursue the matter by intervening, the United States District Court for Maryland unsealed a 2014 relator’s qui tam complaint that gave rise to the investigation. United States ex rel. Martin Flanagan v. Fresenius Medical Care Holdings, Inc., 2014 Civ. 00665 (D. Maryland). The relator has served the complaint and litigation is proceeding. In response to FMCH’s motion to dismiss the unsealed complaint, the relator filed an amended complaint on February 5, 2021 making broad allegations about financial relationships between FMCH and nephrologists.

In July 2015, the Attorney General for Hawaii issued a civil complaint under the Hawaii False Claims Act alleging a conspiracy pursuant to which certain Liberty Dialysis subsidiaries of FMCH overbilled Hawaii Medicaid for Liberty's Epogen® administrations to Hawaii Medicaid patients during the period from 2006 through 2010, prior to the time of FMCH's acquisition of Liberty. Hawaii v. Liberty Dialysis—Hawaii, LLC et al., Case No. 15-1-1357-07 (Hawaii 1st Circuit). The State alleges that Liberty acted unlawfully by relying on incorrect and unauthorized billing guidance provided to Liberty by Xerox State Healthcare LLC, which acted as Hawaii's contracted administrator for its Medicaid program reimbursement operations during the relevant period. With discovery concluded, the State has specified that its demands for relief relate to $7,700 (€6,275) in overpayments on approximately twenty thousand “claims” submitted by Liberty. After prevailing on motions by Xerox to preclude it from doing so, FMCH is pursuing third-party claims for contribution and indemnification against Xerox. The State's False Claims Act complaint was filed after Liberty initiated an administrative action challenging the State's recoupment of alleged overpayments from sums currently owed to Liberty. The civil litigation and administrative action are proceeding in parallel. Trial in the civil litigation has been postponed because of COVID-19-related administrative issues and has been rescheduled for January 2022.

On August 31, 2015, FMCH received a subpoena under the False Claims Act from the United States Attorney for the District of Colorado (Denver) inquiring into FMCH’s participation in and management of dialysis facility joint ventures in which physicians are partners. FMCH continues to cooperate in the Denver USAO investigation, which has come to focus on purchases and sales of minority interests in ongoing outpatient facilities between FMCH and physician groups.

On November 25, 2015, FMCH received a subpoena under the False Claims Act from the United States Attorney for the Eastern District of New York (Brooklyn) also inquiring into FMCH’s involvement in certain dialysis facility joint ventures in New York. On September 26, 2018, the Brooklyn USAO declined to intervene on the qui tam complaint filed under seal in 2014 that gave rise to this investigation. CKD Project LLC v. Fresenius Medical Care, 2014 Civ. 06646 (E.D.N.Y. November 12, 2014). The court unsealed the complaint, allowing the relator to proceed on its own. On January 27, 2021, the Magistrate Judge recommended dismissal of the complaint with prejudice and without leave to amend. The relator is appealing the Magistrate Judge’s recommendation.

Beginning October 6, 2015, the United States Attorney for the Eastern District of New York (Brooklyn) has led an investigation, through subpoenas issued under the False Claims Act, of utilization and invoicing by FMCH’s subsidiary Azura Vascular Care for a period beginning after FMCH’s acquisition of American Access Care LLC ("AAC") in October 2011. FMCH is cooperating in the Brooklyn USAO investigation. The Brooklyn USAO has indicated that its investigation is nationwide in scope and is focused on whether certain access procedures performed at Azura facilities were medically unnecessary and whether certain physician assistants employed by Azura exceeded their permissible scope of practice. Allegations against AAC arising in districts in Connecticut, Florida and Rhode Island relating to utilization and invoicing were settled in 2015.

On November 18, 2016, FMCH received a subpoena under the False Claims Act from the United States Attorney for the Eastern District of New York (Brooklyn) seeking documents and information relating to the operations of Shiel Medical Laboratory, Inc. (“Shiel”), which FMCH acquired in October 2013. In the course of cooperating in the investigation and preparing to respond to the subpoena, FMCH identified falsifications and misrepresentations in documents submitted by a Shiel salesperson that relate to the integrity of certain invoices submitted by Shiel for laboratory testing for patients in long term care facilities. On February 21, 2017, FMCH terminated the employee and notified the United States Attorney of the termination and its circumstances. The terminated employee's conduct is expected to result in demands for

FMCH to refund overpayments and to pay related penalties under applicable laws, but the monetary value of such payment demands cannot yet be reasonably estimated. FMCH contends that, under the asset sale provisions of its 2013 Shiel acquisition, it is not responsible for misconduct by the terminated employee or other Shiel employees prior to the date of the acquisition. The Brooklyn USAO continues to investigate a range of issues involving Shiel, including allegations of improper compensation (kickbacks) to physicians, and has disclosed that multiple sealed qui tam complaints underlie the investigation.

On December 12, 2017, FMCH sold to Quest Diagnostics certain Shiel operations that are the subject of this Brooklyn subpoena, including the misconduct reported to the United States Attorney. Under the Quest Diagnostics sale agreement, FMCH retains responsibility for responding to the Brooklyn investigation and for liabilities arising from conduct occurring after its 2013 acquisition of Shiel and prior to its sale of Shiel to Quest Diagnostics. FMCH is cooperating in the investigation.

In May 2017, the United States Attorney for the Middle District of Tennessee (Nashville) issued identical subpoenas to FMCH and two subsidiaries under the False Claims Act concerning FMCH's retail pharmaceutical business. The subpoenas, and the subsequent investigation in which FMCH cooperated, were apparently predicated on but were not limited to a complaint filed on November 6, 2015 by two former employees. United States ex rel. Keasler et al. v. Fresenius Medical Care Rx, LLC, 03:15-Civ-01183 (M.D. Tenn. 2015). On July 9, 2021, the United States declined to intervene in the matter. On July 13, 2021, the Court allowed the relators’ complaint to be unsealed. The relators may elect to serve the complaint.

On March 12, 2018, Vifor Fresenius Medical Care Renal Pharma Ltd. and Vifor Fresenius Medical Care Renal Pharma France S.A.S. (collectively, “VFMCRP”) (see note 3), filed a complaint for patent infringement against Lupin Atlantis Holdings SA and Lupin Pharmaceuticals Inc. (collectively, “Lupin”), and Teva Pharmaceuticals USA, Inc. (“Teva”) in the U.S. District Court for the District of Delaware (Case 1:18-cv-00390-MN, “first complaint”). The patent infringement action is in response to Lupin and Teva’s filings of Abbreviated New Drug Applications ("ANDA") with the U.S. Food and Drug Administration ("FDA") for generic versions of Velphoro®. Velphoro® is protected by patents listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations, also known as the Orange Book. The complaint was filed within the 45-day period provided for under the Hatch-Waxman legislation, and triggered a stay of FDA approval of the ANDAs for 30 months (specifically, up to July 29, 2020 for Lupin’s ANDA; and August 6, 2020 for Teva’s ANDA. In response to another ANDA being filed for a generic Velphoro®, VFMCRP filed a complaint for patent infringement against Annora Pharma Private Ltd., and Hetero Labs Ltd. (collectively, “Annora”), in the U.S. District Court for the District of Delaware on December 17, 2018. The case was settled among the parties, thus terminating the court action on August 4, 2020. On May 26, 2020, VFMCRP filed a further complaint for patent infringement against Lupin in the U.S. District Court for the District of Delaware (Case No. 1:20-cv-00697-MN) in response to Lupin’s ANDA for a generic version of Velphoro® and on the basis of a newly listed patent in the Orange Book. On July 6, 2020, VFMCRP filed an additional complaint for patent infringement against Lupin and Teva in the U.S. District Court for the District of Delaware (Case No. 1:20-cv-00911-MN, “second complaint”) in response to the companies’ ANDA for generic versions of Velphoro® and on the basis of two newly listed patents in the Orange Book. All cases involving Lupin as defendant were settled among the parties, thus terminating the corresponding court actions on December 18, 2020. In relation to the remaining pending cases and the defendant Teva, trial took place for the first complaint between January 19 and 22, 2021. Another patent newly listed in the Orange Book was added to the second complaint on June 23, 2021. Trial is scheduled for the second complaint for June 2022.

On December 17, 2018, FMCH was served with a subpoena under the False Claims Act from the United States Attorney for the District of Colorado (Denver) as part of an investigation of allegations against DaVita, Inc. involving transactions between FMCH and DaVita. The subject transactions include sales and purchases of dialysis facilities, dialysis-related products and pharmaceuticals, including dialysis machines and dialyzers, and contracts for certain administrative services. FMCH is cooperating in the investigation.

On June 28, 2019, certain FMCH subsidiaries filed a complaint against the United States seeking to recover monies owed to them by the United States Department of Defense under the Tricare program, and to preclude Tricare from recouping monies previously paid. Bio-Medical Applications of Georgia, Inc., et al. v. United States, CA 19-947, United States Court of Federal Claims. Tricare provides reimbursement for dialysis treatments and other medical care provided to members of the military services, their dependents and retirees. The litigation challenges unpublished administrative actions by Tricare administrators reducing the rate of compensation paid for dialysis treatments provided to Tricare beneficiaries based on a recasting or “crosswalking” of codes used and followed in invoicing without objection for many years. Tricare administrators have acknowledged the unpublished administrative action and declined to change or abandon it. On July 8, 2020, the U.S. government filed its answer (and confirmed their position). The parties will proceed to discovery. The court has not yet set a date for trial in this matter. FMCH has imposed a constraint on revenue otherwise recognized from the Tricare program that it believes, in consideration of facts currently known, sufficient to account for the risk of this litigation.

On August 21, 2020, FMCH was served with a subpoena from the United States Attorney for the District of Massachusetts requesting information and documents related to urgent care centers that FMCH owned, operated, or controlled as part of its ChoiceOne and Medspring urgent care operations prior to its divestiture of and exit from that line of business in 2018. The subpoena appears to be related to an ongoing investigation of alleged upcoding in the urgent care industry, which has resulted in certain published settlements under the federal False Claims Act. FMCH is cooperating in the investigation.

On March 25, 2021, FMCH received a grand jury subpoena issued from the United States District Court for the Northern District of Texas (Dallas). The subpoena seeks documents comprising communications between employees of FMCH and DaVita and partially overlaps in content the 2018 Denver subpoena. The Dallas subpoena is part of a separate investigation by the Anti-Trust Division of the Department of Justice into possible employee “no poaching” and similar agreements to refrain from competition and is related to the indictment in United States v. Surgical Care Affiliates, 3:2021-Cr-0011 (N.D. Tex.) and United States v. DaVita, Inc. et al., 1:21-cr00229 (D.Col.). The unnamed co-conspirators described in the Surgical Care Affiliates and DaVita indictments do not include FMCH, the Company, or any of their employees. FMCH is cooperating in the investigation.

From time to time, the Company is a party to or may be threatened with other litigation or arbitration, claims or assessments arising in the ordinary course of its business. Management regularly analyzes current information including, as applicable, the Company’s defenses and insurance coverage and, as necessary, provides accruals for probable liabilities for the eventual disposition of these matters.

The Company, like other health care providers, insurance plans and suppliers, conducts its operations under intense government regulation and scrutiny. It must comply with regulations which relate to or govern the safety and efficacy of medical products and supplies, the marketing and distribution of such products, the operation of manufacturing facilities, laboratories, dialysis clinics and other health care facilities, and environmental and occupational health and safety. With respect to its development, manufacture, marketing and distribution of medical products, if such compliance is not maintained, the Company could be subject to significant adverse regulatory actions by the FDA and comparable regulatory authorities outside the U.S. These regulatory actions could include warning letters or other enforcement notices from the FDA, and/or comparable foreign regulatory authority which may require the Company to expend significant time and resources in order to implement appropriate corrective actions. If the Company does not address matters raised in warning letters or other enforcement notices to the satisfaction of the FDA and/or comparable regulatory authorities outside the U.S., these regulatory authorities could take additional actions, including product recalls, injunctions against the distribution of products or operation of manufacturing plants, civil penalties, seizures of the Company’s products and/or criminal prosecution. FMCH completed remediation efforts with respect to one pending FDA warning letter and is awaiting confirmation as to whether the letter is now closed. The Company must also comply with the laws of the United States, including the federal

Anti-Kickback Statute, the federal False Claims Act, the federal Stark Law, the federal Civil Monetary Penalties Law and the federal Foreign Corrupt Practices Act as well as other federal and state fraud and abuse laws. Applicable laws or regulations may be amended, or enforcement agencies or courts may make interpretations that differ from the Company's interpretations or the manner in which it conducts its business. Enforcement has become a high priority for the federal government and some states. In addition, the provisions of the False Claims Act authorizing payment of a portion of any recovery to the party bringing the suit encourage private plaintiffs to commence whistleblower actions. By virtue of this regulatory environment, the Company’s business activities and practices are subject to extensive review by regulatory authorities and private parties, and continuing audits, subpoenas, other inquiries, claims and litigation relating to the Company’s compliance with applicable laws and regulations. The Company may not always be aware that an inquiry or action has begun, particularly in the case of whistleblower actions, which are initially filed under court seal.

The Company operates many facilities and handles the personal data ("PD") of its patients and beneficiaries throughout the United States and other parts of the world and engages with other business associates to help it carry out its health care activities. In such a decentralized system, it is often difficult to maintain the desired level of oversight and control over the thousands of individuals employed by many affiliated companies and its business associates. On occasion, the Company or its business associates may experience a breach under the Health Insurance Portability and Accountability Act Privacy Rule and Security Rules, the EU’s General Data Protection Regulation and or other similar laws ("Data Protection Laws") when there has been impermissible use, access, or disclosure of unsecured PD or when the Company or its business associates neglect to implement the required administrative, technical and physical safeguards of its electronic systems and devices, or a data breach that results in impermissible use, access or disclosure of personal identifying information of its employees, patients and beneficiaries. On those occasions, the Company must comply with applicable breach notification requirements.

The Company relies upon its management structure, regulatory and legal resources, and the effective operation of its compliance program to direct, manage and monitor the activities of its employees. On occasion, the Company may identify instances where employees or other agents deliberately, recklessly or inadvertently contravene the Company’s policies or violate applicable law. The actions of such persons may subject the Company and its subsidiaries to liability under the Anti-Kickback Statute, the Stark Law, the False Claims Act, Data Protection Laws, the Health Information Technology for Economic and Clinical Health Act and the Foreign Corrupt Practices Act, among other laws and comparable state laws or laws of other countries.

Physicians, hospitals and other participants in the health care industry are also subject to a large number of lawsuits alleging professional negligence, malpractice, product liability, worker’s compensation or related claims, many of which involve large claims and significant defense costs. The Company has been and is currently subject to these suits due to the nature of its business and expects that those types of lawsuits may continue. Although the Company maintains insurance at a level which it believes to be prudent, it cannot assure that the coverage limits will be adequate or that insurance will cover all asserted claims. A successful claim against the Company or any of its subsidiaries in excess of insurance coverage could have a material adverse effect upon it and the results of its operations. Any claims, regardless of their merit or eventual outcome, could have a material adverse effect on the Company’s reputation and business.

The Company has also had claims asserted against it and has had lawsuits filed against it relating to alleged patent infringements or businesses that it has acquired or divested. These claims and suits relate both to operation of the businesses and to the acquisition and divestiture transactions. The Company has, when appropriate, asserted its own claims, and claims for indemnification. A successful claim against the Company or any of its subsidiaries could have a material adverse effect upon its business, financial condition, and the results of its operations. Any claims, regardless of their merit or eventual outcome, could have a material adverse effect on the Company’s reputation and business.

In Germany, the tax audits for the years 2006 through 2009 have been substantially completed. The German tax authorities have indicated a re-qualification of dividends received in connection with intercompany mandatorily redeemable preferred shares into fully taxable interest payments for these and subsequent years until 2013. The Company has defended its position and will avail itself of appropriate remedies. The Company is also subject to ongoing and future tax audits in the U.S., Germany and other jurisdictions in the ordinary course of business. Tax authorities routinely pursue adjustments to the Company’s tax returns and disallowances of claimed tax deductions. When appropriate, the Company defends these adjustments and disallowances and asserts its own claims. A successful tax related claim against the Company or any of its subsidiaries could have a material adverse effect upon its business, financial condition and results of operations.

Other than those individual contingent liabilities mentioned above, the current estimated amount of the Company's other known individual contingent liabilities is immaterial.

3.1(k)(iv)	Tradenames: Renal Care Group	Fresenius Renal Technologies
	National Nephrology Associates	Fresenius Renal Therapies
	TruBlu Logistics (FUSA Mfg)	Fresenius Kidney Care
	Fresenius Renal Pharmaceuticals	Fresenius USA

Merger:               On September 25, 2018, American Access Care of Bucks County, LLC, American Access Care of Pittsburgh, LLC, Gynesis Healthcare of Pennsylvania, Inc. and PD Solutions of Pennsylvania, merged into Physicians Dialysis Company, Inc.

On September 25, 2018, Mercy Dialysis Center, Inc. merged into Bio-Medical Applications of Wisconsin, Inc.

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G-1

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LOCATION OF RECORDS

Number	Name	TAX ID	Billing Group Name1	Addr1	City1	ST1	Zip1
1	Apheresis Care Group, Inc.	84‐1677784	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
2	Bio‐Medical Applications Management Company, Inc.	22‐1946461	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
3	Bio‐Medical Applications of Alabama, Inc.	04‐2625090	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
4	Bio‐Medical Applications of Amarillo, Inc.	04‐2649134	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
5	Bio‐Medical Applications of Anacostia, Inc.	04‐2716481	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
6	Bio‐Medical Applications of Aguadilla, Inc.	04‐2968314	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
7	Bio‐Medical Applications of Arecibo, Inc.	04‐2740118	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
8	Bio‐Medical Applications of Arkansas, Inc.	04‐2505389	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
9	Bio‐Medical Applications of Bayamon, Inc.	04‐2832066	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
10	Bio‐Medical Applications of Blue Springs, Inc.	04‐2975267	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
11	Bio‐Medical Applications of Caguas, Inc.	04‐2739513	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
12	Bio‐Medical Applications of California, Inc.	04‐3129981	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
13	Bio‐Medical Applications of Camarillo, Inc.	04‐2957737	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
14	Bio‐Medical Applications of Carolina, Inc.	04‐2696241	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
15	Bio‐Medical Applications of Clinton, Inc.	04‐3112273	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
16	Bio‐Medical Applications of Columbia Heights, Inc.	04‐2583382	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
17	Bio‐Medical Applications of Connecticut, Inc.	04‐2990950	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
18	Bio‐Medical Applications of Delaware, Inc.	04‐3183720	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
19	Bio‐Medical Applications of Dover, Inc.	04‐2944525	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
20	Bio‐Medical Applications of Eureka, Inc.	04‐2652260	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
21	Bio‐Medical Applications of Fayetteville, Inc.	04‐2944524	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
22	Bio‐Medical Applications of Florida, Inc.	11‐2226338	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
23	Bio‐Medical Applications of Fremont, Inc.	04‐3033477	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
24	Bio‐Medical Applications of Fresno, Inc.	04‐3017372	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
25	Bio‐Medical Applications of Georgia, Inc.	04‐2832065	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
26	Bio‐Medical Applications of Guayama, Inc.	04‐2963519	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
27	Bio‐Medical Applications of Humacao, Inc.	04‐3039570	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
28	Bio‐Medical Applications of Illinois, Inc.	04‐2560009	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
29	Bio‐Medical Applications of Indiana, Inc.	04‐2969825	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
30	Bio‐Medical Applications of Kansas, Inc.	04‐3291316	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
31	Bio‐Medical Applications of Kentucky, Inc.	04‐2546968	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
32	Bio‐Medical Applications of Los Gatos, Inc.	04‐3033478	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
33	Bio‐Medical Applications of Louisiana, LLC	04‐2508242	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
34	Bio‐Medical Applications of Maine, Inc.	04‐2508244	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
35	Bio‐Medical Applications of Manchester, Inc.	04‐2969816	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
36	Bio‐Medical Applications of Maryland, Inc.	04‐2553140	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
37	Bio‐Medical Applications of Massachusetts, Inc.	04‐3088660	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
38	Bio‐Medical Applications of Mayaguez, Inc.	04‐2594769	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
39	Bio‐Medical Applications of Michigan, Inc.	04‐2516906	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144

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Number	Name	TAX ID	Billing Group Name1	Addr1	City1	ST1	Zip1
40	Bio‐Medical Applications of Minnesota, Inc.	04‐3376339	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
41	Bio‐Medical Applications of Mississippi, Inc.	04‐3108559	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
42	Bio‐Medical Applications of Missouri, Inc.	04‐2975268	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
43	Bio‐Medical Applications of New Hampshire, Inc.	04‐2944527	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
44	Bio‐Medical Applications of New Jersey, Inc.	04‐3106961	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
45	Bio‐Medical Applications of New Mexico, Inc.	04‐2520837	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
46	Bio‐Medical Applications of North Carolina, Inc.	04‐3085674	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
47	Bio‐Medical Applications of Northeast D.C., Inc.	04‐2832070	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
48	Bio‐Medical Applications of Ohio, Inc.	04‐3110360	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
49	Bio‐Medical Applications of Oklahoma, Inc.	04‐3017363	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
50	Bio‐Medical Applications of Pennsylvania, Inc.	04‐2466383	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
51	Bio‐Medical Applications of Ponce, Inc.	04‐2521638	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
52	Bio‐Medical Applications of Puerto Rico, Inc.	04‐3167416	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
53	Bio‐Medical Applications of Rhode Island, Inc.	04‐2489760	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
54	Bio‐Medical Applications of Rio Piedras, Inc.	04‐2968308	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
55	Bio‐Medical Applications of San German, Inc.	04‐2740117	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
56	Bio‐Medical Applications of San Juan, Inc.	04‐2520840	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
57	Bio‐Medical Applications of South Carolina, Inc.	04‐2944532	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
58	Bio‐Medical Applications of Southeast Washington, Inc.	04‐2633086	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
59	Bio‐Medical Applications of Tennessee, Inc.	04‐3074770	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
60	Bio‐Medical Applications of Texas, Inc.	11‐2226275	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
61	Bio‐Medical Applications of the District of Columbia, Inc.	04‐2558118	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
62	Bio‐Medical Applications of Virginia, Inc.	04‐3054876	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
63	Bio‐Medical Applications of West Virginia, Inc.	04‐2894956	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
64	Bio‐Medical Applications of Wisconsin, Inc.	04‐2539147	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
65	Bio‐Medical Applications of Wyoming, LLC	04‐3809723	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
66	Brevard County Dialysis, LLC	20‐0250202	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
67	Clayton County Dialysis, LLC	58‐2350026	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
68	Clermont Dialysis Center, LLC	59‐3733739	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
69	College Park Dialysis, LLC	56‐2293442	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
70	Columbus Area Renal Alliance, LLC	31‐1799562	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
71	Conejo Valley Dialysis, Inc.	95‐3249390	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
72	Dialysis America Georgia, LLC	04‐3441506	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
73	Dialysis Associates of Northern New Jersey, L.L.C.	22‐3547454	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
74	Dialysis Centers of America ‐ Illinois, Inc.	37‐1341578	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
75	Dialysis Management Corporation	74‐2596786	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
76	Dialysis Services of Atlanta, Inc.	58‐1819764	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
77	Dialysis Services of Cincinnati, Inc.	31‐1374389	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
78	Dialysis Specialists of Marietta, Ltd.	31‐1484219	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144

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Number	Name	TAX ID	Billing Group Name1	Addr1	City1	ST1	Zip1
79	Dialysis Specialists of Topeka, Inc.	48‐1178898	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
80	Douglas County Dialysis, LLC	59‐3663253	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
81	Du Page Dialysis, Ltd.	36‐3029873	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
82	Everest Healthcare Holdings, Inc.	04‐3540082	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
83	Everest Healthcare Indiana, Inc.	36‐3575844	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
84	Everest Healthcare Ohio, Inc.	31‐1418495	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
85	Everest Healthcare Rhode Island, Inc.	36‐4403091	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
86	Everest Healthcare Texas, L.P.	36‐4321507	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
87	FMS Delaware Dialysis, LLC	26‐1536796	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
88	FMS Philadelphia Dialysis, LLC	31‐1800532	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
89	Fondren Dialysis Clinic, Inc.	76‐0149309	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
90	Fort Scott Regional Dialysis Center, Inc.	43‐1474377	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
91	Four State Regional Dialysis Center, Inc.	43‐1331335	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
93	Fresenius Kidney Care Guam, LLC	84‐2155656	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
93	Fresenius Kidney Care Pittsburgh, LLC	26‐2521636	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
94	Fresenius Management Services, Inc.	04‐2733764	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
95	Fresenius Medical Care ‐ South Texas Kidney, LLC	26‐0857967	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
96	Fresenius Medical Care Dialysis Services ‐ Oregon, LLC	93‐1175031	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
97	Fresenius Medical Care Dialysis Services Colorado LLC	04‐3447327	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
98	Fresenius Medical Care Harston Hall, LLC	26‐4216027	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
99	Fresenius Medical Care Holdings, Inc.	13‐3461988	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
100	Fresenius Medical Care of Illinois, LLC	56‐2296990	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
101	Fresenius Medical Care of Montana, LLC	27‐4604304	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
102	Fresenius Medical Care Ventures, LLC	22‐3948765	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
103	Fresenius Medical Care‐OSUIM Kidney Centers, LLC	43‐2117045	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
104	Fresenius USA Manufacturing, Inc.	04‐3475979	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
105	Fresenius USA Marketing, Inc.	04‐3477762	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
106	Fresenius USA, Inc.	04‐2550576	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
107	Gulf Region Mobile Dialysis, Inc.	04‐2938292	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
108	Haemo‐Stat, Inc.	95‐3529889	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
109	Hauppauge Dialysis Center, LLC	47‐3940345	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
110	Henry Dialysis Center, LLC	58‐2415318	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
111	Holton Dialysis Clinic, LLC	58‐2449454	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
112	Home Dialysis of Muhlenberg County, Inc.	61‐1262466	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
113	Homestead Artificial Kidney Center, Inc.	59‐2263441	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
114	Inland Northwest Renal Care Group, LLC	91‐2069412	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
115	Jefferson County Dialysis, Inc.	71‐0728066	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
116	KDCO, Inc.	43‐1796126	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
117	Kentucky Renal Care Group, LLC	36‐4494425	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002

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Number	Name	TAX ID	Billing Group Name1	Addr1	City1	ST1	Zip1
118	Little Rock Dialysis, Inc.	71‐0672705	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
119	Maumee Dialysis Services, LLC	35‐2137387	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
120	Metro Dialysis Center ‐ Normandy, Inc.	43‐1585199	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
121	Metro Dialysis Center ‐ North, Inc.	43‐1227361	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
122	National Medical Care, Inc.	04‐2835488	Fresenius Medical Care	920 Winter St	Waltham	MA	02451
123	National Nephrology Associates of Texas, L.P.	74‐2928010	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
124	New York Dialysis Services, Inc.	04‐3267217	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
125	NNA of Alabama, Inc.	63‐1223468	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
126	NNA of East Orange, L.L.C.	22‐3749910	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
127	NNA of Georgia, Inc.	62‐1765493	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
128	NNA of Harrison, L.L.C.	22‐3730892	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
129	NNA of Louisiana, LLC	62‐1848891	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
130	NNA of Oklahoma, Inc.	62‐1842289	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
131	NNA of Oklahoma, L.L.C.	73‐1574780	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
132	NNA of Rhode Island, Inc.	05‐0513853	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
133	NNA of Toledo, Inc.	34‐1938916	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
134	NNA‐Saint Barnabas, L.L.C.	14‐1851729	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
135	NNA‐Saint Barnabas‐Livingston, L.L.C.	74‐3070647	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
136	Northern New Jersey Dialysis, L.L.C.	36‐4291598	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
137	NRA‐Ada, Oklahoma, LLC	20‐3918366	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
138	NRA‐Augusta, Georgia, LLC	20‐1773433	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
139	NRA‐Bamberg, South Carolina, LLC	72‐1554958	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
140	NRA‐Crossville, Tennessee, LLC	20‐0211899	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
141	NRA‐Farmington, Missouri, LLC	20‐4545164	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
142	NRA‐Georgetown, Kentucky, LLC	20‐5424005	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
143	NRA‐Hogansville, Georgia, LLC	20‐3169182	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
144	NRA‐Holly Hill, South Carolina, LLC	72‐1555507	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
145	NRA‐Hollywood, South Carolina, LLC	20‐2902860	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
146	NRA‐Inpatient Dialysis, LLC	83‐0338286	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
147	NRA‐LaGrange, Georgia, LLC	26‐0185821	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
148	NRA‐Mt. Pleasant, South Carolina, LLC	20‐0838706	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
149	NRA‐New Castle, Indiana, LLC	20‐5987299	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
150	NRA‐Newnan Acquisition, LLC	68‐0523317	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
151	NRA‐Orangeburg, South Carolina, LLC	43‐2005251	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
152	NRA‐Palmetto, Georgia, LLC	26‐0185501	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
153	NRA‐Princeton, Kentucky, LLC	45‐0468127	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
154	NRA‐Roanoke, Alabama, LLC	33‐0997565	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
155	NRA‐South City, Missouri, LLC	20‐2902550	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
156	NRA‐St. Louis (Home Therapy Center), Missouri, LLC	20‐5424146	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002

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LOCATION OF RECORDS

Number	Name	TAX ID	Billing Group Name1	Addr1	City1	ST1	Zip1
157	NRA‐St. Louis, Missouri, LLC	20‐2902075	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
158	NRA‐Talladega, Alabama, LLC	20‐0168987	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
159	NRA‐Valdosta (North), Georgia, LLC	26‐0185895	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
160	NRA‐Valdosta, Georgia, LLC	20‐5056226	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
161	NRA‐Washington County, Missouri, LLC	20‐4718634	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
162	NRA‐Winchester, Indiana, LLC	20‐5987315	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
163	QualiCenters Albany, Ltd.	84‐1177951	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
164	QualiCenters Bend, LLC	84‐1306505	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
165	QualiCenters Coos Bay, Ltd.	93‐1116623	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
166	QualiCenters Eugene‐Springfield Ltd.	84‐1200211	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
167	QualiCenters Inland Northwest LLC	84‐1300520	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
168	QualiCenters Pueblo LLC	84‐1278890	TYLER BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
169	QualiCenters Salem, LLC	84‐1278891	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
170	RAI Care Centers of Alabama, LLC	27‐2780983	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
171	RAI Care Centers of Florida I, LLC	20‐3275837	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
172	RAI Care Centers of Florida II, LLC	20‐3276388	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
173	RAI Care Centers of Georgia I, LLC	26‐4422073	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
174	RAI Care Centers of Illinois I, LLC	20‐3424989	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
175	RAI Care Centers of Illinois II, LLC	20‐3276495	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
176	RAI Care Centers of Maryland I, LLC	20‐3275966	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
177	RAI Care Centers of Michigan I, LLC	20‐3275900	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
178	RAI Care Centers of Michigan II, LLC	20‐3276543	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
179	RAI Care Centers of Nebraska II, LLC	20‐3276452	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
180	RAI Care Centers of North Carolina II, LLC	20‐3276272	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
181	RAI Care Centers of Northern California I, LLC	20‐3273722	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
182	RAI Care Centers of Northern California II, LLC	20‐3276168	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
183	RAI Care Centers of Oakland II, LLC	26‐0703939	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
184	RAI Care Centers of South Carolina I, LLC	20‐3275735	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
185	RAI Care Centers of Southern California I, LLC	20‐3275222	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
186	RAI Care Centers of Southern California II, LLC	20‐3276225	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
187	RAI Care Centers of Virginia I, LLC	20‐3276076	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
188	RCG Bloomington, LLC	35‐2161251	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
189	RCG East Texas, LLP	43‐2012785	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
190	RCG Indiana, L.L.C.	62‐1674489	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
191	RCG Irving, LLP	68‐0564355	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
192	RCG Martin, LLC	62‐1727016	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
193	RCG Memphis East, LLC	62‐1857812	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
194	RCG Mississippi, Inc.	62‐1628022	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
195	RCG Pensacola, LLC	90‐0123132	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002

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Number	Name	TAX ID	Billing Group Name1	Addr1	City1	ST1	Zip1
196	RCG Robstown, LLP	46‐0514571	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
197	RCG University Division, Inc.	62‐1555316	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
230	Reliant Renal Care ‐ Lapeer Home Choice, LLC	37‐1739038	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
231	Renal Care Group, Inc.	62‐1622383	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
200	Renal Care Group Alaska, Inc.	92‐0166049	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
201	Renal Care Group East, Inc.	23‐1906900	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
202	Renal Care Group Maplewood, LLC	01‐0854887	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
203	Renal Care Group Northwest, Inc.	93‐1236337	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
204	Renal Care Group of the Midwest, Inc.	48‐0828924	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
205	Renal Care Group of the Ozarks, LLC	05‐0592312	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
206	Renal Care Group of the Rockies, LLC	84‐1596186	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
207	Renal Care Group of the South, Inc.	68‐0594301	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
208	Renal Care Group of the Southeast, Inc.	59‐2851389	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
209	Renal Care Group South New Mexico, LLC	74‐2979806	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
210	Renal Care Group Southwest Michigan, LLC	36‐4525442	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
211	Renal Care Group Southwest, L.P.	86‐0960418	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
212	Renal Care Group Terre Haute, LLC	81‐0614774	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
213	Renal Care Group Texas, Inc.	75‐1739434	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
214	Renal Care Group Toledo, LLC	16‐1748061	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
215	Renal Care Group‐Harlingen, L.P.	74‐2967993	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
222	RenalPartners, Inc.	72‐1365907	Intentionally Blank
217	Renex Dialysis Clinic of Bloomfield, Inc.	22‐3572775	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
218	Renex Dialysis Clinic of Bridgeton, Inc.	43‐1717348	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
219	Renex Dialysis Clinic of Creve Coeur, Inc.	43‐1690517	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
220	Renex Dialysis Clinic of Maplewood, Inc.	43‐1804718	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
221	Renex Dialysis Clinic of Orange, Inc.	22‐3461798	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
222	Renex Dialysis Clinic of Pittsburgh, Inc.	25‐1732278	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
223	Renex Dialysis Clinic of South Georgia, Inc.	58‐2383123	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
224	Renex Dialysis Clinic of St. Louis, Inc.	43‐1856441	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
225	Renex Dialysis Clinic of University City, Inc.	43‐1655681	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
226	Renex Dialysis Facilities, Inc.	64‐0798295	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
227	Saint Louis Renal Care, LLC	62‐1648323	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
228	San Diego Dialysis Services, Inc.	04‐2487762	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
229	Santa Barbara Community Dialysis Center, Inc.	95‐2814241	ARIZONA BILLING GROUP	1750 S MESA DR	MESA	AZ	85210
230	Smyrna Dialysis Center, LLC	11‐3696702	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
231	SSKG, Inc.	36‐4085833	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
232	St. Louis Regional Dialysis Center, Inc.	62‐1084258	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
233	STAT Dialysis Corporation	74‐2775421	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
234	Stone Mountain Dialysis Center, LLC	58‐2638661	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144

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LOCATION OF RECORDS

Number	Name	TAX ID	Billing Group Name1	Addr1	City1	ST1	Zip1
235	Stuttgart Dialysis, LLC	71‐0779483	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD	METAIRIE	LA	70002
236	Tappahannock Dialysis Center, Inc.	54‐1355720	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
237	Terrell Dialysis Center, L.L.C.	36‐4247457	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701
238	Warrenton Dialysis Facility, Inc.	54‐1136812	PEACHTREE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
239	West End Dialysis Center, Inc.	54‐1341030	ATLANTA ACUTE BILLING GROUP	1940 LODGE RD NW	KENNESAW	GA	30144
240	WSKC Dialysis Services, Inc.	36‐2668594	TYLER BILLING GROUP	1101 E. SE LOOP 323	TYLER	TX	75701

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LIST OF SELLER’S SUBSIDIARIES, DIVISIONS AND TRADENAMES

SECTION 3.1(k)

Subsidiaries and Divisions [Section 3.1(k)(ii)]:

Wholly owned subsidiaries:

Bio-Medical Applications Management Company, Inc.

Bio-Medical Applications of Illinois, Inc.

Fresenius Medical Care Dialysis Services - Oregon, LLC

Fresenius Medical Care Insurance Group, LLC

Fresenius Medical Care of Illinois, LLC

Fresenius Medical Seamless Care, LLC

Fresenius Medical Care Ventures Holding Company, Inc.

Haemo-Stat, Inc.

NMC A, LLC

NMC Funding Corporation

NMC Services, Inc.

QCI Holdings, Inc.

Quality Care Dialysis Center of Vega Baja, Inc.

Renal Research Institute, LLC

Spectra Renal Research, LLC

U.S. Vascular Access Holdings, LLC Elevate365, LLC

New Highway Realty, LLC

Netherland Realty, LLC

Muskegon New Realty, LLC

Houston Coffee Real Estate, LLC

Partially owned subsidiaries (other member is another wholly owned entity):

QualiCenters Eugene-Springfield, Ltd. (49%)

QualiCenters Inland Northwest L.L.C. (30%)

QualiCenters Salem LLC (40%)

Fresenius Seamless Care of Atlanta, LLC (4.8%)

Fresenius Seamless Care of Delaware, LLC (8.2%)

Tradenames [Section 3.1(k)(iii)]:

Seller:                       Fresenius Medical Care North America

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FORM OF TRANSFERRING AFFILIATE LETTER

[Attached]

I-1

EXECUTION VERSION

SECOND AMENDED AND RESTATED TRANSFERRING AFFILIATE LETTER

Dated as of August 11, 2021

NATIONAL MEDICAL CARE, INC.

920 Winter Street

Waltham, MA 02451 Attention: Mark Fawcett

Dear Sirs:

We refer to the Third Amended and Restated Receivables Purchase Agreement dated as of August 11, 2021 between National Medical Care, Inc. (the “Seller”) and NMC Funding Corporation (the “Purchaser”) (such Agreement, as it may be amended, supplemented or otherwise modified from time to time being the “Agreement”). The undersigned Transferring Affiliates are parties to that certain Transferring Affiliate Letter dated as of October 16, 2008 (as amended prior to the date hereof, the “Existing Transferring Affiliate Letter’). The undersigned Transferring Affiliates hereby desire to amend and restate the Existing Transferring Affiliate Letter. Capitalized terms used and not otherwise defined in this Second Amended and Restated Transferring Affiliate Letter (this “Transferring Affiliate Letter”) have the meanings specified in the Agreement or, if not defined in the Agreement, in the Transfer and Administration Agreement referred to therein.

Effective as of the date hereof, this Transferring Affiliate Letter amends, restates and supersedes the Existing Transferring Affiliate Letter. This Transferring Affiliate Letter is not intended to constitute a novation of any obligations under the Existing Transferring Affiliate Letter. Upon the effectiveness of this Transferring Affiliate Letter, each reference to the Existing Transferring Affiliate Letter in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Transferring Affiliate Letter.

1.     (a) Each of the undersigned Transferring Affiliates will from time to time forthwith sell to the Seller, and the Seller will from time to time forthwith purchase from such Transferring Affiliate, all of the present and future Receivables, and all Related Assets, if any, with respect thereto, which are owed from time to time to such Transferring Affiliate for an amount equal to the Intercompany Purchase Price (as defined below) of such Receivables, which amount the Seller shall pay to such Transferring Affiliate (i) in cash, (ii) by way of a credit to such Transferring Affiliate in the appropriate intercompany account, (iii) by delivery of one or more Letters of Credit procured by the Seller in such form or forms and for the benefit of such beneficiary or beneficiaries as may have been requested by such Transferring Affiliate or (iv) in any combination of the foregoing, in each case by the last Business Day of the month following the month in which such purchase was made (the related “TAL Settlement Date”). Each purchase of a Receivable and the Related Assets with respect thereto shall be deemed to be made on the date such Receivable is created.

The Seller shall settle from time to time each credit to the account of a Transferring Affiliate by way of (i) payments in cash, (ii) credits in amounts equal to cash expended, obligations incurred or the value of services or property provided by or on behalf of the Seller or (iii) delivery of one or more Letters of Credit procured by the Seller as requested by such Transferring Affiliate, in each case for the benefit of such Transferring Affiliate in accordance with the Seller’s and such Transferring Affiliate’s cash management and accounting policies.

As used herein, the term “Intercompany Purchase Price” shall mean a purchase price as may be agreed from time by each Transferring Affiliate and the Seller and which would provide the Seller with a reasonable return on its purchases hereunder after taking into account (i) the time value of money based upon the anticipated dates of collection of such Receivables and the cost to the Seller of financing its investment in such Receivables during such period and (ii) the risk of nonpayment by the Obligors. Each Transferring Affiliate and the Seller may agree from time to time to change the Intercompany Purchase Price based on changes in the items described in clauses (i) and

(ii) of the previous sentence, provided that any change to the Intercompany Purchase Price shall apply only prospectively and shall not affect the purchase price of Receivables sold prior to the date on which the Transferring Affiliate and the Seller agree to make such change.

In the event the Seller shall have procured one or more Letters of Credit for a Transferring Affiliate as part of the Intercompany Purchase Price for any Receivables, and the aggregate face amount of such Letters of Credit exceeds the aggregate Intercompany Purchase Price payable to such Transferring Affiliate on the related TAL Settlement Date, then an amount equal to such excess shall be debited from the appropriate intercompany account and shall be deemed to be a prepayment for application on a later TAL Settlement Date toward the Intercompany Purchase Price for Receivables subsequently purchased hereunder.

In the event the Seller shall have procured a Letter of Credit for a Transferring Affiliate as part of the Intercompany Purchase Price for any Receivables, and such Letter of Credit (i) expires or is cancelled or otherwise terminated with all or any portion of its face amount undrawn, or (ii) has its face amount decreased (for a reason other than a drawing having been made thereunder), then an amount equal to such undrawn amount or decrease, as the case may be, shall either be paid by the Seller in cash to such Transferring Affiliate on the next TAL Settlement Date or, if the Seller does not then have cash available therefor, shall be deemed to be a credit to such Transferring Affiliate in the appropriate intercompany account.

(b)   If on any day the Purchaser becomes entitled to a Purchase Price Credit pursuant to Section 2.3(a) of the Agreement, the Seller shall become entitled to a credit against the Intercompany Purchase Price in the same amount as such Purchase Price Credit, which will be owed to the Seller by the Transferring Affiliate that originated the Receivable giving rise to the Purchase Price Credit. If any credit to which the Seller becomes so entitled on any date exceeds the aggregate Intercompany Purchase Price of the Receivables sold hereunder by such Transferring Affiliate on such date, then such

2

Transferring Affiliate shall pay the remaining amount of such credit to the Seller in cash on the next succeeding Business Day; provided that, if the Termination Date has not occurred, such Transferring Affiliate shall be allowed to deduct the remaining amount of such credit from any indebtedness owed to it by the Seller with respect to other purchases of Receivables hereunder.

(c)   It is the intention of the parties hereto that each purchase of Receivables under this Transferring Affiliate Letter shall constitute a sale of such Receivables, together with the Related Assets with respect thereto, from the applicable Transferring Affiliate to the Seller, conveying good title thereto free and clear of any Adverse Claims, and that such Receivables and Related Assets not be part of the applicable Transferring Affiliate’s estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated under this Transferring Affiliate Letter should be deemed a financing and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing a “Recharacterization”), each Transferring Affiliate and the Seller intend that such Transferring Affiliate shall be deemed to have granted to the Seller a first priority perfected and continuing security interest in all of such Transferring Affiliate’s right, title and interest in, to and under the Receivables now or hereafter arising that are purportedly sold to the Seller pursuant to this Transferring Affiliate Letter, together with the Related Assets with respect thereto, and that this Agreement shall constitute a security agreement under applicable law. In the case of any Recharacterization, each Transferring Affiliate and the Seller represents and warrants that each remittance of Collections by such Transferring Affiliate to the Seller hereunder will have been (i) in payment of a debt incurred by such Transferring Affiliate in the ordinary course of business or financial affairs of the Seller and such Transferring Affiliate and (ii) made in the ordinary course of business or financial affairs of such Transferring Affiliate and the Seller. The security interests deemed granted and granted pursuant to the two preceding sentences shall secure all obligations of the Transferring Affiliates hereunder and under the other Transaction documents (including, without limitation, all indemnification obligations of the Transferring Affiliates under Section 17 of this Transferring Affiliate Letter).

2.            Each Transferring Affiliate hereby severally agrees as follows:

(a)          Such Transferring Affiliate shall make each such sale strictly in accordance with the terms of this Transferring Affiliate Letter, without regard to whether any other Transferring Affiliate has performed or failed to perform any of such other Transferring Affiliate’s obligations hereunder.

(b)          Such Transferring Affiliate will instruct all Obligors to cause all Collections to be deposited directly into a Special Account.

(c)          Such Transferring Affiliate will act as the Seller’s agent for any Collections received by such Transferring Affiliate with respect to Receivables sold by such Transferring Affiliate to the Seller and such Collections will be held in trust and segregated from the other funds of such Transferring Affiliate until the same are delivered to the Seller. Such Transferring Affiliate agrees that such Collections constitute the Seller’s property and shall be promptly deposited directly to a Special Account.

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(d)          Such Transferring Affiliate will not add or terminate any bank as a Special Account Bank to or from those listed in Exhibit C to the Agreement, nor make any change in its instructions to Obligors regarding payments to be made to any Special Account Bank; provided that a Transferring Affiliate may (A) add any bank as a Special Account Bank for purposes of this Transferring Affiliate Letter at any time following delivery to the Seller and its assigns of written notice of such addition and a Special Account Letter duly executed by such bank, and (B) terminate any Special Account Bank at any time following delivery to the Seller and its assigns of written notice of such termination and evidence satisfactory to the Seller and its assigns that the affected Obligors shall have been instructed to remit all subsequent Collections to another Special Account.

(e)          In the event any Transferring Affiliate has instructed its Obligors to remit Collections to a Special Account that is maintained in the name of any Person other than such Transferring Affiliate, such Transferring Affiliate shall at all times ensure that such Person qualifies as a Designated Account Agent, including, without limitation, by causing such Person to execute and deliver to the Seller an Account Agent Agreement and by causing such Account Agent Agreement to remain in effect at all times. In furtherance of the foregoing, each such Transferring Affiliate hereby authorizes and directs each Person maintaining a Special Account on behalf of such Transferring Affiliate to (i) execute and deliver to the Seller and its assigns, an Account Agent Agreement, (ii) execute and deliver a Special Account Letter in respect of each such Special Account maintained by such Person, and (iii) otherwise take all actions, or omit to take all actions, required to be taken, or required to be omitted to be taken, by such Transferring Affiliate with respect to such Special Accounts in accordance with the terms of this Transferring Affiliate Letter.

3.            Each Transferring Affiliate shall provide (or, if applicable, shall cause its Designated Account Agents to provide) standing instructions to each Special Account Bank (which standing instructions shall be maintained in full force and effect at all times) to transfer, prior to the close of business each banking day (i) all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank to the Concentration Account or an Intermediate Concentration Account and (ii) if an Intermediate Concentration Account has been established at such Special Account Bank, all Collections on deposit during such banking day in such Intermediate Concentration Account to the Concentration Account; provided, however, that if the Collections on deposit in any Special Account during such banking day shall be less than

$20,000.00 (the “Minimum Amount”), the Special Account Bank shall transfer such Collections to the Concentration Account, or to the Intermediate Concentration Account, as applicable, on the next succeeding banking day in which Collections in such Special Account first exceed the Minimum Amount.

4.            Each Transferring Affiliate hereby authorizes the Seller and its assigns, to the extent permitted by applicable law, to take any and all steps in such Transferring Affiliate’s name and on behalf of such Transferring Affiliate to collect all amounts due under such Receivables and Related Security, including, without limitation, endorsing such Transferring Affiliate’s name on checks and other instruments representing collections and enforcing such Receivables and Related Security and the related Contracts; provided, however, neither that the Seller nor any of its assigns shall have the power or authority to direct Obligors of Receivables or Related Security payable under the CHAMPUS/VA, Medicare or Medicaid program to make payments of

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amounts due or to become due to such Transferring Affiliate in respect of such Receivables or Related Security directly either to the Intermediate Concentration Account or the Concentration Account or to the Seller, the Seller’s assigns or any of their respective designees, except for any such payment in respect of such Receivables or Related Security or any assignment thereof that is established by, or made pursuant to, the order of a court of competent jurisdiction.

5.            Each Transferring Affiliate agrees that from time to time, to the extent permitted by applicable law, it will promptly execute and deliver all further instruments and documents, and take all further action that the Seller or its assigns may reasonably request in order to perfect, protect or more fully evidence the ownership interest of the Seller in the Receivables, Related Security and Collections, and any interest therein acquired by any assignee of the Seller, or to enable the Seller or its assigns to exercise or enforce any of their respective rights hereunder or under the Agreement or the Certificate. Without limiting the generality of the foregoing, each Transferring Affiliate will, upon the request of the Seller or its assigns: (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate in order to perfect, protect or evidence the ownership interest of the Seller or the interest of any assignee thereof; (ii) mark conspicuously each of its records evidencing each Receivable and Related Security and the related Contract with a legend, acceptable to the Seller and its assigns, evidencing that such Receivable and Related Security have been sold in accordance with this Transferring Affiliate Letter, the Agreement or any document, instrument or agreement made in favor of any assignee; and (iii) mark its master data processing records evidencing such Receivables and Related Security and related Contracts with such legend. Each Transferring Affiliate hereby authorizes the Seller to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to the Receivables and Related Security sold by it to the Seller or any assignee now existing or hereafter arising without the signature of such Transferring Affiliate where permitted by law. If any Transferring Affiliate fails to perform any of its agreements or obligations under this Transferring Affiliate Letter, the Seller or any of its assigns may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Seller or any of its assigns incurred in connection therewith shall be payable by such Transferring Affiliate.

6.            Each Transferring Affiliate hereby severally represents and warrants as to itself as follows:

(a)          Such Transferring Affiliate is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized and existing and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified and where the failure to so qualify would materially and adversely affect the business, condition, operations or properties of such Transferring Affiliate.

(b)          The execution, delivery and performance by such Transferring Affiliate of this Transferring Affiliate Letter are within such Transferring Affiliate’s corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) such Transferring Affiliate’s charter or by-laws, (ii) any law, rule or regulation, including, without limitation the Social Security Act, any CHAMPUS Regulation, any Medicaid Regulation or any Medicare Regulation or (iii) any contractual or legal restriction binding on or affecting such Transferring Affiliate or its properties, and do not result in or require the creation of any Adverse Claim (other than

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pursuant hereto) upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(c)          No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Transferring Affiliate of this Transferring Affiliate Letter or for the perfection of or the exercise by the Seller or any assignee thereof of their respective rights and remedies under this Transferring Affiliate Letter, except for the filings of the financing statements referred to in Article IV of the TAA, all of which, on or prior to the date of the initial purchase thereunder, will have been duly made and be in full force and effect.

(d)          This Transferring Affiliate Letter is the legal valid and binding obligation of such Transferring Affiliate enforceable against such Transferring Affiliate in accordance with its terms, except as may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(e)          Such Transferring Affiliate will be, at the time of each sale hereunder, the legal and beneficial owner of each Receivable, and any Related Security with respect thereto, originally owed to such Transferring Affiliate and sold from time to time to the Seller hereunder, free and clear of any Adverse Claim except as created by the Agreement (or any subsequent assignment by the assignee thereunder). Upon each such sale of each such Receivable and Related Security hereunder, the Seller will acquire all right, title and interest in and to, and a valid and perfected first priority 100% ownership interest in, such Receivable and Related Security, and Collections with respect thereto, free and clear of any Adverse Claim except as created by the Agreement (or any subsequent assignment by the assignee thereunder). No effective financing statement or other instrument similar in effect covering any such Receivable or Related Security, or Collections with respect thereto, is on file in any recording office, except those filed in favor of the Seller relating to the Agreement (or any subsequent assignment by the assignee thereunder).

(f)           Each Investor Report (to the extent that information contained therein is supplied by such Transferring Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by such Transferring Affiliate to the Seller or any of its assigns in connection the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Seller or the applicable assignee, as the case may be, at such time) as of the date so furnished, and no such document (if not prepared by or under the direction of such Transferring Affiliate or to the extent that the information contained therein is not supplied by such Transferring Affiliate, to the best of such Transferring Affiliate’s knowledge) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(g)          (i) The chief executive office of such Transferring Affiliate, except NMC Medical Products, Inc., is located at 920 Winter Street, Waltham, Massachusetts 02451, and (ii) the office where such Transferring Affiliate keeps its records concerning the Receivables is located at the address specified for such Transferring Affiliate in Exhibit J to the Agreement (or, in the case of each of clauses (i) or (ii) above, at such other locations, notified to the Seller and its assigns in

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accordance with Section 2.6 of the Agreement, in jurisdictions where all action required by Section 2.6 of the Agreement has been taken and completed).

(h)          The names and addresses of all the Special Account Banks (and, if applicable, the Designated Account Agent in respect thereof), the Intermediate Concentration Account Banks and the Concentration Account Bank, together with the account numbers of the Special Accounts at such Special Account Banks, the account numbers of the Intermediate Concentration Accounts at such Intermediate Concentration Account Banks and the account number of the Concentration Account of the Transferor at the Concentration Account Bank, are specified in writing in the Account Schedule (or at such other Special Account Banks, with such other Special Accounts, Intermediate Concentration Account or with such other Designated Account Agents in respect of which all of the requirements set forth in Section 5.2(e) of the Agreement have been satisfied).

Each Transferring Affiliate acknowledges that it has received a copy of the Agreement and hereby severally represents and warrants that each representation and warranty made by the Seller under the Agreement in respect of such Transferring Affiliate, or in respect of any of the assets or properties of such Transferring Affiliate, is true and correct and shall be true and correct on each date under the Agreement on which the Seller is required to remake (or is deemed to have remade) any such representation and warranty for the benefit of the Purchaser. In addition, with respect to any covenant or undertaking required to be performed by the Seller under the Agreement which relates to any Transferring Affiliate or the assets or properties of such Transferring Affiliate, such Transferring Affiliate severally agrees to take all action, or if applicable to omit to take any action, the taking (or omission to take) of which enables the Seller to comply fully and on a timely basis with the terms and conditions of such covenant or undertaking.

7.            Anything to the contrary herein notwithstanding, all CHAMPUS/VA, Medicare or Medicaid payments which are made by an Obligor with respect to any Receivables shall be collected from such Obligor only by (i) the Transferring Affiliate which furnished the services for which such payments are made or (ii) an agent of such Transferring Affiliate, except to the extent that an Obligor may be required to submit any such payments directly to a Person other than a Transferring Affiliate pursuant to a court-ordered assignment which is valid, binding and enforceable under applicable federal and state CHAMPUS/VA, Medicare and Medicaid laws, rules and regulations; and this Transferring Affiliate Letter shall not be construed to permit any other Person, in violation of applicable federal and state CHAMPUS/VA, Medicare or Medicaid laws, rules and regulations to collect or receive, or to be entitled to collect or receive, any such payments prior to a Transferring Affiliate’s or such agent’s receipt thereof.

8.            No amendment or waiver of any provision of this Transferring Affiliate Letter, and no consent to any departure by any Transferring Affiliate herefrom, shall in any event be effective unless the same shall be in writing and signed by the Seller, each assignee of the Seller and the Transferring Affiliate or Transferring Affiliates to be bound thereby (or, in the case of waiver, by the party or parties waiving the provision hereof), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Subject to satisfaction of the conditions set forth in Section 2.15 of the TAA, any Transferring Affiliate may be removed as a party hereto if (i) such Transferring Affiliate, the Seller and the Transferor have delivered to each Administrative Agent and the Agent a duly executed

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supplement substantially in the form attached to this Transferring Affiliate Letter as Exhibit 1 (a “Removal Supplement”) and (ii) such Removal Supplement shall have been acknowledged in writing by the Agent.

9.            All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including writing delivered by way of mail, email, telecopier, telegraphic, telex or cable communication) and mailed, emailed, telecopied, telegraphed, telexed, cabled or delivered, as to each party hereto, at its address set forth, in the case of each Transferring Affiliate, as its chief executive office on Exhibit J to the Agreement; in the case of the Seller, under its name on the signature pages of the Agreement; in the case of any assignee of the Seller, such address as shall have been notified by such assignee to the Transferring Affiliates; or, in the case of each party hereto (or any such assignee), at such other address as shall be designated by such party in a written notice to the Seller and its assignees. All such notices and communications shall, when mailed, emailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, emailed, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

10.          This Transferring Affiliate Letter shall be binding upon, and inure to the benefit of, and be enforceable by, each Transferring Affiliate, the Seller and their respective successors and assigns, except that no Transferring Affiliate shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Seller and its assigns.

11.          The Seller may assign at any time any or all of its rights and obligations hereunder and interests herein to any other Person without the consent of the any Transferring Affiliate. Without limiting the foregoing, each Transferring Affiliate acknowledges that (i) the Seller, pursuant to the Agreement, shall assign to the Purchaser all of its right, title and interest in and to the Receivables and the Related Security, together with all of its rights, remedies, powers and privileges hereunder, (ii) the Purchaser, pursuant to that certain Eighth Amended and Restated Transfer and Administration Agreement dated as of August 11, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “TAA”) among the Purchaser, as “Transferor”, the Seller, as the initial “Collection Agent” thereunder, the Persons parties thereto as “Conduit Investors”, the Persons parties thereto as “Bank Investors” (together with the Conduit Investors, the “Investors”), the Persons parties thereto as “Administrative Agents” and The Bank of Nova Scotia, as agent (in such capacity, the “Agent”), shall assign to the Agent, for the benefit of the Investors, an undivided percentage ownership interest in all of the Purchaser’s right, title and interest in and to the Receivables and the Related Security, together with all of the Purchaser’s rights, remedies, powers and privileges hereunder, and (iii) the Agent or any Investor may further assign such rights, interests, remedies, powers and privileges to the extent permitted in the TAA. Each Transferring Affiliate agrees that the Agent, as the assignee of the Seller, shall, subject to the terms of the TAA, have the right to enforce this Transferring Affiliate Letter and to exercise directly all of the Seller’s rights and remedies under this Transferring Affiliate Letter (including, without limitation, the right to give or withhold any consents or approvals of the Seller to be given or withheld hereunder) and each Transferring Affiliate agrees to cooperate fully with the Agent and the Collection Agent in the exercise of such rights and remedies. Each Transferring Affiliate agrees to give to the Agent copies of all notices it is required to give to the Seller hereunder and to permit the Agent and the Investors (and their assignees) to inspect the books and records of such Transferring Affiliate relating to the Receivables and the Related

8

Security at any time, upon reasonable notice given by the Agent or such Investor to the Seller and such Transferring Affiliate. Each Transferring Affiliate agrees that, to the extent the Seller is herein permitted to take any action or to provide any information or report, the Agent and the Investors (and their assignees) may similarly so direct and require (with or without the concurrence of the Seller) such Transferring Affiliate to take such action or to provide such information or report. This Transferring Affiliate Letter shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date (the “Collection Date”) that the TAA shall be terminated in accordance with its terms and all “Aggregate Unpaids” thereunder paid in full; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by any Transferring Affiliate hereunder shall be continuing and shall survive any termination of this Transferring Affiliate Letter.

12.          Each Transferring Affiliate hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any Conduit Investor, it will not institute against, or join any other Person in instituting against, such Conduit Investor any bankruptcy, reorganization, arrangement insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. Each Transferring Affiliate further covenants and agrees that, prior to the date which is one year and one day after the Collection Date, it will not institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. For purposes of the foregoing, the term “Conduit Investor” shall include each party identified as a Conduit Investor for purposes of Section 10.9 of the TAA. The provisions of this Section shall survive the termination of this Agreement.

13.          No failure on the part of the Seller or any assignee thereof to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

14.          This Transferring Affiliate Letter shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the perfection of the interests of the Seller and its assigns, or remedies hereunder, in respect of the Receivables, any Related Security or any Collections in respect thereof, are governed by the laws of a jurisdiction other than the State of New York.

15.          The Seller and each of its assignees (including the Agent) is hereby authorized by each of the Transferring Affiliates and the Seller to demand specific performance of this Transferring Affiliate Letter at any time when any of the Transferring Affiliates or the Seller shall have failed to comply with any of the provisions of this Transferring Affiliate Letter applicable to any such Transferring Affiliate or the Seller. Each of the Transferring Affiliates and the Seller hereby irrevocable waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

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16.          This Transferring Affiliate Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart via email or other electronic transmission shall be as effective as delivery of an original counterpart.

17.          Indemnities by the Transferring Affiliates. Without limiting any other rights which the Seller or any other Indemnified Party (as defined below) may have hereunder or under applicable law, the Transferring Affiliates hereby jointly and severally agree to indemnify the Seller and any successors and permitted assigns (including, without limitation, the Purchaser, Conduit Investors, the Bank Investors, the Agent, the Administrative Agents, the Collateral Agents, the Liquidity Providers and the Credit Support Providers) and their respective officers, directors and employees (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees (which such attorneys may be employees of any Liquidity Provider, any Credit Support Provider, the Agent, any Administrative Agent, any Collateral Agent or the Purchaser, as applicable) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between any Transferring Affiliate or any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Transferring Affiliate Letter, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Seller and its assigns of Receivables and Related Assets or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party, Indemnified Amounts for which the Seller is compensated under Section 1(b), or (iii) recourse (except as otherwise specifically provided in this Transferring Affiliate Letter) for uncollectible Receivables. Without limiting the generality of the foregoing, the Transferring Affiliates, jointly and severally, shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(i)    any representation or warranty made by any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) or any officers of any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) under or in connection with this Transferring Affiliate Letter or any of the other Transaction Documents, any Investor Report or any other information or report delivered by any Parent Group Member pursuant to or in connection with any Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made;

(ii)   the failure by any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) to comply with any applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation), including with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

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(iii)  the failure to vest and maintain vested in the Purchaser a first priority ownership interest in the Affected Assets free and clear of any Adverse Claim;

(iv)  the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

(v)   any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)  any failure of the Collection Agent (if a Parent Group Member or designee thereof) to perform its duties or obligations in accordance with the provisions of the TAA; or

(vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

(viii) the transfer of an ownership interest in any Receivable other than an Eligible Receivable;

(ix)    the failure by any Parent Group Member (individually or as Collection Agent) to comply with any term, provision or covenant contained in this Transferring Affiliate Letter or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Contracts;

(x)   the failure of any Originating Entity to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

(xi)  the commingling by the Seller, any other Originating Entity or the Collection Agent (if a Parent Group Member or designee thereof) of Collections of Receivables at any time with other funds;

(xii)  any investigation, litigation or proceeding related to Transferring Affiliate Letter, any of the other Transaction Documents, the use of proceeds of Transfers by the Seller or any other Originating Entity, the ownership of any Receivable, Related Security or Contract or any interest therein;

(xiii)  the failure of any Special Account Bank or any Designated Account Agent to remit any amounts held by it pursuant to the instructions set forth in the applicable Special Account Letter, Intermediate Concentration Account Agreement or Concentration Account Agreement or any instruction of the Collection Agent, the Seller, any Originating Entity or the Agent (to the extent such Person is entitled to give such

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instructions in accordance with the terms of the Transaction Documents) whether by reason of the exercise of set-off rights or otherwise;

(xiv)  any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Seller to qualify to do business or file any notice of business activity report or any similar report;

(xv)  any failure of the Seller to give reasonably equivalent value to any Transferring Affiliate in consideration of the purchase by the Seller from such Transferring Affiliate of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer or any transfer of any Receivable hereunder under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xvi)  any action taken by the Seller, any other Originating Entity or the Collection Agent (if a Parent Group Member or designee thereof) in the enforcement or collection of any Receivable; provided, however, that if any Conduit Investor enters into agreements for the purchase of interests in receivables from one or more Other Transferors, such Conduit Investor shall allocate such Indemnified Amounts which are in connection with any applicable Liquidity Provider Agreement, Credit Support Agreement or the credit support furnished by any applicable Credit Support Provider to the Seller and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to any Parent Group Member and not attributable to any Other Transferor, the Seller shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to any Parent Group Member, such Other Transferors shall be solely liable for such Indemnified Amounts;

(xvii)  any reduction or extinguishment of, or any failure by any Obligor to pay (in whole or in part), any Receivable or any Related Security with respect thereto as a result of or on account of any violation of or prohibition under any law, rule or regulation now or hereafter in effect from time to time, including without limitation and CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation, or as a result of or on account of the entering of any judicial or regulatory order or agreement adversely affecting the Seller or any Parent Group Member; or

(xviii)  any failure by the Seller or any Parent Group Member to maintain all governmental and other authorization and approvals necessary to render the services, or sell the merchandise, resulting in Receivables.

18.          Perfection Representations. The Perfection Representations shall be a part of the Agreement for all purposes. Each Transferring Affiliate hereby makes the representations and warranties set forth in the Perfection Representations as of the date of each sale of Receivables hereunder. The Perfection Representations shall survive termination of this Agreement.

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EXECUTION VERSION

Very truly yours,

1.	APHERESIS CARE GROUP, INC.
2.	BIO-MEDICAL APPLICATIONS MANAGEMENT COMPANY, INC.
3.	BIO-MEDICAL APPLICATIONS OF ALABAMA, INC.
4.	BIO-MEDICAL APPLICATIONS OF AMARILLO, INC.
5.	BIO-MEDICAL APPLICATIONS OF ANACOSTIA, INC.
6.	BIO-MEDICAL APPLICATIONS OF AQUADILLA, INC.
7.	BIO-MEDICAL APPLICATIONS OF ARECIBO, INC.
8.	BIO-MEDICAL APPLICATIONS OF ARKANSAS, INC.
9.	BIO-MEDICAL APPLICATIONS OF BAYAMON, INC.
10.	BIO-MEDICAL APPLICATIONS OF BLUE SPRINGS, INC.
11.	BIO-MEDICAL APPLICATIONS OF CAGUAS, INC.
12.	BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC.
13.	BIO-MEDICAL APPLICATIONS OF CAMARILLO, INC.
14.	BIO-MEDICAL APPLICATIONS OF CAROLINA, INC.
15.	BIO-MEDICAL APPLICATIONS OF CLINTON, INC.
16.	BIO-MEDICAL APPLICATIONS OF COLUMBIA HEIGHTS, INC.
17.	BIO-MEDICAL APPLICATIONS OF CONNECTICUT, INC.
18.	BIO-MEDICAL APPLICATIONS OF DELAWARE, INC.
19.	BIO-MEDICAL APPLICATIONS OF DOVER, INC.
20.	BIO-MEDICAL APPLICATIONS OF EUREKA, INC.
21.	BIO-MEDICAL APPLICATIONS OF FAYETTEVILLE, INC.
22.	BIO-MEDICAL APPLICATIONS OF FLORIDA, INC.
23.	BIO-MEDICAL APPLICATIONS OF FREMONT, INC.
24.	BIO-MEDICAL APPLICATIONS OF FRESNO, INC.
25.	BIO-MEDICAL APPLICATIONS OF GEORGIA, INC.
26.	BIO-MEDICAL APPLICATIONS OF GUAYAMA, INC.
27.	BIO-MEDICAL APPLICATIONS OF HUMACAO, INC.
28.	BIO-MEDICAL APPLICATIONS OF ILLINOIS, INC.
29.	BIO-MEDICAL APPLICATIONS OF INDIANA, INC.
30.	BIO-MEDICAL APPLICATIONS OF KANSAS, INC.
31.	BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC.
32.	BIO-MEDICAL APPLICATIONS OF LOS GATOS, INC.
33.	BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC
34.	BIO-MEDICAL APPLICATIONS OF MAINE, INC.

Signature Page to Second Amended and Restated Transferring Affiliate Letter

35.	BIO-MEDICAL APPLICATIONS OF MANCHESTER, INC.
36.	BIO-MEDICAL APPLICATIONS OF MARYLAND, INC.
37.	BIO-MEDICAL APPLICATIONS OF MASSACHUSETTS, INC.
38.	BIO-MEDICAL APPLICATIONS OF MAYAGUEZ, INC.
39.	BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC.
40.	BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC.
41.	BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC.
42.	BIO-MEDICAL APPLICATIONS OF MISSOURI, INC.
43.	BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE, INC.
44.	BIO-MEDICAL APPLICATIONS OF NEW JERSEY, INC.
45.	BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC.
46.	BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC.
47.	BIO-MEDICAL APPLICATIONS OF NORTHEAST D.C., INC.
48.	BIO-MEDICAL APPLICATIONS OF OHIO, INC.
49.	BIO-MEDICAL APPLICATIONS OF OKLAHOMA, INC.
50.	BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.
51.	BIO-MEDICAL APPLICATIONS OF PONCE, INC.
52.	BIO-MEDICAL APPLICATIONS OF PUERTO RICO, INC.
53.	BIO-MEDICAL APPLICATIONS OF RHODE ISLAND, INC.
54.	BIO-MEDICAL APPLICATIONS OF RIO PIEDRAS, INC.
55.	BIO-MEDICAL APPLICATIONS OF SAN GERMAN, INC.
56.	BIO-MEDICAL APPLICATIONS OF SAN JUAN, INC.
57.	BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA, INC.
58.	BIO-MEDICAL APPLICATIONS OF SOUTHEAST WASHINGTON, INC.
59.	BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC.
60.	BIO-MEDICAL APPLICATIONS OF TEXAS, INC.

15

61.	BIO-MEDICAL APPLICATIONS OF THE DISTRICT OF COLUMBIA, INC.
62.	BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.
63.	BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC.
64.	BIO-MEDICAL APPLICATIONS OF WISCONSIN, INC.
65.	BIO-MEDICAL APPLICATIONS OF WYOMING, LLC
66.	BREVARD COUNTY DIALYSIS, LLC
67.	CLAYTON COUNTY DIALYSIS, LLC
68.	CLERMONT DIALYSIS CENTER, LLC
69.	COLLEGE PARK DIALYSIS, LLC
70.	COLUMBUS AREA RENAL ALLIANCE, LLC
71.	CONEJO VALLEY DIALYSIS, INC.
72.	DIALYSIS AMERICA GEORGIA, LLC
73.	DIALYSIS ASSOCIATES OF NORTHERN NEW JERSEY, L.L.C.
74.	DIALYSIS CENTERS OF AMERICA - ILLINOIS, INC.
75.	DIALYSIS MANAGEMENT CORPORATION
76.	DIALYSIS SERVICES OF ATLANTA, INC.
77.	DIALYSIS SERVICES OF CINCINNATI, INC.
78.	DIALYSIS SPECIALISTS OF MARIETTA, LTD.
79.	DIALYSIS SPECIALISTS OF TOPEKA, INC.
80.	DOUGLAS COUNTY DIALYSIS, LLC
81.	DU PAGE DIALYSIS LTD.
82.	EVEREST HEALTHCARE HOLDINGS, INC.
83.	EVEREST HEALTHCARE INDIANA, INC.
84.	EVEREST HEALTHCARE OHIO, INC.
85.	EVEREST HEALTHCARE RHODE ISLAND, INC.
86.	EVEREST HEALTHCARE TEXAS, L.P.
87.	FMS DELAWARE DIALYSIS, LLC
88.	FMS PHILADELPHIA DIALYSIS, LLC
89.	FONDREN DIALYSIS CLINIC, INC.
90.	FORT SCOTT REGIONAL DIALYSIS CENTER, INC.
91.	FOUR STATE REGIONAL DIALYSIS CENTER, INC.
92.	FRESENIUS KIDNEY CARE GUAM, LLC
93.	FRESENIUS KIDNEY CARE PITTSBURGH, LLC
94.	FRESENIUS MANAGEMENT SERVICES, INC.
95.	FRESENIUS MEDICAL CARE – SOUTH TEXAS KIDNEY, LLC
96.	FRESENIUS MEDICAL CARE DIALYSIS SERVICES COLORADO, LLC
97.	FRESENIUS MEDICAL CARE DIALYSIS SERVICES-OREGON, LLC
98.	FRESENIUS MEDICAL CARE HARSTON HALL, LLC
99.	FRESENIUS MEDICAL CARE HOLDINGS, INC.
100.	FRESENIUS MEDICAL CARE OF ILLINOIS, LLC

16

101.	FRESENIUS MEDICAL CARE OF MONTANA, LLC
102.	FRESENIUS MEDICAL CARE VENTURES, LLC
103.	FRESENIUS MEDICAL CARE-OSUIM KIDNEY CENTERS, LLC
104.	FRESENIUS USA MANUFACTURING, INC.
105.	FRESENIUS USA MARKETING, INC.
106.	FRESENIUS USA, INC.
107.	GULF REGION MOBILE DIALYSIS, INC.
108.	HAEMO-STAT, INC.
109.	HAUPPAUGE DIALYSIS CENTER, LLC
110.	HENRY DIALYSIS CENTER, LLC
111.	HOLTON DIALYSIS CLINIC, LLC
112.	HOME DIALYSIS OF MUHLENBERG COUNTY, INC.
113.	HOMESTEAD ARTIFICIAL KIDNEY CENTER, INC.
114.	INLAND NORTHWEST RENAL CARE GROUP, LLC
115.	JEFFERSON COUNTY DIALYSIS, INC.
116.	KDCO, INC.
117.	KENTUCKY RENAL CARE GROUP, LLC
118.	LITTLE ROCK DIALYSIS, INC.
119.	MAUMEE DIALYSIS SERVICES, LLC
120.	METRO DIALYSIS CENTER - NORMANDY, INC.
121.	METRO DIALYSIS CENTER - NORTH, INC.
122.	NATIONAL MEDICAL CARE, INC.
123.	NATIONAL NEPHROLOGY ASSOCIATES OF TEXAS, L.P.
124.	NEW YORK DIALYSIS SERVICES, INC.
125.	NNA OF ALABAMA, INC.
126.	NNA OF EAST ORANGE, L.L.C.
127.	NNA OF GEORGIA, INC.
128.	NNA OF HARRISON, L.L.C.
129.	NNA OF LOUISIANA, LLC
130.	NNA OF OKLAHOMA, INC.
131.	NNA OF OKLAHOMA, L.L.C.
132.	NNA OF RHODE ISLAND, INC.
133.	NNA OF TOLEDO, INC.
134.	NNA-SAINT BARNABAS-LIVINGSTON, L.L.C.
135.	NNA-SAINT BARNABAS, L.L.C.
136.	NORTHERN NEW JERSEY DIALYSIS, L.L.C.
137.	NRA-ADA, OKLAHOMA, LLC
138.	NRA-AUGUSTA, GEORGIA, LLC
139.	NRA-BAMBERG, SOUTH CAROLINA, LLC
140.	NRA-CROSSVILLE, TENNESSEE, LLC
141.	NRA-FARMINGTON, MISSOURI, LLC
142.	NRA-GEORGETOWN, KENTUCKY, LLC
143.	NRA-HOGANSVILLE, GEORGIA, LLC
144.	NRA-HOLLY HILL, SOUTH CAROLINA, LLC

17

145.	NRA-HOLLYWOOD, SOUTH CAROLINA, LLC
146.	NRA-INPATIENT DIALYSIS, LLC
147.	NRA-LAGRANGE, GEORGIA, LLC
148.	NRA-MT. PLEASANT, SOUTH CAROLINA, LLC
149.	NRA-NEW CASTLE, INDIANA, LLC
150.	NRA-NEWNAN ACQUISITION, LLC
151.	NRA-ORANGEBURG, SOUTH CAROLINA, LLC
152.	NRA-PALMETTO, GEORGIA, LLC
153.	NRA-PRINCETON, KENTUCKY, LLC
154.	NRA-ROANOKE, ALABAMA, LLC
155.	NRA-SOUTH CITY, MISSOURI, LLC
156.	NRA-ST. LOUIS (HOME THERAPY CENTER), MISSOURI, LLC
157.	NRA-ST. LOUIS, MISSOURI, LLC
158.	NRA-TALLADEGA, ALABAMA, LLC
159.	NRA-VALDOSTA (NORTH), GEORGIA, LLC
160.	NRA-VALDOSTA, GEORGIA, LLC
161.	NRA-WASHINGTON COUNTY, MISSOURI, LLC
162.	NRA-WINCHESTER, INDIANA, LLC
163.	QUALICENTERS ALBANY, LTD.
164.	QUALICENTERS BEND LLC
165.	QUALICENTERS COOS BAY, LTD.
166.	QUALICENTERS EUGENE-SPRINGFIELD, LTD.
167.	QUALICENTERS INLAND NORTHWEST L.L.C.
168.	QUALICENTERS PUEBLO LLC
169.	QUALICENTERS SALEM LLC
170.	RAI CARE CENTERS OF ALABAMA, LLC
171.	RAI CARE CENTERS OF FLORIDA I, LLC
172.	RAI CARE CENTERS OF FLORIDA II, LLC
173.	RAI CARE CENTERS OF GEORGIA I, LLC
174.	RAI CARE CENTERS OF ILLINOIS I, LLC
175.	RAI CARE CENTERS OF ILLINOIS II, LLC
176.	RAI CARE CENTERS OF MARYLAND I, LLC
177.	RAI CARE CENTERS OF MICHIGAN I, LLC
178.	RAI CARE CENTERS OF MICHIGAN II, LLC
179.	RAI CARE CENTERS OF NEBRASKA II, LLC
180.	RAI CARE CENTERS OF NORTH CAROLINA II, LLC
181.	RAI CARE CENTERS OF NORTHERN CALIFORNIA I, LLC
182.	RAI CARE CENTERS OF NORTHERN CALIFORNIA II, LLC
183.	RAI CARE CENTERS OF OAKLAND II, LLC
184.	RAI CARE CENTERS OF SOUTH CAROLINA I, LLC
185.	RAI CARE CENTERS OF SOUTHERN CALIFORNIA I, LLC

18

186.	RAI CARE CENTERS OF SOUTHERN CALIFORNIA II, LLC
187.	RAI CARE CENTERS OF VIRGINIA I, LLC
188.	RCG BLOOMINGTON, LLC
189.	RCG EAST TEXAS, LLP
190.	RCG INDIANA, L.L.C.
191.	RCG IRVING, LLP
192.	RCG MARTIN, LLC
193.	RCG MEMPHIS EAST, LLC
194.	RCG MISSISSIPPI, INC.
195.	RCG PENSACOLA, LLC
196.	RCG ROBSTOWN, LLP
197.	RCG UNIVERSITY DIVISION, INC.
198.	RELIANT RENAL CARE LAPEER HOME CHOICE, LLC
199.	RENAL CARE GROUP, INC.
200.	RENAL CARE GROUP ALASKA, INC.
201.	RENAL CARE GROUP EAST, INC.
202.	RENAL CARE GROUP MAPLEWOOD, LLC
203.	RENAL CARE GROUP NORTHWEST, INC.
204.	RENAL CARE GROUP OF THE MIDWEST, INC.
205.	RENAL CARE GROUP OF THE OZARKS, LLC
206.	RENAL CARE GROUP OF THE ROCKIES, LLC
207.	RENAL CARE GROUP OF THE SOUTH, INC.
208.	RENAL CARE GROUP OF THE SOUTHEAST, INC.
209.	RENAL CARE GROUP SOUTH NEW MEXICO, LLC
210.	RENAL CARE GROUP SOUTHWEST MICHIGAN, LLC
211.	RENAL CARE GROUP SOUTHWEST, L.P.
212.	RENAL CARE GROUP TERRE HAUTE, LLC
213.	RENAL CARE GROUP TEXAS, INC.
214.	RENAL CARE GROUP TOLEDO, LLC
215.	RENAL CARE GROUP-HARLINGEN, L.P.
216.	RENALPARTNERS, INC.
217.	RENEX DIALYSIS CLINIC OF BLOOMFIELD, INC.
218.	RENEX DIALYSIS CLINIC OF BRIDGETON, INC.
219.	RENEX DIALYSIS CLINIC OF CREVE COEUR, INC.
220.	RENEX DIALYSIS CLINIC OF MAPLEWOOD, INC.
221.	RENEX DIALYSIS CLINIC OF ORANGE, INC.
222.	RENEX DIALYSIS CLINIC OF PITTSBURGH, INC.
223.	RENEX DIALYSIS CLINIC OF SOUTH GEORGIA, INC.
224.	RENEX DIALYSIS CLINIC OF ST. LOUIS, INC.
225.	RENEX DIALYSIS CLINIC OF UNIVERSITY CITY, INC.
226.	RENEX DIALYSIS FACILITIES, INC.

19

227.	SAINT LOUIS RENAL CARE, LLC
228.	SAN DIEGO DIALYSIS SERVICES, INC.
229.	SANTA BARBARA COMMUNITY DIALYSIS CENTER, INC.
230.	SMYRNA DIALYSIS CENTER, LLC
231.	SSKG, INC.
232.	ST. LOUIS REGIONAL DIALYSIS CENTER, INC.
233.	STAT DIALYSIS CORPORATION
234.	STONE MOUNTAIN DIALYSIS CENTER, LLC
235.	STUTTGART DIALYSIS, LLC
236.	TAPPAHANNOCK DIALYSIS CENTER, INC.
237.	TERRELL DIALYSIS CENTER, L.L.C.
238.	WARRENTON DIALYSIS FACILITY, INC.
239.	WEST END DIALYSIS CENTER, INC.
240.	WSKC DIALYSIS SERVICES, INC.

20

(each a “Transferring Affiliate”)

By:
Name:
Title:

Acknowledged and accepted:

NATIONAL MEDICAL CARE, INC.

By
Name:
Title:

NMC FUNDING CORPORATION

By
Name:
Title:

Signature Page to Second Amended and Restated Transferring Affiliate Letter

The undersigned acknowledges and accepts the foregoing, and hereby gives notice to each Transferring Affiliate that, for purposes of Section 9 of the Transferring Affiliate Letter, the address of the undersigned is The Bank of Nova Scotia.

The Bank of Nova Scotia as Agent

By
Name:
Title:

Signature Page to Second Amended and Restated Transferring Affiliate Letter

EXHIBIT 1

Amended and Restated

Exhibit 1 to the

Amended and Restated

Transferring Affiliate Letter

FORM OF REMOVAL SUPPLEMENT

Reference is hereby made to the Amended and Restated Transferring Affiliate Letter dated October 16, 2008 (the “Transferring Affiliate Letter”) from the Transferring Affiliates to National Medical Care, Inc. (the “Seller”), as the same may be amended, restated, supplemented or otherwise modified from time to time. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Transferring Affiliate Letter.

Subject to satisfaction of the conditions set forth in Section 8 of the Transferring Affiliate Letter and Section 2.15 of the TAA, [               ] (the “Removed TA”) is hereby removed as a Transferring Affiliate from the Transferring Affiliate Letter on the date hereof (such date, the “Removal Date”).

Notwithstanding the removal of the Removed TA as a Transferring Affiliate under the Transferring Affiliate Letter, on and after the Removal Date, the Removed TA agrees to take all action, or if applicable to omit to take any action, the taking (or omission to take) of which enables the Seller to comply fully and on a timely basis with the terms and conditions of each covenant or undertaking required to be performed by the Seller under the Agreement that relates to any Collections, accounts or the assets or properties of the Removed TA.

The execution, delivery and effectiveness of this Removal Supplement shall not operate as a waiver of any right, power or remedy of the Seller or any of its assignees under the Transferring Affiliate Letter or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

THIS REMOVAL SUPPLEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

This Removal Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart via email or other electronic transmission shall be as effective as delivery of an original counterpart.

Ex 1-1

[TRANSFERRING AFFILIATE],
as Removed TA

By:
Name:
Title:

NATIONAL MEDICAL CARE, INC.,
as Seller

By:
Name:
Title:

NMC FUNDING CORPORATION,
as Purchaser and Transferor

By:
Name:
Title:

Ex 1-2

EXHIBIT J

to

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT LIST OF TRANSFERRING AFFILIATES, CHIEF EXECUTIVE

OFFICES OF TRANSFERRING AFFILIATES AND TRADENAMES SECTIONS 2.7(b), 3.1(i) and 3.1(k)(iv)

3.1(i) Place of Business:

For each Transferring Affiliate, the principal place of business, chief executive office, and the offices where each Transferring Affiliate keeps substantially all its Records is 920 Winter Street, Waltham, MA 02451 and such other locations listed in Exhibit G.

	Transferring Affiliate	State of Incorporation
1.	Apheresis Care Group, Inc.	Delaware
2.	Bio-Medical Applications Management Company, Inc.	Delaware
3.	Bio-Medical Applications of Alabama, Inc.	Delaware
4.	Bio-Medical Applications of Amarillo, Inc.	Delaware
5.	Bio-Medical Applications of Anacostia, Inc.	Delaware
6.	Bio-Medical Applications of Aquadilla, Inc.	Delaware
7.	Bio-Medical Applications of Arecibo, Inc.	Delaware
8.	Bio-Medical Applications of Arkansas, Inc.	Delaware
9.	Bio-Medical Applications of Bayamon, Inc.	Delaware
10.	Bio-Medical Applications of Blue Springs, Inc.	Delaware
11.	Bio-Medical Applications of Caguas, Inc.	Delaware
12.	Bio-Medical Applications of California, Inc.	Delaware
13.	Bio-Medical Applications of Camarillo, Inc.	Delaware
14.	Bio-Medical Applications of Carolina, Inc.	Delaware
15.	Bio-Medical Applications of Clinton, Inc.	Delaware
16.	Bio-Medical Applications of Columbia Heights, Inc.	Delaware
17.	Bio-Medical Applications of Connecticut, Inc.	Delaware
18.	Bio-Medical Applications of Delaware, Inc.	Delaware
19.	Bio-Medical Applications of Dover, Inc.	Delaware
20.	Bio-Medical Applications of Eureka, Inc.	Delaware
21.	Bio-Medical Applications of Fayetteville, Inc.	Delaware
22.	Bio-Medical Applications of Florida, Inc.	Delaware
23.	Bio-Medical Applications of Fremont, Inc.	Delaware
24.	Bio-Medical Applications of Fresno, Inc.	Delaware
25.	Bio-Medical Applications of Georgia, Inc.	Delaware
26.	Bio-Medical Applications of Guayama, Inc.	Delaware
27.	Bio-Medical Applications of Humacao, Inc.	Delaware
28.	Bio-Medical Applications of Illinois, Inc.	Delaware

	Transferring Affiliate	State of Incorporation
29.	Bio-Medical Applications of Indiana, Inc.	Delaware
30.	Bio-Medical Applications of Kansas, Inc.	Delaware
31.	Bio-Medical Applications of Kentucky, Inc.	Delaware
32.	Bio-Medical Applications of Los Gatos, Inc.	Delaware
33.	Bio-Medical Applications of Louisiana, LLC	Delaware
34.	Bio-Medical Applications of Maine, Inc.	Delaware
35.	Bio-Medical Applications of Manchester, Inc.	Delaware
36.	Bio-Medical Applications of Maryland, Inc.	Delaware
37.	Bio-Medical Applications of Massachusetts, Inc.	Delaware
38.	Bio-Medical Applications of Mayaguez, Inc.	Delaware
39.	Bio-Medical Applications of Michigan, Inc.	Delaware
40.	Bio-Medical Applications of Minnesota, Inc.	Delaware
41.	Bio-Medical Applications of Mississippi, Inc.	Delaware
42.	Bio-Medical Applications of Missouri, Inc.	Delaware
43.	Bio-Medical Applications of New Hampshire, Inc.	Delaware
44.	Bio-Medical Applications of New Jersey, Inc.	Delaware
45.	Bio-Medical Applications of New Mexico, Inc.	Delaware
46.	Bio-Medical Applications of North Carolina, Inc.	Delaware
47.	Bio-Medical Applications of Northeast D.C., Inc.	Delaware
48.	Bio-Medical Applications of Ohio, Inc.	Delaware
49.	Bio-Medical Applications of Oklahoma, Inc.	Delaware
50.	Bio-Medical Applications of Pennsylvania, Inc.	Delaware
51.	Bio-Medical Applications of Ponce, Inc.	Delaware
52.	Bio-Medical Applications of Puerto Rico, Inc.	Delaware
53.	Bio-Medical Applications of Rhode Island, Inc.	Delaware
54.	Bio-Medical Applications of Rio Piedras, Inc.	Delaware
55.	Bio-Medical Applications of San German, Inc.	Delaware
56.	Bio-Medical Applications of San Juan, Inc.	Delaware
57.	Bio-Medical Applications of South Carolina, Inc.	Delaware
58.	Bio-Medical Applications of Southeast Washington, Inc.	Delaware
59.	Bio-Medical Applications of Tennessee, Inc.	Delaware
60.	Bio-Medical Applications of Texas, Inc.	Delaware
61.	Bio-Medical Applications of the District of Columbia, Inc.	Delaware
62.	Bio-Medical Applications of Virginia, Inc.	Delaware
63.	Bio-Medical Applications of West Virginia, Inc.	Delaware
64.	Bio-Medical Applications of Wisconsin, Inc.	Delaware
65.	Bio-Medical Applications of Wyoming, LLC	Delaware
66.	Brevard County Dialysis, LLC	Florida
67.	Clayton County Dialysis, LLC	Georgia
68.	Clermont Dialysis Center, LLC	Georgia
69.	College Park Dialysis, LLC	Georgia
70.	Columbus Area Renal Alliance, LLC	Delaware
71.	Conejo Valley Dialysis, Inc.	California
72.	Dialysis America Georgia, LLC	Delaware

	Transferring Affiliate	State of Incorporation
73.	Dialysis Associates of Northern New Jersey, L.L.C.	New Jersey
74.	Dialysis Centers of America - Illinois, Inc.	Illinois
75.	Dialysis Management Corporation	Texas
76.	Dialysis Services of Atlanta, Inc.	Georgia
77.	Dialysis Services of Cincinnati, Inc.	Ohio
78.	Dialysis Specialists of Marietta, Ltd.	Ohio
79.	Dialysis Specialists of Topeka, Inc.	Kansas
80.	Douglas County Dialysis, LLC	Georgia
81.	Du Page Dialysis Ltd.	Illinois
82.	Everest Healthcare Holdings, Inc.	Delaware
83.	Everest Healthcare Indiana, Inc.	Indiana
84.	Everest Healthcare Ohio, Inc.	Ohio
85.	Everest Healthcare Rhode Island, Inc.	Delaware
86.	Everest Healthcare Texas, L.P.	Delaware
87.	FMS Delaware Dialysis, LLC	Delaware
88.	FMS Philadelphia Dialysis, LLC	Delaware
89.	Fondren Dialysis Clinic, Inc.	Texas
90.	Fort Scott Regional Dialysis Center, Inc.	Missouri
91.	Four State Regional Dialysis Center, Inc.	Missouri
92.	Fresenius Kidney Care Guam, LLC	Delaware
93.	Fresenius Kidney Care Pittsburgh, LLC	Delaware
94.	Fresenius Management Services, Inc.	Delaware
95.	Fresenius Medical Care – South Texas Kidney, LLC	Delaware
96.	Fresenius Medical Care Dialysis Services Colorado, LLC	Delaware
97.	Fresenius Medical Care Dialysis Services-Oregon, LLC	Oregon
98.	Fresenius Medical Care Harston Hall, LLC	Delaware
99.	Fresenius Medical Care Holdings, Inc.	New York
100.	Fresenius Medical Care of Illinois, LLC	Delaware
101.	Fresenius Medical Care of Montana, LLC	Delaware
102.	Fresenius Medical Care Ventures, LLC	Delaware
103.	Fresenius Medical Care-OSUIM Kidney Centers, LLC	Delaware
104.	Fresenius USA Manufacturing, Inc.	Delaware
105.	Fresenius USA Marketing, Inc.	Delaware
106.	Fresenius USA, Inc.	Massachusetts
107.	Gulf Region Mobile Dialysis, Inc.	Delaware
108.	Haemo-Stat, Inc.	California
109.	Hauppauge Dialysis Center, LLC	New York
110.	Henry Dialysis Center, LLC	Georgia
111.	Holton Dialysis Clinic, LLC	Georgia
112.	Home Dialysis of Muhlenberg County, Inc.	Kentucky
113.	Homestead Artificial Kidney Center, Inc.	Florida
114.	Inland Northwest Renal Care Group, LLC	Washington
115.	Jefferson County Dialysis, Inc.	Arkansas
116.	KDCO, Inc.	Missouri

	Transferring Affiliate	State of Incorporation
117.	Kentucky Renal Care Group, LLC	Delaware
118.	Little Rock Dialysis, Inc.	Arkansas
119.	Maumee Dialysis Services, LLC	Delaware
120.	Metro Dialysis Center - Normandy, Inc.	Missouri
121.	Metro Dialysis Center - North, Inc.	Missouri
122.	National Medical Care, Inc.	Delaware
123.	National Nephrology Associates of Texas, L.P.	Texas
124.	New York Dialysis Services, Inc.	New York
125.	NNA of Alabama, Inc.	Alabama
126.	NNA of East Orange, L.L.C.	New Jersey
127.	NNA of Georgia, Inc.	Delaware
128.	NNA of Harrison, L.L.C.	New Jersey
129.	NNA of Louisiana, LLC	Louisiana
130.	NNA of Oklahoma, Inc.	Nevada
131.	NNA of Oklahoma, L.L.C.	Oklahoma
132.	NNA of Rhode Island, Inc.	Rhode Island
133.	NNA of Toledo, Inc.	Ohio
134.	NNA-Saint Barnabas-Livingston, L.L.C.	New Jersey
135.	NNA-Saint Barnabas, L.L.C.	New Jersey
136.	Northern New Jersey Dialysis, L.L.C.	Delaware
137.	NRA-Ada, Oklahoma, LLC	Delaware
138.	NRA-Augusta, Georgia, LLC	Georgia
139.	NRA-Bamberg, South Carolina, LLC	Tennessee
140.	NRA-Crossville, Tennessee, LLC	Tennessee
141.	NRA-Farmington, Missouri, LLC	Delaware
142.	NRA-Georgetown, Kentucky, LLC	Delaware
143.	NRA-Hogansville, Georgia, LLC	Delaware
144.	NRA-Holly Hill, South Carolina, LLC	Tennessee
145.	NRA-Hollywood, South Carolina, LLC	Delaware
146.	NRA-Inpatient Dialysis, LLC	Tennessee
147.	NRA-LaGrange, Georgia, LLC	Delaware
148.	NRA-Mt. Pleasant, South Carolina, LLC	Tennessee
149.	NRA-New Castle, Indiana, LLC	Delaware
150.	NRA-Newnan Acquisition, LLC	Tennessee
151.	NRA-Orangeburg, South Carolina, LLC	Tennessee
152.	NRA-Palmetto, Georgia, LLC	Delaware
153.	NRA-Princeton, Kentucky, LLC	Tennessee
154.	NRA-Roanoke, Alabama, LLC	Tennessee
155.	NRA-South City, Missouri, LLC	Delaware
156.	NRA-St. Louis (Home Therapy Center), Missouri, LLC	Delaware
157.	NRA-St. Louis, Missouri, LLC	Delaware
158.	NRA-Talladega, Alabama, LLC	Tennessee
159.	NRA-Valdosta (North), Georgia, LLC	Delaware
160.	NRA-Valdosta, Georgia, LLC	Delaware

	Transferring Affiliate	State of Incorporation
161.	NRA-Washington County, Missouri, LLC	Delaware
162.	NRA-Winchester, Indiana, LLC	Delaware
163.	QualiCenters Albany, Ltd.	Colorado
164.	QualiCenters Bend LLC	Colorado
165.	QualiCenters Coos Bay, Ltd.	Colorado
166.	QualiCenters Eugene-Springfield, Ltd.	Colorado
167.	QualiCenters Inland Northwest L.L.C.	Colorado
168.	QualiCenters Pueblo LLC	Colorado
169.	QualiCenters Salem LLC	Colorado
170.	RAI Care Centers of Alabama, LLC	Delaware
171.	RAI Care Centers of Florida I, LLC	Delaware
172.	RAI Care Centers of Florida II, LLC	Delaware
173.	RAI Care Centers of Georgia I, LLC	Delaware
174.	RAI Care Centers of Illinois I, LLC	Delaware
175.	RAI Care Centers of Illinois II, LLC	Delaware
176.	RAI Care Centers of Maryland I, LLC	Delaware
177.	RAI Care Centers of Michigan I, LLC	Delaware
178.	RAI Care Centers of Michigan II, LLC	Delaware
179.	RAI Care Centers of Nebraska II, LLC	Delaware
180.	RAI Care Centers of North Carolina II, LLC	Delaware
181.	RAI Care Centers of Northern California I, LLC	Delaware
182.	RAI Care Centers of Northern California II, LLC	Delaware
183.	RAI Care Centers of Oakland II, LLC	Delaware
184.	RAI Care Centers of South Carolina I, LLC	Delaware
185.	RAI Care Centers of Southern California I, LLC	Delaware
186.	RAI Care Centers of Southern California II, LLC	Delaware
187.	RAI Care Centers of Virginia I, LLC	Delaware
188.	RCG Bloomington, LLC	Delaware
189.	RCG East Texas, LLP	Delaware
190.	RCG Indiana, L.L.C.	Delaware
191.	RCG Irving, LLP	Delaware
192.	RCG Martin, LLC	Delaware
193.	RCG Memphis East, LLC	Delaware
194.	RCG Mississippi, Inc.	Delaware
195.	RCG Pensacola, LLC	Delaware
196.	RCG Robstown, LLP	Delaware
197.	RCG University Division, Inc.	Tennessee
198.	Reliant Renal Care Lapeer Home Choice, LLC	Delaware
199.	Renal Care Group, Inc.	Delaware
200.	Renal Care Group Alaska, Inc.	Alaska
201.	Renal Care Group East, Inc.	Pennsylvania
202.	Renal Care Group Maplewood, LLC	Delaware
203.	Renal Care Group Northwest, Inc.	Delaware
204.	Renal Care Group of the Midwest, Inc.	Kansas

	Transferring Affiliate	State of Incorporation
205.	Renal Care Group of the Ozarks, LLC	Delaware
206.	Renal Care Group of the Rockies, LLC	Delaware
207.	Renal Care Group of the South, Inc.	Delaware
208.	Renal Care Group of the Southeast, Inc.	Florida
209.	Renal Care Group South New Mexico, LLC	Delaware
210.	Renal Care Group Southwest Michigan, LLC	Delaware
211.	Renal Care Group Southwest, L.P.	Delaware
212.	Renal Care Group Terre Haute, LLC	Delaware
213.	Renal Care Group Texas, Inc.	Texas
214.	Renal Care Group Toledo, LLC	Delaware
215.	Renal Care Group-Harlingen, L.P.	Delaware
216.	RenalPartners, Inc.	Delaware
217.	Renex Dialysis Clinic of Bloomfield, Inc.	New Jersey
218.	Renex Dialysis Clinic of Bridgeton, Inc.	Missouri
219.	Renex Dialysis Clinic of Creve Coeur, Inc.	Missouri
220.	Renex Dialysis Clinic of Maplewood, Inc.	Missouri
221.	Renex Dialysis Clinic of Orange, Inc.	New Jersey
222.	Renex Dialysis Clinic of Pittsburgh, Inc.	Pennsylvania
223.	Renex Dialysis Clinic of South Georgia, Inc.	Georgia
224.	Renex Dialysis Clinic of St. Louis, Inc.	Missouri
225.	Renex Dialysis Clinic of University City, Inc.	Missouri
226.	Renex Dialysis Facilities, Inc.	Mississippi
227.	Saint Louis Renal Care, LLC	Delaware
228.	San Diego Dialysis Services, Inc.	Delaware
229.	Santa Barbara Community Dialysis Center, Inc.	California
230.	Smyrna Dialysis Center, LLC	Georgia
231.	SSKG, Inc.	Illinois
232.	St. Louis Regional Dialysis Center, Inc.	Missouri
233.	STAT Dialysis Corporation	Delaware
234.	Stone Mountain Dialysis Center, LLC	Georgia
235.	Stuttgart Dialysis, LLC	Arkansas
236.	Tappahannock Dialysis Center, Inc.	Virginia
237.	Terrell Dialysis Center, L.L.C.	Delaware
238.	Warrenton Dialysis Facility, Inc.	Virginia
239.	West End Dialysis Center, Inc.	Virginia
240.	WSKC Dialysis Services, Inc.	Illinois

3.1(k)(iv)	Tradenames:	Renal Care Group National Nephrology Associates TruBlu Logistics (FUSA Mfg) Fresenius Renal Pharmaceuticals	Fresenius Renal Technologies Fresenius Renal Therapies Fresenius Kidney Care Fresenius USA

3.1(k)(iv)	Merger:	On September 25, 2018, American Access Care of Bucks County, LLC, American Access Care of Pittsburgh, LLC, Gynesis Healthcare of

Pennsylvania, Inc. and PD Solutions of Pennsylvania, merged into Physicians Dialysis Company, Inc.

On September 25, 2018, Mercy Dialysis Center, Inc. merged into Bio- Medical Applications of Wisconsin, Inc.

EXHIBIT K

to

THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

FORM OF ACCOUNT AGENT AGREEMENT

[Attached]

K-1

ACCOUNT AGENT AGREEMENT

Account Agent Agreement (this “Agreement”), dated as of August 11, 2021, made by each of the parties identified on the signature pages hereto as being a “Titleholder”, for the benefit of NMC Funding Corporation, a Delaware corporation (“NMC Funding”), and The Bank of Nova Scotia, as agent (the “Agent”) for certain “Investors” (as defined below).

Preliminary Statements:

(1)          National Medical Care, Inc., a Delaware corporation (“NMC”) has entered into that certain Second Amended and Restated Transferring Affiliate Letter dated as of August 11, 2021 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Transferring Affiliate Letter”) with each of the “Transferring Affiliates” named therein, under which each such Transferring Affiliate has agreed to sell and assign on each day hereafter all of its right, title and interest in and to each “Receivable” and all “Related Security” (each as defined therein) to NMC in accordance with the terms thereof.

(2)          NMC has entered into that certain Third Amended and Restated Receivables Purchase Agreement dated as of August 11, 2021 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Receivables Agreement”) with NMC Funding, under which NMC has agreed to sell and assign on each day hereafter all of its right, title and interest in and to each “Receivable” and all “Related Security” (each as defined therein), including, without limitation, all Receivables and Related Security acquired by NMC from the Transferring Affiliates under the Transferring Affiliate Letter, to NMC Funding in accordance with the terms thereof.

(3)          NMC Funding has entered into that certain Eighth Amended and Restated Transfer and Administration Agreement dated as of August 11, 2021 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “TAA”) with NMC, as the “Collection Agent” thereunder, certain “Investors” and “Administrative Agents” from time to time party thereto (together, the “Investors”), and the Agent, under which NMC Funding shall from time to time sell and assign undivided percentage ownership interests in all “Receivables” and “Related Security” (each as defined therein), including, without limitation, in all Receivables and Related Security acquired by NMC Funding from NMC under the Receivables Agreement, to the Agent for the benefit of the Investors in accordance with the terms thereof. Terms used herein and not otherwise defined herein shall have the meanings assigned under the TAA.

(4)          Each Titleholder maintains, for the benefit of certain of the Transferring Affiliates, one or more deposit accounts (each, a “Remittance Account”) to which Obligors on Receivables that have been originated by such Transferring Affiliate have been directed to remit payment on such Receivables.

(5)NMC Funding, as a condition to its entering into the Receivables Agreement, and the Investors and the Agent, as a condition to their entering into the TAA, have required that the Titleholders enter into this Agreement.

Now, therefore, in consideration of the premises and other good and valuable consideration (the sufficiency and receipt of which are acknowledged), each Titleholder agrees as follows:

Section 1.             Representations and Warranties. Each Titleholder represents and warrants that:

(a)          Such Titleholder maintains one or more Remittance Accounts for the benefit of one or more Transferring Affiliates. In each case, such Titleholder is acting exclusively in its capacity as agent for such Transferring Affiliate in the establishment and maintenance of each Remittance Account, and acts exclusively at the direction of such Transferring Affiliate in respect of the handling and disposition of all monies, checks, instruments, collections, remittances or other payment items received in the Remittance Accounts (the “Payment Items”). Each Remittance Account exists solely for the administrative convenience of the applicable Transferring Affiliate.

(b)          Such Titleholder does not hold or claim any lien, security interest, charge or encumbrance, or other right or claim in, of or on (i) any Receivables originated by any Transferring Affiliate, (ii) any Payment Items in respect of any such Receivables or (iii) any Related Security with respect to any of the foregoing (collectively, the “Affected Assets”). To the extent that the Titleholder at any time comes into possession, whether by reason of a remittance to a Remittance Account or otherwise, of any Affected Assets, such Titleholder holds such Affected Assets in trust for the benefit of the applicable Transferring Affiliate.

(c)          Such Titleholder satisfies, upon execution and delivery of this Agreement, the requirements set forth in the Receivables Agreement and the TAA for being a “Designated Account Agent” for purposes of those agreements.

(d)          Such Titleholder is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. Such Titleholder is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(e)          The maintenance of each Remittance Account for the benefit of the applicable Transferring Affiliates, and the execution, delivery and performance by such Titleholder of this Agreement, are within such Titleholder’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation) or of the Certificate of Incorporation or By-laws of such Titleholder or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon such Titleholder.

(f)           This Agreement constitutes the legal, valid and binding obligation of such Titleholder enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

(g)          Each Remittance Account meets the requirements for being a Special Account under the terms of each of the Receivables Agreement and the TAA, and a Special Account Letter is in effect with respect thereto. The names and addresses of each Remittance Account, together with the account numbers thereof and the Special Account Banks with respect thereto, are specified in Exhibit C to the Receivables Agreement (as the same may be amended from time to time in accordance with the terms of the Receivables Agreement). Neither such Titleholder nor, to the best of such Titleholder’s knowledge, any Transferring Affiliate has granted to any Person dominion and control over any Remittance Account or the right to take dominion and control over any Remittance Account at a future time or upon the occurrence of a future event and each Remittance Account is otherwise free and clear of any Adverse Claim.

On each day that a “Purchase” is made under the Receivables Agreement, each Titleholder shall be deemed to have certified that all representations and warranties described in this Section 1 are correct on and as of such day as though made on and as of such day.

Section 2.             Acknowledgment of Interest. Each Titleholder acknowledges (i) that it has received a copy of each of the Transferring Affiliate Letter, the Receivables Agreement and the TAA, (ii) the ownership and related interests transferred to each of NMC, NMC Funding and the Agent, for the benefit of the Investors, thereunder and (iii) that for purposes of Uniform Commercial Code Section 9-313, it has received adequate notice of each of such interests.

Section 3.             Covenants. At all times from the date hereof to the Collection Date, unless each of NMC Funding and the Agent shall otherwise consent in writing, each Titleholder agrees that:

(a)          Such Titleholder shall take all action, or omit to take all action, required to be taken (or to be omitted) by each Transferring Affiliate as it may relate to the Remittance Accounts under the Transferring Affiliate Letter, the Receivables Agreement, or the TAA, including, without limitation any such action that relates to any covenant or undertaking on the part of such Transferring Affiliate or any of its assigns in respect of “Special Accounts,” the “Concentration Account” or any “Designated Account Agent” thereunder.

(b)          Such Titleholder will furnish to each of NMC Funding and the Agent from time to time such information with respect to the activity in the Remittance Accounts as NMC Funding or the Agent may reasonably request, and will at any time and from time to time during regular business hours permit NMC Funding and the Agent, or any of their respective agents or representatives, (i) to examine and make copies of and take abstracts from records of such Titleholder in respect of the Remittance Accounts and (ii) to visit the offices and properties of such Titleholder for the purpose of examining such records.

(c)          Such Titleholder will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse claim upon (or the filing of any financing statement against) or with respect to any of the Affected Assets or any of the

Remittance Accounts. The Payment Items mailed to, and funds deposited to or otherwise available in, the Remittance Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of such Titleholder, all of which such Titleholder hereby waives. To the extent there are any amounts due to any Titleholder in respect of its fees and expenses for the maintenance and operation of any of the Remittance Accounts, or in respect of any other claim such Titleholder may from time to time hold against any Transferring Affiliate or any affiliate thereof, such claims shall be settled separately as between such Titleholder and such Transferring Affiliate (or other affiliate), by disbursement from the general operating funds of the applicable Transferring Affiliate (or other affiliate), by disbursement from the general operating funds of the applicable Transferring Affiliate (or other affiliate) and not by way of set-off against, or otherwise from, funds at any time available in the Remittance Accounts.

Section 4.             Miscellaneous.

(a)          This Agreement may not be terminated at any time by or as to any Titleholder except in accordance with the terms of the Receivables Agreement.

(b)          Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally but only by an instrument in writing signed by NMC Funding and the Agent.

(c)          No Titleholder may assign or transfer any of its rights or obligations hereunder without the prior written consent of NMC Funding and the Agent. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, NMC Funding, the Agent, each of the Titleholders and their respective successors and assigns.

[Remainder of page intentionally left blank]

In witness whereof, each party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Titleholders:

By:
Mark Fawcett,
Senior Vice President & Treasurer

By:
Mark Fawcett,
Senior Vice President & Treasurer

By:
Mark Fawcett,
Senior Vice President & Treasurer

Accepted and agreed as of the date first above written:

NMC Funding Corporation

By:
Mark Fawcett,
Senior Vice President & Treasurer

The Bank of Nova Scotia., as Agent

By:
Name:
Title:

Signature Page to Account Agent Agreement Dated as of August 11, 2021